                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             J.P. MORGAN CHASE & CO.

                                Under Section 245
                                     of the
                General Corporation Law of the State of Delaware

                  J.P. Morgan Chase & Co. (the "Corporation"), does hereby certify under the seal of the Corporation as follows:

                  First: The name of the Corporation is J.P. Morgan Chase & Co.; the Corporation was originally incorporated as Chemical New York Corporation.

                  Second: The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware in Dover, Delaware, on the 28th day of October, 1968.

                  Third: This Restated Certificate of Incorporation was duly adopted in accordance with Section 245 of the General Corporation Law of Delaware and only restates and integrates and does not further amend the provisions of the Corporation's Restated Certificate of Incorporation as heretofore restated, amended and supplemented. There is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

                  Fourth: The text of the Restated Certificate of Incorporation of the Corporation, as amended, is hereby restated to read in full, as follows:

                  FIRST. The name of the Corporation is J.P. Morgan Chase & Co.

                  SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                  THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. Without limiting in any manner the scope and generality of the foregoing, the Corporation shall have the following purposes and powers:

                  (1) To acquire by purchase, subscription, or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge, or otherwise dispose of or deal in and with any and all securities, as such term is hereinafter defined, issued or created by any corporation, firm, organization, association or other entity, public or private, whether formed under the laws of the United States of America or of any state, commonwealth, territory, dependency or possession thereof, or of any foreign country or of any political subdivision, territory, dependency, possession or municipality thereof, or issued or created by the United States of America or any state or commonwealth thereof or any foreign country, or by any agency, subdivision, territory, dependency, possession or municipality of any of the foregoing, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon;

                  (2) to make, establish and maintain investments in securities, and to supervise and manage such investments;

                  (3) to cause to be organized under the laws of the United States of America or of any state, commonwealth, territory, dependency or possession thereof, or of any foreign country or of any political subdivision, territory, dependency, possession or municipality thereof, one or more corporations, firms, organizations, associations or other entities and to cause the same to be dissolved, wound up, liquidated, merged or consolidated;

                  (4) to acquire by purchase or exchange, or by transfer to or by merger or consolidation with the Corporation or any corporation, firm, organization, association or other entity owned or controlled, directly or indirectly, by the Corporation, or to otherwise acquire, the whole or any part of the business, good will, rights or other assets of any corporation, firm, organization, association or other entity, and to undertake or assume in connection therewith the whole or any part of the liabilities and obligations thereof, to effect any such acquisition in whole or in part by delivery of cash or other property, including securities issued by the Corporation, or by any other lawful means;

                  (5) to make loans and give other forms of credit, with or without security, and to negotiate and make contracts and agreements in connection therewith;

                  (6) to aid by loan, subsidy, guaranty or in any other lawful manner any corporation, firm, organization, association or other entity of which any securities are in any manner directly or indirectly held by the Corporation or in which the Corporation or any such corporation, firm, organization, association or entity may be or become otherwise interested; to guarantee the payment of dividends on any stock issued by any such corporation, firm, organization, association or entity; to guarantee or, with or without recourse against any such corporation, firm, organization, association or entity, to assume the payment of the principal of, or the interest on, any obligations issued or incurred by such corporation, firm, organization, association or entity; to do any and all other acts and things for the enhancement, protection or preservation of any securities which are in any manner, directly or indirectly, held, guaranteed or assumed by the Corporation, and to do any and all acts and things designed to accomplish any such purpose;

                  (7) to borrow money for any business, object or purpose of the Corporation from time to time, without limit as to amount; to issue any kind of evidence of indebtedness, whether or not in connection with borrowing money, including evidences of indebtedness convertible into stock of the Corporation, to secure the payment of any evidence of indebtedness by the creation of any interest in any of the property or rights of the Corporation, whether at that time owned or thereafter acquired;

                  (8) to render service, assistance, counsel and advice to, and to act as representative or agent in any capacity (whether managing, operating, financial, purchasing, selling, advertising or otherwise) of, any corporation, firm, organization, association or other entity; and

                  (9) to engage in any commercial, financial, mercantile, industrial, manufacturing, marine, exploration, mining, agricultural, research, licensing, servicing, or agency business not prohibited by law, and any, some or all of the foregoing.

                  The term "securities" as used in this Certificate of Incorporation shall mean any and all notes, stocks, treasury stocks, bonds, debentures, evidences of indebtedness, certificates of interest or participation in any profit-sharing agreement, collateral-trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting trust certificates, certificates of deposit for a security, fractional undivided interests in oil, gas, or other mineral rights, or, in general, any interests or instruments commonly known as "securities", or any and all certificates of interest or participation in, temporary or interim certificates for, receipts for, guaranties of, or warrants or rights to subscribe to or purchase, any of the foregoing.

                  The purposes and powers specified in the foregoing paragraphs shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other paragraph in this Certificate of Incorporation, but the purposes and powers specified in each of the foregoing paragraphs of this Article THIRD shall be regarded as independent purposes and powers.

                  The Corporation shall possess and may exercise all powers and privileges necessary or convenient to effect any or all of the foregoing purposes, or to further any or all of the foregoing powers, and the enumeration herein of any specific purposes or powers shall not be held to limit or restrict in any manner the exercise by the Corporation of the general powers and privileges now or hereafter conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law of Delaware.

                  FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is FOUR BILLION SEVEN HUNDRED MILLION, of which TWO HUNDRED MILLION shares shall be shares of preferred stock of the par value of $1 per share (hereinafter called "Preferred Stock") and FOUR BILLION FIVE HUNDRED MILLION shares shall be shares of common stock of the par value of $1 per share (hereinafter called "Common Stock").

                  Any amendment to this Certificate of Incorporation which shall increase or decrease the authorized capital stock of the Corporation may be adopted by the affirmative vote of the holders of capital stock representing not less than a majority of the voting power represented by the outstanding shares of capital stock of the Corporation entitled to vote.

                  The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock shall be as follows:

                  (1) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series,


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
         with such voting powers, full or limited but not to exceed one vote per share, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

                           (a) the designation of such series;

                           (b) the dividend rate of such series, the conditions
                  and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of any class or classes of capital stock, and whether such dividends shall be cumulative or non-cumulative;

                           (c) whether the shares of such series shall be
                  subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

                           (d) the terms and amount of any sinking fund provided
                  for the purchase or redemption of the shares of such series;

                           (e) whether or not the shares of such series shall be
                  convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

                           (f) the extent, if any, to which the holders of the
                  shares of such series shall be entitled to vote as a class or otherwise with respect to the election of the directors or otherwise; provided, however, that in no event shall any holder of any series of Preferred Stock be entitled to more than one vote for each share of such Preferred Stock held by him;

                           (g) the restrictions, if any, on the issue or reissue
                  of any additional Preferred Stock;

                           (h) the rights of the holders of the shares of such
                  series upon the dissolution of, or upon the distribution of assets of, the Corporation.

                  (2) Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.

                  (3) The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof,


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
         of the Corporation's Adjustable Rate Cumulative Preferred Stock, Series A, are set forth in Appendix A hereto and are incorporated by reference.

                  (4) The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation's Variable Cumulative Preferred Stock, Series B through F, are set forth in Appendix B hereto and are incorporated by reference.

                  (5) The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation's 6 5/8% Cumulative Preferred Stock, are set forth in Appendix C hereto and are incorporated by reference.

                  (6) The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation's Adjustable Rate Cumulative Preferred Stock, Series L are set forth in Appendix D hereto and are incorporated herein by reference.

                  (7) The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation's 10.84% Cumulative Preferred Stock are set forth in Appendix E hereto and are incorporated herein by reference.

                  (8) The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation's Adjustable Rate Cumulative Preferred Stock, Series N are set forth in Appendix F hereto and are incorporated herein by reference.

                  (9) The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation's Fixed/Adjustable Noncumulative Preferred Stock, Series B through F, are set forth in Appendix G hereto and are incorporated by reference.

                  FIFTH. The by-laws may be made, altered, amended or repealed by the Board of Directors. The books of the Corporation (subject to the provisions of the laws of the State of Delaware) may be kept outside of the State of Delaware at such places as from time to time may be designated by the Board of Directors.

                  SIXTH. (1) To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                  (2) The Corporation shall have the power to indemnify any director, officer, employee or agent of the Corporation or any other person who is serving at the request of the Corporation in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) to the


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
         fullest extent permitted by the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

                  (3) By action of its Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, to protect any director, officer, employee or agent of the Corporation or any other person who is serving at the request of the Corporation in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such (including, without limitation, expenses, judgments, fines and amounts paid in settlement) to the fullest extent permitted by the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended, and whether or not the Corporation would have the power or would be required to indemnify any such person under the terms of any agreement or by-law or the General Corporation Law of the State of Delaware. For purposes of this paragraph (3), "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan.

                  SEVENTH. (1) Any action required or permitted to be taken by the holders of Common Stock of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in writing.

                  (2) Whenever the vote of holders of shares of any class or series other than Common Stock at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the General Corporation Law of the State of Delaware, the meeting and vote of such stockholders may be dispensed with if such action is taken with the written consent of such holders representing not less than a majority of the voting power of all the capital stock of such class or series entitled to be voted upon such action if a meeting were held; provided that in no case shall the written consent be by such holders having less than the minimum percentage of the vote required by statute for such action, and provided that prompt notice is given in writing to all such stockholders entitled to vote thereon of the taking of corporate action without a meeting and by less than unanimous written consent.

                  (3) Election of directors need not be by ballot unless the by-laws so provide.

                  EIGHTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


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
                  IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its authorized officer and caused the corporate seal of the Corporation to be hereunto affixed this 1st day of January, 2001.


                                                   _____________________________
                                                   Anthony J. Horan
                                                   Secretary

[Corporate Seal]

                                                                      Appendix A

                           CERTIFICATE OF DESIGNATIONS
                                       OF
              ADJUSTABLE RATE CUMULATIVE PREFERRED STOCK, SERIES A
                                       OF
                             J.P. MORGAN CHASE & CO.

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware



                  J.P. MORGAN CHASE & CO., a corporation organized under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolutions were duly adopted by the Board of Directors of the Corporation at a meeting duly held and convened on September 12, 2000, and by the Stock Committee of the Board of Directors by unanimous written consent executed on December 18, 2000, pursuant to the authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation of the Corporation, which authorized the issuance of up to 200,000,000 shares of preferred stock, par value $1.00 per share, and pursuant to authority conferred upon the Stock Committee of the Board of Directors by
Section 141(c) of the General Corporation Law of the State of Delaware, by the By-Laws of the Corporation and by resolutions of the Board of Directors adopted at a meeting duly convened and held on September 12, 2000:

                  1. The Board of Directors on September 12, 2000 adopted the following resolutions authorizing the Stock Committee of the Board of Directors to act on behalf of the Board of Directors in connection with the issuance of Preferred Stock pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of September 12, 2000, between J.P. Morgan & Co. Incorporated ("J.P. Morgan") and the Corporation, which provided for the merger of J.P. Morgan with and into the Corporation, with the Corporation continuing as the surviving corporation in the merger under the name "J.P. Morgan Chase & Co.":

                  RESOLVED, that it is advisable and in the best interests of The Chase Manhattan Corporation (the "Corporation") and its stockholders for the Corporation to enter into the Agreement and Plan of Merger between the Corporation and J.P. Morgan & Co. Incorporated, a Delaware corporation ("J.P. Morgan"), substantially in the form presented to this Meeting (the "Merger Agreement"), pursuant to which, among other things: (i) J.P. Morgan would merge with and into the Corporation (the "Merger"); (ii) in accordance with the terms and conditions of the Merger Agreement, each then outstanding share of common stock, par value $2.50 per share, of J.P. Morgan ("J.P. Morgan Common Stock"), other than shares which would be cancelled and retired and cease to exist as a result of the Merger, would be converted into 3.70 fully paid and nonassessable shares of common stock, par value $1.00 per share, of the Corporation (the "Common Stock"); (iii) each then outstanding share of preferred stock, without par value, of J.P. Morgan (the "J.P. Morgan Preferred Stock"), other than (A) shares which would be cancelled and retired and cease to exist as a result of the Merger and (B) shares as to which the holders have properly perfected any rights of appraisal pursuant to Section 262 of the Delaware General Corporation Law, shall be converted into a share of a corresponding series of preferred stock, par value $1.00 per share, of the Corporation (the "Preferred Stock"), in each case having substantially the same terms as the respective series of J.P. Morgan Preferred Stock being so converted (such Preferred Stock of the Corporation to be so issued being hereinafter referred to as the "Merger Preferred Stock"); and (iv) the Corporation's Certificate of Incorporation would be amended pursuant to the Merger Agreement and by virtue of the Merger to provide for (A) the change of the name of the Corporation to "J.P. Morgan Chase & Co." and (B) the designation of each series of Merger Preferred Stock; and further

                  RESOLVED, that subject to stockholder approval of the Merger Agreement and to the filing with the Secretary of State of the State of Delaware of the certificates of designations referred to below with respect to each series of Merger Preferred Stock (collectively, the "Certificates of Designation"), the issuance of such shares of Merger Preferred Stock in accordance with the terms of the Merger Agreement be, and it hereby is, authorized and, upon such issuance, such shares of Merger Preferred Stock shall be validly issued, fully paid and nonassessable and free of preemptive rights; and further

                  RESOLVED, that the maximum number of shares of each series of Merger Preferred Stock authorized to be so issued in connection with the Merger upon conversion of the respective series of J.P. Morgan Preferred Stock shall be as follows: (i) up to 2,444,300 shares upon conversion of J.P. Morgan's Adjustable Rate Cumulative Preferred Stock, Series A; (ii) up to 50,000 shares upon conversion of J.P. Morgan's Variable Cumulative Preferred Stock, Series B;
(iii) up to 50,000 shares upon conversion of J.P. Morgan's Variable Cumulative Preferred Stock, Series C; (iv) up to 50,000 shares upon conversion of J.P. Morgan's Variable Cumulative Preferred Stock, Series D; (v) up to 50,000 shares upon conversion of J.P. Morgan's Variable Cumulative Preferred Stock, Series E;
(vi) up to 50,000 shares upon conversion of J.P. Morgan's Variable Cumulative Preferred Stock, Series F; and (vii) up to 400,000 shares upon conversion of J.P. Morgan's 6 5/8% Cumulative Preferred Stock, Series H; and further

                  RESOLVED, that the voting powers, preferences and special rights of each series of Merger Preferred Stock shall be substantially identical to the voting powers, preferences and special rights applicable to, and specified in the certificate of designations with respect to, the respective series of J.P. Morgan Preferred Stock to be converted into such series of Merger Preferred Stock pursuant to the Merger, and that the Certificate of Designation for each series of Merger Preferred Stock shall provide for the voting rights specified in the corresponding series of J.P. Morgan Preferred Stock; and further

                  RESOLVED, that the Stock Committee of the Board of Directors be, and it hereby is, authorized to approve, within the limits specified in the foregoing resolutions, the form, terms and provisions of each Certificate of Designation and to take such other actions as such committee deems necessary or desirable to effect the issuance of the Merger Preferred Stock in accordance with these resolutions.

                  2. The Stock Committee of the Board of Directors on December 18, 2000, pursuant to authority conferred upon the Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by Section 3.03 of the By-Laws of the Corporation and by the resolutions of the Board of Directors set forth above, adopted the following resolution:

         RESOLVED, that pursuant to resolutions of the Board of Directors of the Corporation adopted on September 12, 2000, the issue of up to 2,429,300 shares of Adjustable Rate Cumulative Preferred Stock, Series A, $1.00 par value, of the Corporation is hereby authorized, and the designation, preferences and privileges, relative, participating, optional and other special rights, and qualifications of all 2,429,300 shares of this series, in addition to those set forth in the Certificate of Incorporation are hereby fixed as follows:

                  1. Designation. The designation of such preferred stock shall be Adjustable Rate Cumulative Preferred Stock, Series A (hereinafter referred to as the "Series A Preferred Stock") and the number of shares constituting such series is 2,429,300. Shares of the Series A Preferred Stock shall have a stated value of $100 per share. The number of authorized shares of the Series A Preferred Stock may be reduced by further resolution duly adopted by the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of the Series A Preferred Stock shall not be increased.

                  2. Dividends. Dividend rates on the shares of the Series A Preferred Stock shall be for the period that commences on January 1, 2001 and that shall end on and include March 31, 2001 (the "Initial Dividend Period") and for each quarterly dividend period (hereinafter referred to as a "Quarterly Dividend Period" and the Initial Dividend Period or any Quarterly Dividend Period, being hereinafter individually referred to as a "Dividend Period" and collectively as "Dividend Periods"), thereafter, which Quarterly Dividend Periods shall commence on January 1, April 1, July 1 and October 1 in each year and shall end on and include the day next preceding the first day of the next Quarterly Dividend Period, at a rate per annum of the stated value thereof equal to the Applicable Rate (as defined in Section 3) in respect of each Dividend Period. Such dividends shall be cumulative from the first day of the Initial Dividend Period and shall be payable, when and as declared by the Board of Directors, on March 31, June 30, September 30 and December 31 of each year, commencing with such date that is the last day of the Initial Dividend Period. Each such dividend shall be paid to the holders of record of shares of the Series A Preferred Stock as they appear on the stock register of the Corporation on such record date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation, or by a committee of said Board of Directors duly authorized to fix such date. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation, or by a committee of said Board of Directors duly authorized to fix such date. In the event that there shall be outstanding shares of any other series of preferred stock ranking on a parity as to dividends with the Series A Preferred Stock, the Corporation, in making any dividend payment on account of arrears on the Series A Preferred Stock or such other series of preferred stock, shall make payments ratably upon all outstanding shares of the Series A Preferred Stock and such other series of preferred stock in proportion to the respective amounts of dividends in arrears upon all such outstanding shares of the Series A Preferred Stock and such other series of preferred stock to the date of such dividend payment. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears. Dividends payable on the Series A Preferred Stock for each full Dividend Period (including the Initial Dividend Period) shall be computed by dividing the Applicable Rate by four. Dividends payable on the Series A Preferred Stock for any period less than a full Dividend Period shall be computed on the basis of a 360 day year of four 90 day quarters and the actual number of days elapsed in the period for which payable.

                  3. Definition of Applicable Rate, etc. Except as provided below in this paragraph, the "Applicable Rate" for each Dividend Period shall be
(a) 4.875% less than (b) the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Twenty Year Constant Maturity Rate (each as hereinafter defined) for such Dividend Period. In the event that the Corporation determines in good faith that for any reason:

                           (i) any one of the Treasury Bill Rate, the Ten Year
                  Constant Maturity Rate or the Twenty Year Constant Maturity Rate cannot be determined for any Dividend Period, then the Applicable Rate for such Dividend Period shall be 4.875% less than the higher of whichever two of such Rates can be so determined;

                           (ii) only one of the Treasury Bill Rate, the Ten Year
                  Constant Maturity Rate or the Twenty Year Constant Maturity Rate can be determined for any Dividend Period, then the Applicable Rate for such Dividend Period shall be 4.875% less than whichever such Rate can be so determined; or

                           (iii) none of the Treasury Bill Rate, the Ten Year
                  Constant Maturity Rate and the Twenty Year Constant Maturity Rate can be determined for any Dividend Period, then the Applicable Rate in effect for the preceding Dividend Period shall be continued for such Dividend Period.

                  Anything herein to the contrary notwithstanding, the Applicable Rate for any Dividend Period shall in no event be less than 5.00% per annum or greater than 11.50% per annum.

                           Except as provided below in this paragraph, the
                  "Treasury Bill Rate" for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period as provided below) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of March, June, September or December, as the case may be, prior to the Dividend Period for which the dividend rate on the Series A Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period as provided below) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S.

                  Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period as provided below) for all of the U.S. Treasury bills then having maturities of not less than 80 nor more than 100 days, as finally published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

                           Except as provided below in this paragraph, the "Ten
                  Year Constant Maturity Rate" for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of March, June, September or December, as the case may be, prior to the Dividend Period for which the dividend rate on the Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during the relevant Calendar Period as provided below) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eight nor more than twelve years, as finally published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

                           Except as provided below in this paragraph, the
                  "Twenty Year Constant Maturity Rate" for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of March, June, September or December, as the case may be, prior to the Dividend Period for which the dividend rate on the Series A Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Twenty Year Average Yield during such Calendar Period, then the Twenty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Twenty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Twenty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during the relevant

                  Calendar Period as provided below) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eighteen nor more than twenty-two years, as finally published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Twenty Year Constant Maturity Rate for any Dividend Period as provided above in this paragraph, then the Twenty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eighteen nor more than twenty-two years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

                           The Treasury Bill Rate, the Ten Year Constant
                  Maturity Rate and the Twenty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percentage point.

                           The Applicable Rate with respect to each Dividend
                  Period shall be calculated as promptly as practicable by the Corporation according to the appropriate method described herein. The Corporation shall cause each Applicable Rate to be published in a newspaper of general circulation in New York City prior to the commencement of the Dividend Period to which it applies and shall cause notice of such Applicable Rate to be enclosed with the dividend payment checks next mailed to the holder of the Series A Preferred Stock.

                  For purposes of this Section, the term

                           (i) "Calendar Period" shall mean 14 calendar days;

                           (ii) "Special Securities" shall mean securities which
                  can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount;

                           (iii) "Ten Year Average Yield" shall mean the average
                  yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and

                           (iv) "Twenty Year Yield" shall mean the average yield
                  to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of twenty years).

                  4. Redemption. The Corporation, at its option, may redeem the Series A Preferred Stock, as a whole or in part, at any time or from time to time, at a redemption price of $100.00 per share, plus, in each case, accrued and unpaid dividends thereto to the date fixed for redemption.

                  In the event the Corporation shall redeem shares of Series A Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed; at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state) such shares shall be redeemed by the Corporation at the redemption price aforesaid. If less than all the outstanding shares of the Series A Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series A Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. A new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                  Notwithstanding the foregoing provisions of this Section 4, if any dividends on the Series A Preferred Stock are in arrears, no shares of the Series A Preferred Stock shall be redeemed unless all outstanding shares of the Series A Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of such Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of the Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Series A Preferred Stock.

                  5. Shares to be Retired. All shares of the Series A Preferred Stock redeemed by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to series, and may thereafter be issued.

                  6. Conversion or Exchange. The holders of shares of the Series A Preferred Stock shall not have any rights to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

                  7. Voting. The Series A Preferred Stock shall have no voting powers either general or special except as otherwise required by law and as hereinafter provided in this Section 7.

                  If at the time of any annual meeting of stockholders for the election of directors, the equivalent of six-quarterly dividends (whether or not consecutive) payable on any share or shares of preferred stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. The holders of record of the Series A Preferred Stock, voting separately as a class with the holders of shares of any one or more other series of preferred stock upon which like voting rights have been conferred (including, without limitations, the Corporation's Variable Cumulative Preferred Stock, Series B through F, the 6 5/8% Cumulative Preferred Stock, 10.84% Cumulative Preferred Stock, Adjustable Rate Cumulative Preferred Stock, Series L, Adjustable Rate Cumulative Preferred Stock, Series N (collectively the "Outstanding Cumulative Preferred Stock")) shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series A Preferred Stock being entitled to cast one tenth (1/10) of one vote and the holders of the Outstanding Cumulative Preferred Stock entitled to cast one vote per share, with the remaining directors of the Corporation to be elected by the holders of shares of any other class or classes or series of stock entitled to vote therefor. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Preferred Stock and the holders of shares of any one or more series of preferred stock upon which like voting rights have been conferred (including, without limitation, the Outstanding Cumulative Preferred Stock) shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two.

                  Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of record of at least 66 2/3% of all of the Series A Preferred Stock and all other shares of the same class at the time outstanding (including, without limitation, the Outstanding Cumulative Preferred Stock and the Corporation's Fixed/Adjustable Rate Noncumulative Preferred Stock (collectively, the "Other Preferred Stock")), given in person or by proxy, either in writing or by a vote at a meeting called for that purpose, voting as a class without regard to series, the holders of the Series A Preferred Stock being entitled to cast one tenth (1/10) of one vote per share and the holders of Other Preferred Stock entitled to cast one vote per share, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Restated Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designation, Preferences and Rights or any similar document relating to any series of preferred stock) so as to affect adversely the preferences, rights, powers or privileges of the Series A Preferred Stock and any other shares of the same class (including, without limitation, the Other Preferred Stock); provided, however, that in any case in which one or more, but not all, series of Other Preferred Stock or Series A Preferred Stock or other series of such class would be adversely affected as to the preferences, rights, powers or privileges thereof, the affirmative consent of holders of shares entitled to cast at least 66 2/3% of the votes entitled to be cast by the holders of all of the shares of all of the series that would be adversely affected, voting as a class, shall be required in lieu thereof.

                  Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of record of at least 66 2/3% of all of the shares of the Series A Preferred Stock and all other series of preferred stock ranking on a parity (including, without limitation, the Other Preferred Stock) with shares of the Series A Preferred Stock, either as to dividends or upon liquidation, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Series A Preferred Stock, the Other Preferred Stock and shares of such other series of preferred stock shall vote together as a single class without regard to series, the holders of the Series A Preferred Stock being entitled to cast one tenth (1/10) of one vote and the holders of Other Preferred Stock being entitled to cast one vote per share, shall be necessary to issue, authorize, or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any additional class or series of stock ranking prior to the Series A Preferred Stock, Other Preferred Stock or such other preferred stock as to dividends or upon liquidation.

                  8. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets shall be made to the holders of Common Stock or of any other shares of stock of the Corporation ranking as to such a distribution junior to the Series A Preferred Stock, an amount equal to $100 per share plus an amount equal to any accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for payment of such distribution. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series A Preferred Stock and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the Series A Preferred Stock of the full preferential amounts provided for in this Section 8, the holders of the Series A Preferred Stock shall be entitled to no further participation in any distribution of assets by the Corporation.

                  Neither the sale, conveyance, exchange or transfer of all or substantially all the property or business of the Corporation, the merger or consolidation of the Corporation into or with any other corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, of the Corporation for the purposes of this Section 8.

                  9. Limitation on Dividends on Junior Ranking Stock. So long as any of the Series A Preferred Stock shall be outstanding, the Corporation shall not declare any dividends on the Common Stock of the Corporation or any other stock of the Corporation ranking as to dividends or distribution of assets junior to the Series A Preferred Stock (as defined below, the "Junior Stock"), or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any shares of Junior Stock, or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Corporation, other than Junior Stock (such dividends, payments, setting apart and distributions being herein called "Junior Stock Payments"), unless full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of preferred stock other than Junior Stock, at the date of such declaration in the case of any such dividend, or the date of such setting apart in the case of any such fund, or the date of such payment or distribution in the case of any other Junior Stock Payment.

                  10. Ranking of Stock of the Corporation. For purposes of this designation, any stock of any class or classes of the Corporation shall be deemed to rank:

                  (1) prior to the shares of the Series A Preferred Stock, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of the Series A Preferred Stock;

                  (2) on a parity with shares of the Series A Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of the Series A Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of the Series A Preferred Stock; and

                  (3) junior to shares of the Series A Preferred Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of the

         Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

                                                                      Appendix B

                           CERTIFICATE OF DESIGNATIONS
                                       OF
             VARIABLE CUMULATIVE PREFERRED STOCK, SERIES B THROUGH F
                                       OF
                             J.P. MORGAN CHASE & CO.

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


                  J.P. MORGAN CHASE & CO., a corporation organized under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolutions were duly adopted by the Board of Directors of the Corporation at a meeting duly held and convened on September 12, 2000, and by the Stock Committee of the Board of Directors by unanimous written consent executed on December 18, 2000, pursuant to authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation of the Corporation, which authorized the issuance of up to 200,000,000 shares of preferred stock, par value $1.00 per share, and pursuant to authority conferred upon the Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by the By-Laws of the Corporation and by the resolutions of the Board of Directors adopted at a meeting duly convened and held on September 12, 2000:

                  1. The Board of Directors on September 12, 2000 adopted the following resolutions authorizing the Stock Committee of the Board of Directors to act on behalf of the Board of Directors in connection with the issuance of Preferred Stock pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of September 12, 2000, between J.P. Morgan & Co. Incorporated, a Delaware corporation ("J.P. Morgan") and the Corporation, which provided for the merger of J.P. Morgan with and into the Corporation, with the Corporation continuing as the surviving corporation in the merger under the name "J.P. Morgan Chase & Co.":

                  RESOLVED, that it is advisable and in the best interests of The Chase Manhattan Corporation (the "Corporation") and its stockholders for the Corporation to enter into the Agreement and Plan of Merger between the Corporation and J.P. Morgan & Co. Incorporated, a Delaware corporation ("J.P. Morgan"), substantially in the form presented to this Meeting (the "Merger Agreement"), pursuant to which, among other things: (i) J.P. Morgan would merge with and into the Corporation (the "Merger"); (ii) in accordance with the terms and conditions of the Merger Agreement, each then outstanding share of common stock, par value $2.50 per share, of J.P. Morgan ("J.P. Morgan Common Stock"), other than shares which would be cancelled and retired and cease to exist as a result of the Merger, would be converted into 3.70 fully paid and nonassessable shares of common stock, par value $1.00 per share, of the Corporation (the "Common Stock"); (iii) each then outstanding share of preferred stock, without par value, of J.P. Morgan (the "J.P. Morgan Preferred Stock"), other than (A) shares which would be cancelled and retired and cease to exist as a result of the Merger and (B) shares as to which the holders have properly perfected any rights of appraisal pursuant to Section 262 of the Delaware General Corporation Law, shall be converted into a share of a corresponding series of preferred stock, par value $1.00 per share, of the Corporation (the "Preferred Stock"), in each case having substantially the same terms as the respective series of J.P. Morgan Preferred Stock being so converted (such Preferred Stock of the Corporation to be so issued being hereinafter referred to as the "Merger Preferred Stock"); and
(iv) the Corporation's Certificate of Incorporation would be amended pursuant to the Merger Agreement and by virtue of the Merger to provide for (A) the change of the name of the Corporation to "J.P. Morgan Chase & Co." and (B) the designation of each series of Merger Preferred Stock; and further

                  RESOLVED, that subject to stockholder approval of the Merger Agreement and to the filing with the Secretary of State of the State of Delaware of the certificates of designations referred to below with respect to each series of Merger Preferred Stock (collectively, the "Certificates of Designation"), the issuance of such shares of Merger Preferred Stock in accordance with the terms of the Merger Agreement be, and it hereby is, authorized and, upon such issuance, such shares of Merger Preferred Stock shall be validly issued, fully paid and nonassessable and free of preemptive rights; and further

                  RESOLVED, that the maximum number of shares of each series of Merger Preferred Stock authorized to be so issued in connection with the Merger upon conversion of the respective series of J.P. Morgan Preferred Stock shall be as follows: (i) up to 2,444,300 shares upon conversion of J.P. Morgan's Adjustable Rate Cumulative Preferred Stock, Series A; (ii) up to 50,000 shares upon conversion of J.P. Morgan's Variable Cumulative Preferred Stock, Series B;
(iii) up to 50,000 shares upon conversion of J.P. Morgan's Variable Cumulative Preferred Stock, Series C; (iv) up to 50,000 shares upon conversion of J.P. Morgan's Variable Cumulative Preferred Stock, Series D; (v) up to 50,000 shares upon conversion of J.P. Morgan's Variable Cumulative Preferred Stock, Series E;
(vi) up to 50,000 shares upon conversion of J.P. Morgan's Variable Cumulative Preferred Stock, Series F; and (vii) up to 400,000 shares upon conversion of J.P. Morgan's 6 5/8% Cumulative Preferred Stock, Series H; and further

                  RESOLVED, that the voting powers, preferences and special rights of each series of Merger Preferred Stock shall be substantially identical to the voting powers, preferences and special rights applicable to, and specified in the certificate of designations with respect to, the respective series of J.P. Morgan Preferred Stock to be converted into such series of Merger Preferred Stock pursuant to the Merger, and that the Certificate of Designation for each series of Merger Preferred Stock shall provide for the voting rights specified in the corresponding series of J.P. Morgan Preferred Stock; and further

                  RESOLVED, that the Stock Committee of the Board of Directors be, and it hereby is, authorized to approve, within the limits specified in the foregoing resolutions, the form, terms and provisions of each Certificate of Designation and to take such other actions as such committee deems necessary or desirable to effect the issuance of the Merger Preferred Stock in accordance with these resolutions.

                  2. The Stock Committee of the Board of Directors on December 18, 2000, pursuant to authority conferred upon the Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by Section 3.03 of the By-Laws of the Corporation and by the resolutions of the Board of Directors set forth above, adopted the following resolution:

                  RESOLVED, that pursuant to resolutions of the Board of Directors of the Corporation adopted on September 12, 2000, the issue of (i) up to 50,000 shares upon conversion of J.P. Morgan's Variable Cumulative Preferred Stock, Series B; (ii) up to 50,000 shares upon conversion of J.P. Morgan's Variable Cumulative Preferred Stock, Series C; (iii) up to 50,000 shares upon conversion of J.P. Morgan's Variable Cumulative Preferred Stock, Series D; (iv) up to 50,000 shares upon conversion of J.P. Morgan's Variable Cumulative Preferred Stock, Series E; and (v) up to 50,000 shares upon conversion of J.P. Morgan's Variable Cumulative Preferred Stock, Series F; of the Corporation is hereby authorized, and the designation, preferences and privileges, relative, participating, optional and other special rights, and qualifications of all the shares of such series are hereby fixed as follows:

                  1. Designation. The designation of such preferred stock shall be the Variable Cumulative Preferred Stock (hereinafter referred to as the "Variable Cumulative Preferred Stock") and the number of shares constituting such Variable Cumulative Preferred Stock is 250,000. Each share shall constitute a series, and there shall be five groups each comprising 50,000 series (each group a "Series"), such Series to be designated the Variable Cumulative Preferred Stock, Series B-1 through B-50,000 (hereinafter referred to as "Series B"), Variable Cumulative Preferred Stock, Series C-1 through C-50,000 (hereinafter referred to as "Series C"), Variable Cumulative Preferred Stock, Series D-1 through D-50,000 (hereinafter referred to as "Series D"), Variable Cumulative Preferred Stock, Series E-1 through E-50,000 (hereinafter referred to as "Series E"), and Variable Cumulative Preferred Stock, Series F-1 through F-50,000 (hereinafter referred to as "Series F"). Shares of the Variable Cumulative Preferred Stock shall have a stated value of $1,000 per share.


                  2. Definitions. As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

                  "Affiliate" shall mean any Person controlled by, in control of, or under common control with, the Corporation.

                  "Agent Member" shall mean the member of the Auction Stock Depositary that will act on behalf of a Bidder and is identified as such in such Bidder's Master Purchaser's Letter.

                  "Applicable Determining Rate" shall mean with respect to a Dividend Period from 1 day to 5 days, the greater of the Effective Composite Commercial Paper Rate for commercial paper of a term of 5 days and the Federal Funds Rate; with respect to a Dividend Period of 6 days to 89 days, the Effective Composite Commercial Paper Rate; with respect to a Dividend Period of 90 days to 364 days, the Effective LIBOR Rate; and with respect to a Dividend Period of 365 days to 30 years, the U.S. Treasury Rate.

                  "Auction" shall mean the periodic implementation of the Auction Procedures.

                  "Auction Date" shall mean the Business Day immediately preceding the first day of a Dividend Period for MMP.

                  "Auction Method" shall mean the method of determining the duration of Dividend Periods and Dividend Rates for the Shares of Variable Cumulative Preferred Stock of a Series pursuant to the procedures described in paragraph D of Section 5 hereof.

                  "Auction Procedures" shall mean the procedures for conducting Auctions set forth in Section 6 hereof.

                  "Auction Stock Depositary" shall mean any securities depositary selected by the Corporation and reasonably acceptable to the Trust Company which agrees to follow the procedures required to be followed by such securities depositary in connection with the Auction of Shares of MMP.

                  "Available Shares" shall have the meaning specified in paragraph C(1)(a) of Section 6 hereof.

                  "Bid" and "Bids" shall have the respective meanings specified in paragraph A(2) of Section 6 hereof.

                  "Bidder" and "Bidders" shall have the respective meanings specified in paragraph A(2) of Section 6 hereof.

                  "Board of Directors" shall mean the Board of Directors of the Corporation or, unless the context otherwise requires, an authorized committee thereof.

                  "Broker-Dealer" shall mean any broker-dealer, or other entity permitted by law to perform the function required of a Broker-Dealer in the Auction Procedures, that is a member of, or a participant in, the Auction Stock Depositary, and that has been selected by the Corporation and has entered into a Broker-Dealer Agreement with the Trust Company that remains effective and pursuant to which agreement such Broker-Dealer agrees to follow the Auction Procedures.

                  "Business Day" shall mean a day on which the New York Stock Exchange, Inc. is open for trading and which is neither a Saturday, Sunday nor other day on which banks in The City of New York, New York, are authorized by law to close.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Converted MMP" shall mean Shares of MMP which, by reason of an election by the Method Selection Agent of a different Dividend Determination Method, will become SABRES at the end of the then-current Dividend Period applicable thereto.

                  "Converted SABRES" shall mean Shares of SABRES which, by reason of an election by the Method Selection Agent of a different Dividend Determination Method, will become MMP at the end of the then-current Dividend Period applicable thereto.

                  "Corporation" shall mean The Chase Manhattan Corporation, a Delaware corporation, and where the context requires with respect to periods prior to the Effective Time, shall also be deemed to refer to J.P. Morgan & Co. Incorporated, a Delaware corporation ("J.P. Morgan") prior to the Effective Time.

                  "Dividend Determination Method" or "Method" shall mean either the Auction Method or the Remarketing Method.

                  "Dividend Payment Date" shall mean, with respect to each Share of Variable Cumulative Preferred Stock, the first Business Day of the Subsequent Dividend Period immediately following the end of each Dividend Period applicable thereto, regardless of its length. In addition, "Dividend Payment Date" shall mean (i) in the case of Dividend Periods for MMP of any Series of more than 99 days, such additional Dividend Payment Dates as are determined by the Term Selection Agent for such Series prior to commencement of such Dividend Periods and (ii) in the case of Dividend Periods for SABRES of more than 99 days, the following additional dates: (a) if such Dividend Period is from 100 to 190 days, the 9lst day of such Dividend Period; (b) if such Dividend Period is from 191 to 281 days, the 91st and 182nd days of such Dividend Period; (c) if such Dividend Period is from 282 to 364 days, the 91st, 182nd and 273rd days of such Dividend Period; and (d) if such Dividend Period is from 365 days to 30 years, January 15, April 15, July 15 and October 15 of each year. However, in all such cases, if such Dividend Payment Date is not a Business Day, then such Dividend Payment Date shall be the Business Day next succeeding such date and, so long as the Auction Stock Depositary shall make payments to participants and members in next-day funds, if a day that otherwise would be a Dividend Payment Date for Shares of MMP is succeeded by a day which is not a Business Day then the Dividend Payment Date will be the next succeeding Business Day that is immediately succeeded by a Business Day.

                  "Dividend Period" and "Dividend Periods" shall mean, as to each Share of Variable Cumulative Preferred Stock, each period, to which one or more Dividend Payment Dates may relate, with respect to which dividends on such Share shall accumulate and be payable, each such Dividend Period to be determined pursuant to either the Auction Method or the Remarketing Method (except as provided otherwise in Section 5.B with respect to the Initial Dividend Period).

                  "Dividend Rate" and "Dividend Rates" shall mean, as to each Share of Variable Cumulative Preferred Stock, each rate at which dividends accumulate and are payable on such Share during a Dividend Period, such Dividend Rate to be determined pursuant to either the Auction Method or the Remarketing Method (except as provided otherwise in Section 5.B with respect to the Initial Dividend Period).

                  "Effective Composite Commercial Paper Rate" shall mean, on any date, (i) the Money Market Yield of the rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by Standard & Poor's or "Aa" by Moody's or the equivalent of such rating by another nationally recognized rating agency, for a maturity that equals the duration of the relevant Dividend Period as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York on such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate by 2:00 P.M., New York

City time, on such date, the Money Market Yield of the arithmetic mean of the rates on commercial paper of such maturity placed on behalf of such issuers, as quoted on a discount basis or otherwise by Lehman Commercial Paper Incorporated, Credit Suisse First Boston Corporation or Goldman, Sachs & Co., or, in lieu of any thereof, their respective affiliates or successors that are commercial paper dealers (the "Commercial Paper Dealers"), to the Trust Company or the Tender Agent, as the case may be, for the close of business on the Business Day immediately preceding such date. In the event that the Federal Reserve Bank of New York does not make available such a rate and if any Commercial Paper Dealer does not quote a rate required to determine the Effective Composite Commercial Paper Rate, the Effective Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Corporation does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. "Substitute Commercial Paper Dealers" shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated or Citibank N.A., or, in lieu of either thereof, their respective affiliates or successors that are commercial paper dealers. In the event that no quoted rates are available for a maturity that equals the duration of the relevant Dividend Period, then the rate will be the higher of the quoted rate for the maturity immediately shorter or immediately longer than the duration of the relevant Dividend Period.

                  "Effective LIBOR Rate" shall mean, on any date, the offered rates for deposits in dollars for a period of the same duration as the relevant Dividend Period, which appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on such date. If at least two such offered rates appear on the Reuters Screen LIBO Page, the Effective LIBOR Rate in respect of such date will be the arithmetic mean of such offered rates. If fewer than two offered rates appear, the Effective LIBOR Rate in respect of such date will be determined on the basis of the rates quoted to the Trust Company or the Tender Agent, as the case may be, at which deposits in dollars are offered by the Reference Banks (as hereinafter defined) at approximately 11:00 A.M., London time, on the day that is the Business Day preceding such date to prime banks in the London interbank market for a period of the same duration as the relevant Dividend Period. The Corporation shall request the principal London office of each of the Reference Banks to provide a quotation of such rate to the Trust Company or the Tender Agent, as the case may be. If at least two such quotations are provided, the Effective LIBOR Rate in respect of such date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the Effective LIBOR Rate in respect of such date will be the arithmetic mean of the rates quoted to the Trust Company or Tender Agent, as the case may be, by major banks in New York City, selected by the Corporation, at approximately 11:00 A.M., New York City time, on such date for loans in dollars to leading European banks for a period of the same duration as the relevant Dividend Period. "Reference Banks" means four major banks in the London interbank market, selected by the Corporation, and may include Morgan Guaranty Trust Company of New York or any successor thereto or affiliate thereof. In the event that no quoted rates are available for a maturity that equals the duration of the relevant Dividend Period, then the rate will be the higher of the quoted rate for the maturity immediately shorter or immediately longer than the duration of the relevant Dividend Period.

                  "Effective Time" shall mean the effective time of the merger of J.P. Morgan & Co. Incorporated with and into the Corporation pursuant to the Agreement and Plan of Merger dated as of September 12, 2000 between the Corporation and J.P. Morgan & Co. Incorporated.

                  "Existing Holder" shall mean, with respect to Shares of MMP, a Person who has signed a Master Purchaser's Letter and is listed as the beneficial owner of such Shares of MMP in the records of the Trust Company and will in all events include holders of Converted SABRES.

                  "Federal Funds Rate" shall mean, on any date (i) the overnight Federal funds rate as such rate is made available by the Federal Reserve Bank of New York or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate by 2:00 P.M., New York City time, on any day, the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 A.M., New York City time, on that day by each of three leading brokers of Federal funds transactions in New York City as selected by the Corporation.

                  "Fixed/Adjustable Preferred Stock" shall mean the Fixed/Adjustable Rate Noncumulative Preferred Stock, stated value $50 per share (par value $1 per share), of the Corporation.

                  "Hold Order" and "Hold Orders" shall have the respective meanings specified in paragraph A(2) of Section 6 hereof.

                  "Initial Auction Date" shall mean the Business Day immediately preceding the first day of a Dividend Period for Converted SABRES.

                  "Initial Dividend Period" shall mean, for each Share of Variable Cumulative Preferred Stock, the initial Dividend Period applicable to such Share, which period (1) shall commence on the Dividend Payment Date that began the Dividend Period that was the last Dividend Period to begin prior to the Effective Time with respect to J.P. Morgan's Variable Cumulative Preferred Stock, Series B; J.P. Morgan's Variable Cumulative Preferred Stock, Series C; J.P. Morgan's Variable Cumulative Preferred Stock, Series D; J.P. Morgan's Variable Cumulative Preferred Stock, Series E; or J.P. Morgan's Variable Cumulative Preferred Stock, Series F (collectively referred to as the "J.P. Morgan Variable Preferred Stock"), as the case may be, which was converted into such Share, and (2) shall end on and include the day next preceding the first day of the next applicable Dividend Period.

                  "Junior Stock" shall mean all stock of the Corporation now or hereafter authorized, except (i) the Variable Cumulative Preferred Stock, (ii) the Series A Preferred Stock, (iii) the 6 5/8% Preferred Stock, (iv) the 10.84% Preferred Stock, (iv) the Series L Preferred Stock, (v) the Series N Preferred Stock, (vi) the Fixed/Adjustable Preferred Stock and (vii) any future class of stock ranking prior to or on a parity with the Variable Cumulative Preferred Stock as to dividends or distributions upon liquidation.

                  "Master Purchaser's Letter" shall mean a letter addressed to the Corporation, the Trust Company, a Remarketing Agent, and an Agent Member in which a Person agrees, among other things, that if such Person should offer to purchase, purchase, offer to sell and/or sell Shares of a Series of Variable Cumulative Preferred Stock, such Person will be bound by the

Auction Procedures and the Remarketing Procedures; such letter to be in substantially the form set forth as Exhibit C to the Trust Company Agreement, dated as of December 15, 1989, between the Corporation and Bankers Trust Company, or in such other form as may be agreed (i) with respect to MMP, by the Corporation and the Trust Company and (ii) with respect to SABRES, by the Corporation and the applicable Remarketing Agent.

                  "Maximum Rate" shall mean, on any date, with respect to any Share of Variable Cumulative Preferred Stock, the product of the percentage (determined as set forth below based on the prevailing rating of such Share of Variable Cumulative Preferred Stock in effect at the close of business on the second Business Day immediately preceding such date) and the Applicable Determining Rate for such Share on such date:

                                       Percentage of Applicable
          Prevailing Rating               Determining Rate
          ------------------           ------------------------
          AA-/"aa3" or above                    110%
          A-/"a3"                               125%
          BBB-/"baa3"                           150%
          Below BBB-/"baa3"                     200%

                  For purposes of this definition, the "prevailing rating" of each Series of Variable Cumulative Preferred Stock shall be (i) AA-/"aa3" or above, if the Shares of such Series of Variable Cumulative Preferred Stock have a rating of AA-or better by Standard & Poor's or "aa3" or better by Moody's or the equivalent of either of such ratings by a substitute rating agency or agencies selected as provided below, (ii) if not AA-/"aa3" or above, then A-/"a3" if the Shares of such Series of Variable Cumulative Preferred Stock have a rating of A-or better by Standard & Poor's or "a3" or better by Moody's or the equivalent of either of such ratings by a substitute rating agency or agencies selected as provided below, (iii) if not AA-/"aa3" or above or A-/"a3" then BBB-/"baa3" if the Shares of such Series of Variable Cumulative Preferred Stock have a rating of BBB- or better by Standard & Poor's or "baa3" or better by Moody's or the equivalent of either of such ratings by a substitute rating agency or agencies selected as provided below, and (iv) if not AA-/"aa3" or above, A-/"a3" or BBB-/"baa3" then below BBB-/"baa3". The Corporation will take all reasonable action necessary to enable Standard & Poor's and Moody's to provide a rating for each Series of the Variable Cumulative Preferred Stock. If either Standard & Poor's or Moody's fails to make such a rating available, the Corporation or its duly authorized agent will select one or two nationally recognized securities rating agencies to act as a substitute rating agency or agencies, as the case may be. If an alternative nationally recognized securities rating agency or agencies are not available, the applicable rating shall be the highest rating last published by Standard & Poor's, Moody's or such substitute rating agency or agencies.

                  "Method Selection Agent" shall mean at any time the entity appointed by the Corporation to act on its behalf in selecting Dividend Determination Methods for a Series of Variable Cumulative Preferred Stock, provided that, if the Corporation shall appoint more than one entity to so act with respect to a Series, "Method Selection Agent" shall mean, unless the context otherwise requires, all entities so appointed.

                  "Money Market Yield" shall mean, with respect to any rate which is quoted on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula:

                  Money Market Yield =      D x 360          x 100
                                       -----------------
                                         360 - (D x M)

                  where "D" refers to the per annum rate, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the number of days for which such bank discount rate is quoted.

                  "MMP" shall mean the Shares of Variable Cumulative Preferred Stock for which the Dividend Rate and Dividend Period are determined, other than during a Payment Failure, pursuant to the Auction Method and during a Payment Failure, "MMP" shall mean the Shares of Variable Cumulative Preferred Stock which were MMP immediately preceding such Payment Failure.

                  "Moody's" shall mean Moody's Investors Service and its successors.

                  "Notice of Method Selection" shall mean a notice from the applicable Method Selection Agent to all record holders of Shares of Variable Cumulative Preferred Stock of a Series specifying the Dividend Determination Method for any Subsequent Dividend Period with respect to all Shares of such Series.

                  "Notice of Removal" shall mean a notice from the Corporation to all record holders of Shares of Variable Cumulative Preferred Stock of a Series specifying that each Term Selection Agent or Method Selection Agent, as the case may be, with respect to such Series has been removed by the Corporation.

                  "Notice of Term Selection" shall mean a notice from the applicable Term Selection Agent to all record holders of Shares of MMP or Converted SABRES of a Series specifying, among other things, the length of the next succeeding Dividend Period with respect to such Series.

                  "Notice of Withdrawal" shall mean a notice from the applicable Term Selection Agent to all record holders of Shares of MMP or Converted SABRES of a Series specifying that the Notice of Term Selection previously sent to record holders of Shares of such Series has been withdrawn.

                  "Order" and "Orders" shall have the respective meanings specified in paragraph A(2) of Section 6 hereof.

                  "Other Outstanding Preferred Stock" shall mean the Series A Preferred Stock, the 6 5/8% Preferred Stock, the Series L Preferred Stock, the Series N Preferred Stock, the 10.84% Cumulative Preferred Stock, and the Fixed/Adjustable Preferred Stock.

                  "Outstanding" shall mean, as of any date, Shares of a Series of Variable Cumulative Preferred Stock theretofore issued by the Corporation except (i) any Shares of such

Series of Variable Cumulative Preferred Stock theretofore cancelled or delivered for cancellation or redeemed by the Corporation, or as to which a notice of redemption shall have been given by the Corporation (unless the Corporation defaults in providing money for the payment of the redemption price of such Shares within three Business Days following the redemption date therefor), (ii) any Shares of such Series of Variable Cumulative Preferred Stock as to which the Corporation or any Affiliate thereof shall be an owner (except that any Shares acquired by an Affiliate which is a Broker-Dealer and which acquired such Shares in the normal course of its business shall be deemed to be Outstanding), or
(iii) any Shares of such Series of Variable Cumulative Preferred Stock represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation.

                  "Outstanding Cumulative Preferred Stock" shall mean the Series A Preferred Stock, the 6 5/8% Preferred Stock, the Series L Preferred Stock, the Series N Preferred Stock and the 10.84% Preferred Stock.

                  "Paying Agent" shall mean a bank or trust company duly appointed as such Paying Agent.

                  "Payment Failure" shall mean any failure by the Corporation to pay (or set aside for payment): (i) any dividends in respect of any Share of Variable Cumulative Preferred Stock which have accumulated during any Dividend Period applicable to such Share on the last Dividend Payment Date with respect to such Dividend Period or (ii) the redemption price in respect of Shares of Variable Cumulative Preferred Stock called for redemption on the date of redemption, provided that, in the case of either clause (i) or (ii) above, such failure shall continue unremedied for more than three Business Days.

                  "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

                  "Potential Holder" shall mean, with respect to Shares of MMP, any Person, including any Existing Holder, (i) who shall have executed a Master Purchaser's Letter and (ii) who may be interested in acquiring Shares of MMP (or, in the case of an Existing Holder, acquiring additional Shares of MMP).

                  "Remaining Shares" shall have the meaning specified in paragraph D(1)(d) of Section 6 hereof.

                  "Remarketing" shall mean the periodic implementation of the Remarketing Procedures.

                  "Remarketing Agent" shall mean, at any time, the entity or entities appointed by the Corporation to act on its behalf in establishing Dividend Rates, Dividend Periods, redemption prices and redemption dates for Shares of SABRES of a Series and to act on behalf of holders of such Shares in Remarketing such Shares as provided in the Remarketing Procedures.

                  "Remarketing Agreement" shall mean an agreement between the Corporation and a Remarketing Agent pursuant to which a Remarketing Agent agrees to follow the Remarketing Procedures.

                  "Remarketing Conditions" shall mean the following factors: (i) short-term and long-term market rates and indices of such short-term and long-term rates, (ii) market supply and demand for short-term and long-term securities, (iii) yield curves for short-term and long-term securities comparable to the Shares of Variable Cumulative Preferred Stock, (iv) industry and financial conditions which may affect the Shares of Variable Cumulative Preferred Stock, (v) the number of Shares of Variable Cumulative Preferred Stock to be sold pursuant to an Auction or a Remarketing, as the case may be, (vi) the number of potential purchasers of Variable Cumulative Preferred Stock, (vii) the Dividend Periods and Dividend Rates at which current and potential holders of Variable Cumulative Preferred Stock would remain or become holders, (viii) current tax laws and administrative interpretations with respect thereto and
(ix) discussions with the Corporation about its current and projected funding requirements based on its asset and liability position, tax position and current financing objectives.

                  "Remarketing Method" shall mean a method of determining the duration of Dividend Periods and Dividend Rates for the Shares of Variable Cumulative Preferred Stock of a Series pursuant to the Remarketing Procedures, as described in paragraph E of Section 5 hereof.

                  "Remarketing Procedures" shall mean the procedures for Remarketing Shares of SABRES set forth in Section 7 hereof.

                  "Rounding Procedures" shall mean, if as a result of an Auction (including the implementation of the Auction Procedures), any Existing Holder would be entitled to hold or required to sell, or any Potential Holder would be required to purchase, a number of Shares of MMP not evenly divisible by 100, on any Auction Date, the Trust Company shall, in such manner as it determines, round up or down the number of Shares of MMP to be held, purchased or sold by each Existing Holder or Potential Holder on such Auction Date so that the number of Shares of MMP held, purchased or sold by each Existing Holder or Potential Holder on such Auction Date will be a number of Shares of MMP evenly divisible by 100, even if such allocation results in one or more of such Potential Holders not purchasing any Shares of MMP on such Auction Date.

                  "SABRES" shall mean the Shares of Variable Cumulative Preferred Stock for which the Dividend Rate and Dividend Period are determined, other than during a Payment Failure, pursuant to the Remarketing Method and during a Payment Failure, "SABRES" shall mean the Shares of Variable Cumulative Preferred Stock which were SABRES immediately preceding such Payment Failure.

                  "SABRES Depositary" shall mean any depositary selected by the Corporation which agrees to follow the procedures required to be followed by such depositary in connection with the Shares of SABRES.

                  "Sell Order" and "Sell Orders" shall have the respective meanings specified in paragraph A(2) of Section 6 hereof.

                  "Series" shall mean each group of series of Shares of Variable Cumulative Preferred Stock, of 50,000 Shares each, designated Series B, Series C, Series D, Series E and Series F, respectively.

                  "Series A Preferred Stock" shall mean the Adjustable Rate Cumulative Preferred Stock, Series A, stated value $100 per share (par value $1 per share), of the Corporation.

                  "Series L Preferred Stock" shall mean the Adjustable Rate Cumulative Preferred Stock, Series L, stated value $100 per share (par value $1 per share), of the Corporation.

                  "Series N Preferred Stock" shall mean the Adjustable Rate Cumulative Preferred Stock, Series N, stated value $100 per share (par value $1 per share), of the Corporation.

                  "Shares" shall mean the shares of any or all Series of Variable Cumulative Preferred Stock. As the context requires with respect to any Share, a reference to such "Share" prior to the Effective Time shall be deemed to refer to the share of preferred stock of J.P. Morgan & Co. Incorporated that was converted into such Share of the Corporation at the Effective Time.

                  "Standard & Poor's" shall mean Standard & Poor's Rating Services and its successors.

                  "Standard Auction Period" shall mean 49 days, provided that, if there is a change in tax law altering the holding period specified in Section 246(c) of the Code or any successor provision thereto, the Board of Directors may increase or decrease the period of time theretofore constituting the Standard Auction Period so as to adjust uniformly the number of days in the Standard Auction Period for Dividend Periods commencing after the date of such change in law to equal or exceed the then-current holding period specified in
Section 246(c) of the Code or any successor provision thereto, and such period as so adjusted shall be the Standard Auction Period; and provided further that the number of days as so adjusted shall not exceed 98 and shall be evenly divisible by 7.

                  "Submission Deadline" shall mean 1:00 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Trust Company as specified by the Trust Company from time to time.

                  "Submitted Bid" and "Submitted Bids" shall have the respective meanings specified in paragraph C(l) of Section 6 hereof.

                  "Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in paragraph C(1) of Section 6 hereof.

                  "Submitted Order" and "Submitted Orders" shall have the respective meanings specified in paragraph C(1) of Section 6 hereof.

                  "Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in paragraph C(1) of Section 6 hereof.

                  "Subsequent Dividend Period" and "Subsequent Dividend Periods" shall mean, for each Share of Variable Cumulative Preferred Stock, each Dividend Period applicable thereto other than the Initial Dividend Period applicable thereto.

                  "Sufficient Clearing Bids" shall have the meaning specified in paragraph C(1)(b) of Section 6 hereof.

                  "10.84% Preferred Stock" shall mean the 10.84% Cumulative Preferred Stock, stated value $25 per share (par value $1 per share), of the Corporation.

                  "Tender Agent" shall mean, at any time, the bank or the organization appointed by the Corporation to perform the duties of Tender Agent as provided in the Remarketing Procedures.

                  "Term Selection Agent" shall mean at any time the entity appointed by the Corporation to act on its behalf in establishing Dividend Periods, redemption prices and redemption dates for a Series of MMP or Converted SABRES, provided that, if the Corporation shall appoint more than one entity to so act with respect to a Series, "Term Selection Agent" shall mean, unless the context otherwise requires, all entities so appointed.

                  "Trust Company" shall mean a bank or trust company duly appointed as such.

                  "Unit" shall mean 100 Shares, or integral multiples thereof, of a Series of Variable Cumulative Preferred Stock.

                  "U.S. Treasury Rate" shall mean, on any date, (i) the yield as calculated by reference to the bid price quotation of the actively traded, current coupon Treasury security with a maturity most nearly comparable to the length of the related Dividend Period, as such bid price quotation is published on the Business Day immediately preceding such date by the Federal Reserve Bank of New York in its Composite 3:30 P.M. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Rate on such date. "Alternate Treasury Rate" on any date means the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded, current coupon Treasury security with a maturity most nearly comparable to the length of the related Dividend Period, as determined by bid price quotations as of any time on the Business Day immediately preceding such date, obtained by the Trust Company or the Tender Agent, as the case may be, from at least three recognized primary U.S. Government securities dealers selected by the Corporation.

                  "Winning Bid Rate" shall have the meaning specified in paragraph C(1)(c) of Section 6 hereof.

                  "6 5/8% Preferred Stock" shall mean the 6 5/8% Cumulative Preferred Stock, stated value $500 per share (par value $1 per share), of the Corporation.

                  3. Parity. All Shares of all Series of Variable Cumulative Preferred Stock, and all shares of Other Outstanding Preferred Stock shall rank equally with respect to payments of dividends and distributions upon liquidation.

                  4. Different Shares as Different Series. Each Share of Variable Cumulative Preferred Stock shall be a separate series of its respective Series. Each Share shall have identical voting powers, designations, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof; provided, however, that each Share may have a different Dividend Period, Dividend Rate, redemption price and redemption date from each other Share, including without limitation different Dividend Rates, redemption prices and redemption dates for Shares having Dividend Periods of equal length which were set on the same day. Shares will be issued in Units only.

                  5. Dividends and Dividend Periods.

                  A. The holders of Shares of Variable Cumulative Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, cumulative cash preferential dividends at the Dividend Rates per annum, on the dates, for the periods and otherwise in the manner provided in this Section 5. Such preferential dividends shall be declared and paid or set apart for payment in full for all previous Dividend Periods before the declaration, payment or setting apart of any funds or assets for payment of any dividends on, or the making of, or the setting apart of, any funds or assets for any distribution with respect to, any class of Junior Stock, and before any purchase, redemption or other acquisition of any class of Junior Stock or the setting apart of any funds or assets for such purchase, redemption or acquisition. Each Share of Variable Cumulative Preferred Stock shall rank on a parity with each share of Other Outstanding Preferred Stock and with each other Share of Variable Cumulative Preferred Stock, irrespective of Series, with respect to the preferential dividends at the respective rate fixed for such Share, and no preferential dividend shall be declared or paid or set apart for payment on any Shares of Variable Cumulative Preferred Stock of any Series for any current Dividend Period if dividends on any other Shares of Variable Cumulative Preferred Stock or Other Outstanding Preferred Stock are accumulated and unpaid for any prior dividend period or, in case of payment of dividend arrearages on Variable Cumulative Preferred Stock or Other Outstanding Preferred Stock, unless at the same time the Corporation shall also declare or pay or set apart for payment, as the case may be, such amounts with respect to all such dividend arrearages on all shares of Variable Cumulative Preferred Stock and Other Outstanding Preferred Stock so that all such shares shall share ratably in such payment in proportion to the respective amounts of dividends in arrears on all such shares to the date of payment. For purposes hereof, dividend accumulations and arrearages do not include any dividends which have not yet become payable or dividends for any Dividend Payment Date that has not occurred.

                  B. Dividends on each Share of Variable Cumulative Preferred Stock shall accumulate from the first day of the Initial Dividend Period and shall be payable on the last Dividend Payment Date with respect to each Dividend Period applicable thereto, regardless of its length, and on each additional Dividend Payment Date, if any, for such Share. Each of (i) the duration of the Initial Dividend Period with respect to a Series of Variable Cumulative Preferred Stock, (ii) each additional Dividend Payment Date, if any, during the Initial Dividend Period with respect to a Series of Variable Cumulative Preferred Stock and (iii) the Dividend Rate for each Share of Variable Cumulative Preferred Stock for the Initial Dividend Period shall be the period, dates (if any) and rate determined in accordance with the terms of the share of preferred stock of J.P. Morgan & Co. Incorporated that was converted into such Share. In no event shall a dividend be paid with respect to any Dividend Payment Date if a corresponding equivalent dividend was paid on a share of J.P. Morgan Variable Preferred Stock that was converted into such Share. Thereafter, the determination of the duration of each Dividend Period with respect to each Series of Variable Cumulative Preferred Stock and the Dividend Rate and each Dividend Payment Date for such Subsequent Dividend Period shall be determined by either the Auction Method or the Remarketing Method.

                  Subject to the limitations set forth below, either Dividend Determination Method may be selected by the Method Selection Agent for a Series of Variable Cumulative Preferred Stock for any Subsequent Dividend Period with respect to all the Shares of Variable Cumulative Preferred Stock of such Series if such Method Selection Agent determines at the time of such selection, based upon then-current Remarketing Conditions, that the Method so selected will be the most favorable financing alternative for the Corporation. If more than one entity is serving as Method Selection Agent for a Series, such entities shall act in concert in performing their duties, provided that the notices referred to herein may be given by one entity on behalf of all such entities. The Method Selection Agent for any Series shall make such selection in a Notice of Method Selection sent to holders of record of Shares of such Series by such Method Selection Agent, by first-class mail, postage prepaid, to the address of each such holder as the same appears on the stock register of the Corporation, not less than seven Business Days prior to the first day of such Subsequent Dividend Period. Copies of such Notice of Method Selection shall be delivered physically or by telecopier or other written electronic communication to the Corporation and the Trust Company or the Remarketing Agent, as the case may be, at the same time they are transmitted to the record holders of Shares. Each Notice of Method Selection will state the Method selected by the Method Selection Agent. If the Method Selection Agent for a Series which are then SABRES selects the Auction Method for any Subsequent Dividend Period, the Remarketing Agent for such Series will establish Dividend Periods and Dividend Rates for Shares of such Series until the Initial Auction Date in a manner that will best promote an orderly transition to the Auction Method. Any Dividend Determination Method so selected by the Method Selection Agent for a Series shall continue in effect for such Series until the Method Selection Agent selects the other Method in the aforesaid manner. Until a Method Selection Agent for any Series has been appointed, the Dividend Determination Method will be the Auction Method.

                  Any Notice of Method Selection with respect to any Subsequent Dividend Period for any Series of Variable Cumulative Preferred Stock shall be deemed to have been withdrawn if on or prior to the second Business Day preceding the first day of such Subsequent Dividend Period the Corporation shall have removed the Method Selection Agent for such Series, and in such event the Corporation shall give a Notice of Removal to record holders of Shares of such Series by first-class mail, postage prepaid, to the address of each such holder as the same appears on the stock register of the Corporation. If more than one entity has been appointed and is acting as Method Selection Agent for that Series, such Notice of Method Selection shall be deemed to have been withdrawn only if the Corporation shall have removed all such entities; and the removal at any time by the Corporation of one or more but not all such entities shall not effect a deemed withdrawal of a Notice of Method Selection and in any such event no Notice of Removal need be given. Copies of any Notice of Removal shall be delivered physically or by telecopier or other written electronic communication to the Trust Company or the applicable Remarketing Agent, as the case may be, at the same time they are transmitted to the record holders of Shares. If the Method Selection Agent for any Series resigns or is removed (or, in either case, if more than one entity has been appointed and is acting as Method Selection Agent for that Series, then all such entities), the Dividend Determination Method applicable to such Series in effect at the time of such resignation or removal will continue in effect until the Corporation appoints a successor Method Selection Agent for such Series and such Method Selection Agent sends a Notice of Method Selection. If, as a result of such resignation or removal of the Method Selection Agent, the Dividend Determination Method for any Series will continue to be the Auction Method, then the duration of the next succeeding Dividend Period for such Series will be the Standard Auction Period.

                  Any Method for a Series of Variable Cumulative Preferred Stock selected by the Method Selection Agent for such Series pursuant to a Notice of Method Selection (except a Notice of Method Selection that is deemed to be withdrawn) shall be conclusive and binding on the Corporation and the holders of Shares of such Series. If the Notice of Method Selection is not deemed to have been withdrawn, any Method so selected by the Method Selection Agent for a Series will continue in effect for that Series until such Method Selection Agent selects the other Method in the aforesaid manner. No defect in the Notice of Method Selection or the Notice of Removal of the Method Selection Agent or in the mailing thereof shall affect the validity of any change in the Dividend Determination Method or any such withdrawal or removal.

                  Notwithstanding the foregoing, the Method Selection Agent for a Series shall not be entitled to change the Dividend Determination Method then applicable to such Series if (i) at the time of an election that the Remarketing Method apply to a Series, the Corporation has not appointed (and given notice or taken such other action as may be necessary for the timely effectiveness of such appointment) a Remarketing Agent, a Tender Agent and a SABRES Depositary for such Series, (ii) at the time of an election that the Auction Method apply to a Series, the Corporation has not appointed (and given notice or taken such other action as aforesaid) a Trust Company, an Auction Stock Depositary and at least one Broker-Dealer for such Series, or such election would result in more than one Dividend Period for the Shares of such Series or (iii) at the time of any such election, a Payment Failure has occurred and is continuing. Once the Method Selection Agent for a Series shall have selected a Dividend Determination Method for such Series for a Subsequent Dividend Period in the aforesaid manner, such selection shall become effective on the last day of the Dividend Period(s) then applicable to Shares of such Series notwithstanding any Payment Failure which may occur after the delivery of the Notice of Method Selection by the Method Selection Agent, the failure to remarket tendered Shares of SABRES of such Series, in the case of the selection of the Remarketing Method, or the lack of Sufficient Clearing Bids in the Auction for such Series, in the case of the selection of the Auction Method.

                  C. Each Dividend Period for Shares of Variable Cumulative Preferred Stock shall have a duration of not more than 30 years and not less than (i) 7 days in the case of MMP and (ii) 1 Business Day in the case of SABRES. Each Dividend Period shall end on the day immediately preceding the first day of a Subsequent Dividend Period.

                  D. Each Subsequent Dividend Period for each Series of MMP will begin on a Dividend Payment Date and, except as otherwise provided herein, the duration of each Subsequent Dividend Period for each Series of MMP shall be the Standard Auction Period, provided that, subject to the limitations set forth in paragraph C of this Section 5, the applicable Term Selection Agent for such Series may, except during the continuance of a Payment Failure, select the duration of any Subsequent Dividend Period for Shares of MMP of such Series by sending a Notice of Term Selection to all holders of record of Shares of MMP or Converted SABRES of such Series, by first-class mail, postage prepaid, to the address of each such holder as the same appears on the stock register of the Corporation, not less than 7 Business Days nor more than 60 days prior to the first day of such Subsequent Dividend Period. The Term Selection Agent for each Series of MMP will establish Dividend Periods for such Series (and any additional Dividend Payment Dates, and redemption dates and redemption prices) that the Term Selection Agent determines will be the most favorable financing alternative for the Corporation based upon the then-current Remarketing Conditions. If more than one entity is serving as Term Selection Agent for a Series, such entities shall act in concert in performing their duties, provided that notices referred to herein may be given by one such entity on behalf of all such entities. Each Notice of Term Selection shall state (i) the length of the next succeeding Dividend Period, (ii) in the case of any Dividend Period in excess of 99 days in duration, any Dividend Payment Date or Dates selected by the Term Selection Agent in addition to the last Dividend Payment Date with respect to such Dividend Period and (iii) any additional dates on which Shares of MMP may be redeemed and the corresponding redemption prices (which may not be less than One Thousand Dollars ($1,000) per Share in the case of Shares having a Dividend Period in excess of 364 days) determined by such Term Selection Agent. In the absence of any Notice of Term Selection for a Series of MMP with respect to a Subsequent Dividend Period, the duration of such period shall be the Standard Auction Period. The Term Selection Agent for any series of MMP may withdraw any Notice of Term Selection with respect to such Series, if such Term Selection Agent determines that because of subsequent changes in the Remarketing Conditions the duration of the Subsequent Dividend Period specified in such Notice of Term Selection will not result in the most favorable financing alternative for the Corporation, by sending a Notice of Withdrawal to all holders of record of Shares of MMP or Converted SABRES of such Series by first-class mail, postage prepaid, to the address of each such holder as the same appears on the stock register of the Corporation, by no later than 3:00 P.M., New York City time, on the third Business Day preceding the first day of the applicable Subsequent Dividend Period.

                  Any Notice of Term Selection with respect to any Series of MMP shall be deemed to have been withdrawn if on or prior to the second Business Day preceding the first day of the applicable Subsequent Dividend Period for such Series, the Corporation shall have removed the Term Selection Agent for such Series, and in such event the Corporation shall give a Notice of Removal to record holders of Shares of such Series by first-class mail, postage prepaid, to the address of each such holder as the same appears on the stock register of the Corporation. If more than one entity has been appointed and is acting as Term Selection Agent for that Series, such Notice of Term Selection shall be deemed to have been withdrawn only if the Corporation shall have removed all such entities; and the removal at any time by the Corporation of one or more but not all such entities shall not effect a deemed withdrawal of a Notice of Term Selection and in any such event no Notice of Removal need be given. If the Term Selection Agent for any Series of MMP sends a Notice of Term Selection with respect to any Subsequent Dividend

Period for such Series and delivers a Notice of Withdrawal with respect thereto or such Notice of Term Selection is deemed to have been withdrawn, the duration of such Subsequent Dividend Period for such Series will be the Standard Auction Period. In addition, if there is no Term Selection Agent for any Series of MMP as a result of the resignation or removal of all entities then serving as such, then the duration of each Subsequent Dividend Period will be the Standard Auction Period until the Corporation shall appoint a Term Selection Agent for such Series and such Term Selection Agent shall send a Notice of Term Selection. Any Subsequent Dividend Period for a Series of MMP established by the Term Selection Agent for such Series pursuant to a Notice of Term Selection Agent for such Series pursuant to a Notice of Term Selection (except a Notice of Term Selection that is deemed to be withdrawn) and any withdrawal thereof pursuant to a Notice of Withdrawal shall be conclusive and binding on the Corporation and the holders of Shares of such Series of MMP.

                  Copies of any Notice of Term Selection, Notice of Withdrawal or Notice of Removal shall be delivered physically or by telecopier or other written electronic communication to the Trust Company and the applicable Method Selection Agent by the Term Selection Agent or the Corporation, as the case may be, at the same time they are transmitted to the record holders of Shares of MMP. The Trust Company will thereupon use its reasonable best efforts to provide copies of any such notice to each Broker-Dealer for such Series as soon as practicable after receiving such notice. No defect in any notice or in the mailing thereof shall affect the validity of any change in the Dividend Period or any such withdrawal or removal.

                  Notwithstanding the foregoing, in the event that Sufficient Clearing Bids have not been made, so that the Dividend Rate for the next Dividend Period for a Series of MMP is equal to the Maximum Rate, then the duration of the Subsequent Dividend Period in respect of such Series of MMP shall be the lesser of (i) the length of such Dividend Period as specified by the Term Selection Agent in a Notice of Term Selection sent as described above, or (ii) the Standard Auction Period.

                  At all times prior to a Payment Failure, all Shares of MMP of a Series will have a single Dividend Period and will accumulate dividends at a single Dividend Rate. Except as provided in paragraph G of this Section 5, the Dividend Rate per annum on the Shares of MMP of a Series for each Subsequent Dividend Period shall be equal to the rate per annum that the Trust Company advises the Corporation has resulted from an Auction for such Series. An Auction for MMP of each Series to determine the Dividend Rate for each Subsequent Dividend Period for such Series will be held on the Business Day immediately preceding the first day of each such Subsequent Dividend Period.

                  E. Each Subsequent Dividend Period for each Series of SABRES will begin on a Dividend Payment Date, and except as otherwise provided in paragraphs F and G of this Section 5, the duration of each Subsequent Dividend Period and the Dividend Rate for each such Subsequent Dividend Period for each Share of SABRES shall be established by the Remarketing Agent for such Shares pursuant to the Remarketing Procedures, such determination to be conclusive and binding on the Corporation and the holder of such Share of SABRES.

                  F. Notwithstanding the provisions of paragraphs D and E of this Section 5, the Dividend Rate which results from the application of the Auction Procedures or the

Remarketing Procedures for any Subsequent Dividend Period for any Share of Variable Cumulative Preferred Stock shall not be greater than the Maximum Rate for such Share (i) on the Auction Date, if such Share is MMP or Converted SABRES, or (ii) on the day of Remarketing of such Share, if such Share is SABRES or Converted MMP.

                  G. Notwithstanding the foregoing provisions of this Section 5, the application of the Auction Procedures and the Remarketing Procedures shall be suspended during the continuance of a Payment Failure; and during such continuance dividends will accumulate on the Shares of Variable Cumulative Preferred Stock of all Series at Dividend Rates equal to two hundred percent (200%) of the Applicable Determining Rate for successive Dividend Periods commencing on and after the date such Payment Failure first occurred, or, in the case of the Shares of any Series of Variable Cumulative Preferred Stock so called for redemption, for successive Dividend Periods commencing on and after such redemption date, the duration of such Dividend Periods to be one Business Day in the case of Shares of SABRES and the Standard Auction Period in the case of Shares of MMP. In no event shall the Dividend Rate on any Share of Variable Cumulative Preferred Stock be adjusted prior to the end of a Dividend Period for such Share. If no Payment Failure continues to exist at the end of a Dividend Period, the application of the Auction Procedures and the Remarketing Procedures shall be resumed.

                  H. The Corporation shall pay to the Paying Agent not later than (i) in the case of Dividend Periods of one Business Day, 4:00 P.M., New York City time, and (ii) in the case of all other Dividend Periods, 12:00 noon, New York City time, in each case, on the Business Day next preceding each Dividend Payment Date for Shares of Variable Cumulative Preferred Stock, an aggregate amount of funds available on the next Business Day in The City of New York, New York, equal to all dividends to be paid to all holders of Shares of such Variable Cumulative Preferred Stock on such Dividend Payment Date. All such moneys shall be held in trust for the payment of such dividends by the Paying Agent for the benefit of the holders.

                  I. Each dividend shall be paid to the holders of record at their respective addresses as the same appear on the stock register of the Corporation on the Business Day next preceding the Dividend Payment Date relating to such dividend. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date.

                  J. The amount of dividends per Share accumulated on each Share of Variable Cumulative Preferred Stock during any Dividend Period of less than 365 days shall be computed by multiplying the Dividend Rate for such Dividend Period by a fraction, the numerator of which shall be the number of days in such Dividend Period (calculated by counting the first day thereof and including the last day thereof) and the denominator of which shall be 360, and multiplying One Thousand Dollars ($1,000) by the rate so obtained. During any Dividend Period of 365 days or longer, the amount of dividends per Share accumulated on each Share of Variable Cumulative Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

                  K. Each prospective purchaser of Shares of Variable Cumulative Preferred Stock will be required to sign a Master Purchaser's Letter and deliver such Master Purchaser's Letter (i) to a Broker-Dealer (who will deliver copies thereof to the Trust Company) as a condition precedent to purchasing MMP or (ii) to the applicable Remarketing Agent (who will deliver copies thereof to the Tender Agent) as a condition precedent to purchasing SABRES.

                  6. Auction Procedures.

                  A. Orders by Existing Holders and Potential Holders in an Auction. All Orders must be submitted in Units. On or prior to the Submission Deadline on each Auction Date:

                  (1) each Existing Holder may submit to a Broker-Dealer information as to:

                           (a) the number of Outstanding Shares of MMP of such
                  Series, if any, held by such Existing Holder which such Existing Holder desires to continue to hold for the next succeeding Dividend Period without regard to the rate determined by the Auction Procedures for the next succeeding Dividend Period;

                           (b) the number of Outstanding Shares of MMP of such
                  Series, if any, that such Existing Holder desires to sell for the next succeeding Dividend Period if the rate determined by the Auction Procedures shall be less than the rate per annum specified by such Existing Holder; and/or

                           (c) the number of Outstanding Shares of MMP of such
                  Series, if any, held by such Existing Holder which such Existing Holder offers to sell without regard to the rate determined by the Auction Procedures for the next succeeding Dividend Period; and

                  (2) one or more Broker-Dealers shall in good faith, for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Holders, including Persons that are not Existing Holders, by telephone or otherwise to determine the number of Shares of MMP of such Series, if any, which each such Potential Holder offers to purchase, provided that the rate determined by the Auction Procedures for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Holder. For the purposes hereof, the communication to a Broker-Dealer of information referred to in paragraph A(1)(a), A(1)(b), or A(1)(c) or A(2) of this Section 6 is hereinafter referred to as an "Order" and collectively as "Orders" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in paragraph A(l)(a) of this Section 6 is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in paragraph A(1)(b) or A(2) of this
         Section 6 is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in paragraph A(l)(c) of this Section 6 is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

                  (3) a Bid by an Existing Holder shall constitute an irrevocable offer to sell:

                           (a) the number of Outstanding Shares of MMP of such
                  Series specified in such Bid if the rate determined by the Auction Procedures on such Auction Date shall be less than the rate specified therein; or

                           (b) such number or a lesser number of Outstanding
                  Shares of MMP of such Series to be determined as set forth in paragraph D(1)(d) of this Section 6 if the rate determined by the Auction Procedures on such Auction Date shall be equal to the rate specified therein; or

                           (c) a lesser number of Outstanding Shares of MMP of
                  such Series to be determined as set forth in paragraph D(2)(c) of this Section 6 if the rate specified therein shall be higher than the Maximum Rate and Sufficient Clearing Bids do not exist.

                  (4) a Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

                           (a) the number of Outstanding Shares of MMP of such
                  Series specified in such Sell Order, or

                           (b) such number or a lesser number of Outstanding
                  Shares of MMP of such Series as set forth in paragraph D(2)(c) of this Section 6 if Sufficient Clearing Bids do not exist.

                  (5) a Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

                           (a) the number of Outstanding Shares of MMP of such
                  Series specified in such Bid if the rate determined by the Auction Procedures on such Auction Date shall be higher than the rate specified therein; or

                           (b) the number or a lesser number of Outstanding
                  Shares of MMP of such Series as set forth in paragraph D(1)(e) of this Section 6 if the rate determined by the Auction Procedures on such Auction Date shall be equal to the rate specified therein.

                  B. Submission of Orders by Broker-Dealers to Trust Company.

                  (1) Each Broker-Dealer shall submit in writing to the Trust Company prior to the Submission Deadline on each Auction Date for a Series of MMP all Orders obtained by such Broker-Dealer and specify with respect to each Order:

                           (a) the name of the Bidder placing such Order;

                           (b) the aggregate number of Shares of MMP of such
                  Series that are the subject of such Order;

                           (c) to the extent that such Bidder is an Existing
                  Holder:

                           (i) the number of Shares of MMP of such Series, if
                               any, subject to any Hold Order;

                          (ii) the number of Shares of MMP of such Series, if
                               any, subject to any Bid and the rate specified in such Bid; and

                         (iii) the number of Shares of MMP of such Series, if
                               any, subject to any Sell Order; and

                     (d) to the extent such Bidder is a Potential Holder,
                  the rate specified in such Potential Holder's Bid.

                  (2) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Trust Company shall round such rate up to the next highest one thousandth (.001) of 1%.

                  (3) If an Order or Orders covering all of the Outstanding Shares of MMP of such Series held by any Existing Holder is or are not submitted for any reason to the Trust Company prior to the Submission Deadline, the Trust Company shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding Shares of MMP of such Series held by such Existing Holder and not subject to Orders submitted to the Trust Company, except that
         (i) a Sell Order will be deemed to have been submitted on behalf of an Existing Holder if an Order is not submitted on behalf of such Existing Holder in the case of an Auction for a Dividend Period of 365 days or more and (ii) a Sell Order will be deemed to have been submitted on behalf of a holder of Converted SABRES if an Order is not submitted on behalf of such holder.

                  (4) If one or more Orders covering in the aggregate more than the number of Outstanding Shares of MMP of such Series held by any Existing Holder are submitted to the Trust Company, such Orders shall be considered valid as follows and in the following order of priority:

                     (a) all Hold Orders shall be considered valid, but
                  only up to and including in the aggregate the number of Shares of MMP of such Series held by such Existing Holder, and, if the number of Shares of MMP of such Series subject to such Hold Orders exceeds the number of Shares of MMP of such Series held by such Existing Holder, the number of Shares of MMP of such Series subject to each such Hold Order shall be reduced pro rata to cover the number of Shares of MMP of such Series held by such Existing Holder:

                     (b) (i) any Bid shall be considered valid up to and
                  including the excess of the number of Outstanding Shares of MMP of such Series held by such Existing Holder over the number of Shares of MMP of such Series subject to any Hold Order referred to in paragraph B(4)(a) above,

                        (ii) subject to paragraph B(4)(b)(i) above, if
                             more than one Bid with the same rate is
                             submitted on behalf of such Existing Holder and the number of Shares of MMP of such Series subject to such Bids is greater than such excess then such Bids shall be considered valid up to the amount of such excess, and the number of Shares of MMP of such Series subject to each Bid with the same rate shall be reduced pro rata to cover the number of Shares of MMP of such Series equal to such excess, and

                           (iii) subject to paragraphs B(4)(b)(i) and (ii) above, if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates up to the amount of such excess, and

                           (iv) in any such event the number, if any, of such Shares of MMP of such Series subject to Bids not valid under this paragraph B(4)(b) shall be treated as the subject of a Bid by a Potential Holder; and

                           (c) all Sell Orders shall be considered valid but
                  only up to and including in the aggregate the excess of the number of Outstanding Shares of MMP of such Series held by such Existing Holder over the sum of the Shares of MMP of such Series subject to Hold Orders referred to in paragraph B(4)(a) and valid Bids by Existing Holders referred to in paragraph B(4)(b) above.

                  (5) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate therein specified.

                  C. Determination of Sufficient Clearing Bids, Winning Bid Rate and Dividend Rate.

                  (1) Not earlier than the Submission Deadline on each Auction Date for a Series of MMP, the Trust Company shall assemble all Orders submitted or deemed submitted to it by Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

                           (a) the excess of the total number of Outstanding
                  Shares of MMP of such Series over the number of Outstanding Shares of MMP of such Series that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available Shares");

                           (b) From the Submitted Orders whether the number of
                  Outstanding Shares of MMP of such Series that are the subject of Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Rate exceeds or is equal to the sum of:

                           (i) the number of Outstanding Shares of MMP of such Series that are the subject of Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Rate, and

                           (ii) the number of Outstanding Shares of MMP of such Series that are subject to Submitted Sell Orders (in the event of such excess or such equality, other than because the number of Shares of MMP of such Series in paragraphs C(1)(b)(i) and C(1)(b)(ii) above is zero because all of the Outstanding Shares of MMP of such Series are the subject of Submitted Hold Orders, such Submitted Bids in this paragraph (b) being hereinafter referred to collectively as "Sufficient Clearing Bids"), and

                           (c) if Sufficient Clearing Bids exist, the lowest
                  rate specified in the Submitted Bids (the "Winning Bid Rate") which if:

                           (i) (A) each Submitted Bid from Existing Holders specifying such lowest rate and (B) all other Submitted Bids from Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the Shares of MMP of such Series that are the subject of such Submitted Bids, and

                           (ii) (A) each Submitted Bid from Potential Holders specifying such lowest rate and (B) all other Submitted Bids from Potential Holders specifying lower rates were accepted, thus entitling the Potential Holders to purchase the Shares of MMP of such Series that are the subject of those Submitted Bids, would result in such Existing Holders described in paragraph C(1)(c)(i) above continuing to hold an aggregate number of Outstanding Shares of MMP of such Series which, when added to the number of Outstanding Shares of MMP of such Series to be purchased by such Potential Holders described in paragraph C(1)(c)(ii) above would equal not less than the Available Shares.

                  (2) Promptly after the Trust Company has made the determinations pursuant to paragraph C(1) above, the Trust Company shall advise the Corporation of the Applicable Determining Rate and the Maximum Rate and, based on such determinations, the Dividend Rate for the next succeeding Dividend Period as follows:

                           (a) if Sufficient Clearing Bids exist, that the
                  Dividend Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate so determined;

                           (b) if Sufficient Clearing Bids do not exist (other
                  than because all of the Outstanding Shares of MMP of such Series of a Series are the subject of Submitted Hold Orders), that the Dividend Rate for the next succeeding Dividend Period shall be the Maximum Rate; or

                           (c) if all of the Outstanding Shares of MMP of such
                  Series are the subject of Submitted Hold Orders, the Dividend Rate for the next succeeding Dividend Period shall be equal to fifty-eight per cent (58%) of the Applicable Determining Rate.

                  D. Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares in an Auction. Based on the determinations made pursuant to paragraph C(l) above, the Submitted Bids and the Submitted Sell Orders shall be accepted or rejected and the Trust Company shall take such other action as set forth below:

                  (1) If Sufficient Clearing Bids have been made, Submitted Bids and Submitted Sell Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected, subject to the Rounding Procedures:

                           (a) the Submitted Sell Orders of Existing Holders
                  shall be accepted and the Submitted Bids of each of the Existing Holders specifying any rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the Shares of MMP of such Series that are the subject of such Submitted Bids;

                           (b) the Submitted Bids of each of the Existing
                  Holders specifying any rate that is lower than the Winning Bid Rate shall be rejected, thus requiring each such Existing Holder to continue to hold the Shares of MMP of such Series that are the subject of such Submitted Bids;

                           (c) the Submitted Bids of each of the Potential
                  Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted;

                           (d) the Submitted Bids of each of the Existing
                  Holders specifying a rate that is equal to the Winning Bid Rate shall be rejected, thus requiring each such Existing Holder to continue to hold the Shares of MMP of such Series that are the subject of such Submitted Bids, unless the number of Outstanding Shares of MMP of such Series subject to all such Submitted Bids shall be greater than the number of Shares ("Remaining Shares") equal to the excess of the Available Shares over the number of Shares of MMP of such Series subject to Submitted Bids described in paragraphs D(1)(b) and D(1)(c) above, in which event the Submitted Bids of each such Existing Holder shall be rejected in part, and each such Existing Holder shall be required to continue to hold Shares of MMP of such Series, but only in an amount equal to the difference between (A) the number of Outstanding Shares of MMP of such Series then held by such Existing Holder subject to such Submitted Bids and (B) the number of Shares of MMP of such

                  Series obtained by multiplying the number of Remaining Shares by a fraction, the numerator of which shall be the number of Outstanding Shares of MMP of such Series held by such Existing Holder subject to such Submitted Bids, and the denominator of which shall be the sum of the number of Outstanding Shares of MMP of such Series subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

                           (e) the Submitted Bids of each of the Potential
                  Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Shares of MMP of such Series obtained by multiplying the difference between the Available Shares and the number of Shares of MMP of such Series subject to Submitted Bids described in paragraphs D(1)(b), D(1)(c) and D(1)(d) above by a fraction, the numerator of which shall be the number of Outstanding Shares of MMP of such Series subject to such Submitted Bids, and the denominator of which shall be the sum of the number of Outstanding Shares of MMP of such Series subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate.

                  (2) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding Shares of MMP of such Series are subject to Submitted Hold Orders), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected, subject to the Rounding Procedures:

                           (a) the Submitted Bids of each Existing Holder
                  specifying any rate that is equal to or lower than the Maximum Rate shall be rejected, thus requiring such Existing Holder to continue to hold the Shares of MMP of such Series that are the subject of such Submitted Bids;

                           (b) the Submitted Bids if each Potential Holder
                  specifying any rate that is equal to or lower than the Maximum Rate shall be accepted; and

                           (c) the Submitted Bids of each Existing Holder
                  specifying any rate that is higher than the Maximum Rate shall be accepted and the Submitted Sell Orders of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted any such Submitted Bid or Submitted Sell Order to sell the Shares of MMP of such Series subject to Submitted Bid or Submitted Sell Order, but, in both cases only in an amount equal to the difference between (A) the number of Outstanding Shares of MMP of such Series then held by such Existing Holder subject to such Submitted Bids or Submitted Sell Orders and (B) the number of Shares of MMP of such Series obtained by multiplying the difference between the Available Shares and the aggregate number of Shares of MMP of such Series subject to Submitted Bids described in paragraphs D(2)(a) and D(2)(b) above by a fraction, the numerator of which shall be the number of Outstanding Shares of MMP of such Series held by such Existing Holder subject to such Submitted Bids or Submitted Sell Orders, and the denominator of which shall be the number of Outstanding Shares of MMP of such Series subject to all such Submitted Bids and Submitted Sell Orders.

                  7.       Remarketing Procedures.

                  A. Determination of Dividend Periods and Rates for Remarketed Stock. Subject to paragraphs F and G of Section 5 hereof, the duration of each Subsequent Dividend Period, and the Dividend Rate for each Subsequent Dividend Period, will be established by the Remarketing Agent for each Share of SABRES and will be conclusive and binding on the Corporation and the holder of such Share of SABRES. Each Remarketing Agent will establish Dividend Rates (which shall not exceed the Maximum Rate) for each Dividend Period for such Share of SABRES which it shall determine will be the lowest rate at which tendered Shares of SABRES would be remarketed at One Thousand Dollars ($1,000) per Share. In establishing each Dividend Period and Dividend Rate, each Remarketing Agent will select Dividend Periods and Dividend Rates which it shall determine will result in the most favorable financing alternative for the Corporation based on the then-current Remarketing Conditions. The Shares of SABRES will be remarketed and traded only in Units. All the Shares of SABRES in a Unit will have the same Dividend Rate and Dividend Period.

                  B. Remarketing; Tender for Remarketing. The following procedures shall be applicable to each Remarketed Share:

                  (1) The Remarketing Agent. The Corporation shall take all reasonable action necessary so that, at all times when a Series of SABRES or Converted MMP is outstanding, one or more investment banks, brokers, dealers or other organizations qualified to remarket Shares of SABRES and to establish Dividend Periods and Dividend Rates as herein provided shall act as Remarketing Agent for each Share of SABRES of such Series. Each Remarketing Agent shall use its best efforts to remarket all Shares of SABRES, on behalf of the holders thereof, tendered for sale by Remarketing for which it is acting as Remarketing Agent without charge to such holder, only at $1,000 per Share, provided that no such Remarketing Agent shall be obligated to remarket such Shares if there shall be a material misstatement or omission in any disclosure document provided by the Corporation and used in connection with the Remarketing of such Share or at any time such Remarketing Agent shall have determined that it is not advisable to remarket such Share by reason of: (i) a material adverse change in the financial condition of the Corporation, (ii) a banking moratorium, (iii) domestic or international hostilities, (iv) an amendment of the provisions hereof which materially and adversely changes the nature of the Shares of SABRES or the Remarketing Procedures or (v) a Payment Failure. Any Remarketing Agent may purchase tendered Shares for its own account. Should the Remarketing Agent for any Share of SABRES not succeed in Remarketing all such Shares of SABRES so tendered for Remarketing on any date, such Remarketing Agent shall select the Shares of such SABRES to be sold from those tendered pro rata or in such other manner as it shall deem appropriate so that each owner shall beneficially own Shares of SABRES of a Series only in Units. Payments for Shares of SABRES remarketed shall be made by the Tender Agent by crediting such payments to the accounts of the holders thereof maintained by the Tender Agent or, to the extent duly requested by holders, by wire or other transfer in immediately available funds to their accounts with commercial banks in the United States, but, in either case, only upon surrender to the Tender Agent of the certificates representing such Shares of SABRES, properly endorsed for transfer. If for any reason a Share of SABRES tendered for Remarketing is not remarketed in the applicable Remarketing, such Share will be retained by its holder. Until remarketed each such Share of SABRES will have successive Dividend Periods of one Business Day and will be entitled to dividends, payable daily, at the Maximum Rate.

                  (2) Notice of Shares To Be Retained. Each Share of SABRES or Converted MMP shall be deemed to have been tendered to the Tender Agent for sale by Remarketing on the Business Day immediately preceding the first day of each Subsequent Dividend Period applicable thereto, unless the holder thereof shall have given irrevocable notice otherwise to the Remarketing Agent for such Share of SABRES or Converted MMP or, if so instructed by such Remarketing Agent, to the Tender Agent. Such notice, which may be telephonic or written, must be delivered to such agent prior to 3:00 P.M., New York City time, on such Business Day or on such earlier day specified in a notice, if any, mailed by the Tender Agent at the direction of such Remarketing Agent to such record holder at its address as the same appears on the stock register of the Corporation, which day shall be a Business Day at least four Business Days after the mailing of such notice. The notice from such holder of an election to retain Shares of SABRES shall state (i) the number of the certificate representing the Shares of SABRES not to be deemed to have been so tendered, unless such certificate is held by the SABRES Depositary,
         (ii) the number of Shares of SABRES represented by such certificate or, in the case of Shares of SABRES held by the SABRES Depositary, the number of Shares so held, and (iii) the number of such Shares of SABRES which shall be deemed not to have been so tendered. An owner may tender Shares of SABRES or Converted MMP of a Series only in Units.

                  (3) Shares Deemed To Have Been Tendered. The failure to give notice with respect to any Share of SABRES or Converted MMP as provided in paragraph B(2) above shall constitute the irrevocable tender for Remarketing of such Share. Certificates representing Shares so tendered and remarketed shall be issued to the purchasers thereof or to the SABRES Depositary, irrespective of whether the certificates formerly representing such Shares shall have been delivered to the Tender Agent. A holder which has not given notice that it will retain Shares of SABRES or Converted MMP shall have no further rights with respect to such Shares upon the Remarketing of such Shares, except the right to receive any previously declared but unpaid dividends thereon and the proceeds of the Remarketing of such Shares (but only upon surrender of the certificates representing such Shares to the Tender Agent properly endorsed for transfer, in the case of a holder which has taken physical delivery of a Share certificate). At any time, any or all Units of SABRES of a Series may have Dividend Periods of various lengths. Depending on Remarketing Conditions at the time of Remarketing, any or all Units of SABRES of a Series may have different Dividend Rates, including those set on the same day for Dividend Periods of equal length.

                  (4) Funds for Purchase of Shares. Shares of SABRES tendered for Remarketing as provided in this Section 7 shall be purchased, and payments to the holders for Shares of SABRES remarketed will be made, solely from the proceeds received from the purchasers of such Shares in a Remarketing. Neither the Corporation, the Tender Agent nor any Remarketing Agent shall be obligated to provide funds to make payment to the holders of Shares so tendered.

                  C. The Remarketing Process. The Remarketing process will be conducted on the following schedule and in the following manner (all times are New York City Time):

                  The Business Day Immediately Preceding the First Day of each Subsequent Dividend Period (or such other time and day as may have been specified in a notice mailed to the holders of Shares of SABRES or Converted
MMP):

                  Beginning Not Later Than 1:00 P.M. The Remarketing Agent for the Shares then being remarketed will determine and, upon request, make available to all interested persons non-binding indications of Dividend Periods and Dividend Rates based upon then-current Remarketing Conditions. Each holder may obtain a binding commitment as to the specific Dividend Period or Dividend Periods and the related Dividend Rate or Dividend Rates which will be applicable to such holder's Shares.

                  At 3:00 P.M. Holders of Shares of SABRES and Converted MMP will be deemed to have tendered Shares for sale by Remarketing at $1,000 per Share and only in Units unless they have given contrary instructions to the Remarketing Agent for such Shares or, if so instructed by such Remarketing Agent, to the Tender Agent.

                  After 3:00 P.M. The applicable Remarketing Agent will solicit and receive orders from prospective investors to purchase tendered Shares of SABRES. A purchaser, at the time of its agreement to purchase Shares of SABRES, may obtain a binding commitment as to the specific Dividend Period or Dividend Periods and the related Dividend Rate or Dividend Rates for such Shares of SABRES based upon then-current Remarketing Conditions.

                  The First Day of such Subsequent Dividend Period (always a Business Day):

                  Opening of Business. The applicable Remarketing Agent will continue, if necessary, Remarketing Shares of SABRES.

                  By 1:00 P.M. The applicable Remarketing Agent will have completed Remarketing and will advise the Tender Agent as to the Dividend Rate and Dividend Period applicable to each Share of SABRES commencing a Dividend Period on that day and of any failure to remarket.

                  By 2:30 P.M. New holders must deliver the purchase price as instructed by the applicable Remarketing Agent. Former holders will be paid the proceeds of the Remarketing of their Shares by the Tender Agent (upon surrender of their certificates, if applicable).

                  8. Miscellaneous.

                  A. The Board of Directors may interpret the provisions hereof to resolve any inconsistency or ambiguity which may arise or be revealed in connection with the Auction Procedures or the Remarketing Procedures provided for herein.

                  B. So long as the Dividend Rate is based on the results of an Auction, an Existing Holder (i) may sell, transfer or otherwise dispose of Shares of MMP of such Series only pursuant to a Bid or Sell Order in accordance with the Auction Procedures or to or through a Broker-Dealer or to a Person that shall have delivered, or has caused to be delivered, a signed copy of a Master Purchaser's Letter to the Trust Company, provided that in the case of all transfers other than pursuant to Auctions, such Existing Holder, its Agent Member or its Broker-Dealer advises the Trust Company of such transfer, and (ii) shall have the ownership of the Shares of Variable Cumulative Preferred Stock of the Series held by it maintained in book entry form by the Auction Stock Depositary in the account of its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership. Any transfer of Shares of MMP in violation of the terms of a Master Purchaser's Letter may affect the right of the Person acquiring such Shares to participate in Auctions.

                  C. Each Remarketing Agent will be required to register on a list maintained pursuant to a Remarketing Agreement a transfer of Shares of SABRES for which it is the Remarketing Agent from a holder to another person only if such transfer is made to a person that has delivered a signed Master Purchaser's Letter to such Remarketing Agent and if (i) such transfer is pursuant to a Remarketing or (ii) such Remarketing Agent has been notified in writing (A) by such holder of such transfer or (B) by any person that purchased or sold such Shares in a Remarketing of the failure of such Shares to be delivered or paid for, as the case may be, in connection with such Remarketing. A Remarketing Agent is not required to register a transfer of Shares of SABRES pursuant to clause (ii) above on or prior to the Business Day immediately preceding the first day of a Subsequent Dividend Period for such Shares unless it receives the written notice required by such clause (ii) by 3:00 P.M., New York City time, on the second Business Day preceding the first day of such Subsequent Dividend Period. Such Remarketing Agent will rescind a transfer registered on such list as a result of a Remarketing if the Remarketing Agent is notified in writing of the failure of Shares to be delivered or paid for as required. Any transfer of Shares of SABRES made in violation of the terms of a Master Purchaser's Letter may affect the right of the Person acquiring such Shares to participate in Remarketings.

                  D. The Corporation or any Affiliate of the Corporation may acquire, hold or dispose of Shares of SABRES. As at the date of this Certificate of Designations, the Corporation anticipates, subject to such limitations as it and the Remarketing Agent may agree, that it and its Affiliates will purchase Shares of SABRES during Remarketings only after 3:00 P.M. on the Business Day immediately preceding the first day of each Subsequent Dividend Period and only at Dividend Rates and for Dividend Periods established by the Remarketing Agents without regard to such offers by the Corporation or its Affiliates and will tender Shares of SABRES for Remarketing only upon at least ten days' prior notice to the Remarketing Agents. In the event that the Corporation or its Affiliates purchase Shares of SABRES for their respective accounts, all Shares of the same Series of SABRES tendered by other owners, including any such Shares of SABRES owned by a Remarketing Agent, will be remarketed before the Remarketing of any such Shares of SABRES of such Series owned by the Corporation or its Affiliates. If any Shares of SABRES tendered for Remarketing are not sold, any Shares of SABRES of the same Series tendered for Remarketing by the Corporation or an Affiliate of the Corporation, up to the number of such Shares not so sold, will be deemed not to have been so tendered. If the Method of determining the Dividend Rate for some or all of the Series of SABRES were to be changed from the Remarketing Method to the Auction Method, the Corporation or any Affiliate of the Corporation may submit Sell Orders in an Auction with respect to the Converted SABRES created thereby.

                  Neither the Corporation nor any Affiliate thereof may submit an Order in an Auction, except a Sell Order and, in the case of an Affiliate which is then acting as a Broker-Dealer, Orders on behalf of Existing Holders or Potential Holders not for its own account.

                  E. The Trust Company shall reject any Submitted Order of the Corporation or an Affiliate, except for Sell Orders and Orders of affiliated Broker-Dealers permitted under paragraph D of this Section 8.

                  F. If (i) a Payment Failure shall have occurred or (ii) the Auction Stock Depositary shall resign and the Corporation shall not have selected a substitute Auction Stock Depositary reasonably acceptable to the Trust Company prior to such resignation, Shares of MMP of each Series may be registered for transfer or exchange and new certificates issued upon surrender of the older certificates in form deemed by the Trust Company properly endorsed for transfer with all necessary endorsers' signatures guaranteed in such manner and form as the Trust Company may require by a guarantor reasonably believed by the Trust Company to be responsible, accompanied by such assurances as the Trust Company shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement and satisfactory evidence of compliance with all applicable law relating to the collection of taxes or funds necessary for the payment of such taxes.

                  G. The Corporation or any Affiliate of the Corporation may acquire Shares of MMP from Existing Holders other than through an Auction, provided that any Shares so acquired are cancelled and returned to the status of authorized but undesignated shares of preferred stock.

                  H. Upon the selection of a Dividend Determination Method for a Series of Variable Cumulative Preferred Stock for any Subsequent Dividend Period other than the Dividend Determination Method then applicable to such Series, the holders of record of the Shares of such Series shall transfer the certificates for such Shares to the Auction Stock Depositary, in the case of the selection of the Auction Method, or the SABRES Depositary, in the case of the selection of the Remarketing Method, in either case on the first day of such Subsequent Dividend Period. In the event a holder fails to so transfer its certificates as aforesaid, such certificates shall be deemed cancelled and the Corporation shall issue a new certificate to the Auction Stock Depositary or the SABRES Depositary, as the case may be.

                  I. The purchase price of each Share of Variable Cumulative Preferred Stock which is sold either through the Auction Procedures or the Remarketing Procedures shall be One Thousand Dollars ($l,000).

                  J. All certificates representing Shares shall be issued in Share amounts equivalent to Units.

                  K. An Auction will be held in respect of each Series of Converted SABRES on the Initial Auction Date. If a holder of Converted SABRES does not submit an Order in such Auction, such holder will be deemed to have submitted a Sell Order in such Auction.

                  L. If a holder of Shares of Converted MMP fails to give irrevocable notice otherwise to the Remarketing Agent for such Shares (or, if so instructed by such Remarketing Agent, to the Tender Agent) by no later than 3:00 P.M., New York City time, on the Business Day immediately preceding the first day of the Subsequent Dividend Period applicable thereto, or such other day as is specified in a notice delivered in the manner set forth in paragraph (B)(2) of Section 7, such holder will be deemed to have tendered such Shares for sale by Remarketing on such Business Day.

                  M. At all times when Shares of a Series of MMP or Converted SABRES are Outstanding, the Corporation will use its best efforts to maintain a Broker-Dealer and Trust Company for such Shares. At all times when Shares of a Series of SABRES or Converted MMP are outstanding, the Corporation will use its best efforts to maintain a Remarketing Agent for such Shares.

                  9. Redemption.

                  A. The Shares of Variable Cumulative Preferred Stock of each Series shall be subject to redemption in Units, as a whole or from time to time in part at the option of the Corporation out of funds legally available therefor on one of the following dates (each such date is hereinafter referred to herein as a "redemption date") (i) on the last Dividend Payment Date with respect to any Dividend Period and at any time when the Dividend Rate applicable to such Shares is the Maximum Rate at a redemption price of One Thousand Dollars ($1,000) per Share, plus an amount equal to accumulated and unpaid dividends thereon to, but excluding, the date fixed for redemption and (ii) on such redemption dates and at redemption prices (which may not be less than $1,000 per Share in the case of Shares having a Dividend Period in excess of 364 days) established by the applicable Term Selection Agent in the case of MMP, or by the applicable Remarketing Agent in the case of SABRES, prior to the commencement of such Dividend Period, plus an amount equal to accumulated and unpaid dividends thereon to, but excluding, the date set for redemption. The applicable Term Selection Agent or the applicable Remarketing Agent, as the case may be, will establish dates on which Shares may be redeemed and the corresponding redemption prices of such Shares on such dates that the applicable Term Selection Agent or the applicable Remarketing Agent, as the case may be, determines based on the then-current Remarketing Conditions will be the most favorable financing alternative for the Corporation. Notice of redemption will be provided to record holders of Shares of Variable Cumulative Preferred Stock to be redeemed not less than 30 nor more than 60 days prior to the date fixed for redemption by mail, first-class, postage prepaid, such notice to be addressed to the record holder at the address for such holder as the same appears on the stock register of the Corporation. Such notice shall specify the record date for determining holders of Shares to be redeemed.

                  B. Notwithstanding the foregoing, if any dividends on Shares of Variable Cumulative Preferred Stock are in arrears, no Shares of Variable Cumulative Preferred Stock shall be redeemed unless all Outstanding Shares of Variable Cumulative Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any Shares of Variable Cumulative Preferred Stock, provided, that the foregoing shall not prevent the purchase or acquisition of Shares of Variable Cumulative Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all Outstanding Shares of Variable Cumulative Preferred Stock. None of the foregoing shall preclude the Corporation from acquiring Shares of Variable Cumulative Preferred Stock, constituting either all or a part of a Series, in a tender or an exchange offer.

                  C. Each holder of Shares of Variable Cumulative Preferred Stock called for redemption shall surrender the certificate or certificates, if any, evidencing such Shares to the Corporation at the place designated in the notice of redemption for such Shares (properly endorsed or assigned for transfer, if the notice shall so state) and shall thereupon be entitled to receive payment of the redemption price plus an amount equal to accumulated and unpaid dividends to, but excluding, the redemption date therefor.

                  D. If fewer than all of the Outstanding Shares of Variable Cumulative Preferred Stock of any Series are to be redeemed as set forth above, the number of Shares to be redeemed shall be determined by the Board of Directors. In the case of Shares of MMP, the Shares of such Series shall be redeemed pro rata from the holders of record of such Shares in proportion to the number of such Shares held by such holders with adjustments for fractional shares and so as to ensure that the Shares remaining Outstanding after such redemption are held of record in Units. In the case of SABRES, the Shares of such Series shall be redeemed pro rata from the holders of record of the Shares of such Series having the same Dividend Period and redemption terms, with adjustments for fractional shares and so as to ensure that the Shares remaining Outstanding after such redemption are held of record in Units.

                  E. If notice of redemption shall have been given, then, notwithstanding that any certificate for Shares so called for redemption shall not have been surrendered for cancellation, from and after the date fixed for redemption (unless a Payment Failure shall have occurred), the Shares represented thereby shall no longer be deemed Outstanding, dividends thereon shall cease to accumulate and all rights of the holders thereon with respect to the Shares so called for redemption shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable upon redemption thereof, without interest. After the date designated for redemption, and if the redemption price has been paid or set aside for payment, such Shares of Variable Cumulative Preferred Stock shall not be transferable on the stock register of the Corporation. Upon surrender in accordance with the notice of redemption of the certificate or certificates for the Shares so redeemed (properly endorsed or assigned for transfer, if such notice shall so state), the redemption price set forth above will be paid by the Paying Agent.

                  F. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the record holder receives the notice. In any case, failure duly to give such notice to the holder of any Shares of any Series of Variable Cumulative Preferred Stock designated for redemption, in whole or in part, or any defect in such notice shall not affect the validity of the proceedings for the redemption of any other Shares of a Series.

                  G. Shares of Variable Cumulative Preferred Stock which have been redeemed will be cancelled and upon the filing of any certificate that may be required under Delaware law may be restored to the status of authorized but undesignated and unissued shares of preferred stock.

                  10. Sinking Fund. There shall not be any sinking fund for the redemption of any Shares of any Series of Variable Cumulative Preferred Stock.

                  11. Liquidation Preference.

                  A. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Shares of Variable Cumulative Preferred Stock of each Series shall be entitled to receive out of assets of the Corporation available for distribution to stockholders, before any distribution of assets of the Corporation is made to holders of Junior Stock, One Thousand Dollars ($1,000) per Share plus an amount equal to accumulated and unpaid dividends to the date of distribution.

                  B. If, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to each Series of the Variable Cumulative Preferred Stock, the Other Outstanding Preferred Stock and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the Variable Cumulative Preferred Stock are not paid in full, then the holders of the Variable Cumulative Preferred Stock and of all such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled assuming all amounts thereon were paid in full.

                  C. After payment to the holders of the Variable Cumulative Preferred Stock of the full preferential amounts to which they are entitled, the holders of the Shares of Variable Cumulative Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. The merger or consolidation of the Corporation into or with any other Person shall not be or be deemed to be a liquidation, dissolution or winding up for purposes of this Section 11.

                  11. Voting Rights.

                  A. Holders of the Variable Cumulative Preferred Stock of any Series are not entitled to any voting rights, except as may be required by law or as specified in this Section 12.

                  B. If at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of preferred stock of the Corporation are in default, the number of directors constituting the Board of Directors will be increased by two. The holders of record of the Variable Cumulative Preferred Stock, voting separately as a class with the holders of shares of any one or more other series of preferred stock upon which like voting rights have been conferred (including, without limitation, the Outstanding Cumulative Preferred Stock), shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of record of Variable Cumulative Preferred Stock and all applicable Series of Outstanding Cumulative Preferred Stock (other than the Series A Preferred Stock) being entitled to cast one vote per share and the holders of record of Series A Preferred Stock being entitled to cast one-tenth (1/10) of one vote per share, with the remaining directors of the Corporation to be elected by the holders of record of shares of any other class or classes or series of stock entitled to vote therefor. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, without cause, only by the affirmative vote of the holders of record of the shares of preferred stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders of record called for that purpose, and any vacancy in such directorship thereby created or otherwise created may be filled by the vote of such holders of record. If and when such default shall cease to exist, the holders of record of Variable Cumulative Preferred Stock and the holders of record of shares of any one or more series of preferred stock upon which like voting rights have been conferred (including, without limitation, the holders of record of the Outstanding Cumulative Preferred Stock) shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. For purposes of the foregoing, default in the payment of dividends for the equivalent of six quarterly dividends means, in the case of Variable Cumulative Preferred Stock which pays dividends either more or less frequently than every quarter, default in the payment of dividends in respect of one or more Dividend Periods containing in the aggregate not less than 540 days.

                  C. Unless the vote or consent of the holders of record of a greater number of shares shall then be required by law, the consent of the holders of record of at least 66 2/3% of all of the Shares of all Series of Variable Cumulative Preferred Stock and all other shares of the same class at the time outstanding (including, without limitation, the holders of record of the Other Outstanding Preferred Stock), given in person or by proxy, either in writing or by a vote at a meeting called for that purpose, voting as a class without regard to series, the holders of record of Shares of Variable Cumulative Preferred Stock and Other Outstanding Preferred Stock (other than the Series A Preferred Stock) being entitled to cast one vote per Share and the holders of record of Series A Preferred Stock being entitled to cast one-tenth (1/10) of one vote per share, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Restated Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designations or any similar document relating to any series of preferred stock) so as to affect adversely the preferences, rights, powers or privileges of such series and any other shares of the same class (including, without limitation, the Other Outstanding Preferred Stock); provided, however, that in any case in which one or more, but not all, series of Variable Cumulative Preferred Stock, Other Outstanding Preferred Stock or other series of such class would be adversely affected as to the preferences, rights, powers or privileges thereof, the affirmative consent of holders of record of shares entitled to cast at least 66 2/3% of the votes entitled to be cast by the holders of all of the shares of all of such series that would be adversely affected (including, without limitation, the Other Outstanding Preferred Stock), voting as a class, shall be required in lieu thereof.

                  D. Unless the vote or consent of the holders of record of a greater number of shares shall then be required by law, the consent of the holders of record of at least 66 2/3% of all Shares of all Series of Variable Cumulative Preferred Stock and all shares of all other series of preferred stock ranking on a parity with the Shares, either as to dividends or upon liquidation (including, without limitation, the Other Outstanding Preferred Stock), at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of record of Shares of all Series of Variable Cumulative Preferred Stock, Other Outstanding Preferred Stock and shares of such other series of preferred stock shall vote together as a single class without regard to series, the holders of record of shares of all Series of Variable Cumulative Preferred Stock and Other Outstanding Preferred Stock (other than the Series A Preferred Stock) being entitled to cast one vote per Share and the holders of record of Series A Preferred Stock being entitled to cast one-tenth (1/10) of one vote per share, shall be necessary to issue, authorize, or increase the authorized amount of, or issue or authorize any obligations or security convertible into or evidencing a right to purchase, any additional class or series of stock ranking prior to the Shares, Other Outstanding Preferred Stock or such other preferred stock as to dividends or upon liquidation.

                                                                      Appendix C

                           CERTIFICATE OF DESIGNATIONS
                                       OF
                        6 5/8% CUMULATIVE PREFERRED STOCK
                                       OF
                             J.P. MORGAN CHASE & CO.

                         Pursuant to Section 151 of the
                General Corporation law of the State of Delaware

                  J.P. MORGAN CHASE & CO., a corporation organized under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolutions were duly adopted by the Board of Directors of the Corporation at a meeting duly held and convened on September 12, 2000, and by the Stock Committee of the Board of Directors by unanimous written consent executed on December 18, 2000, pursuant to the authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation of the Corporation, which authorized the issuance of up to 200,000,000 shares of preferred stock, par value $1.00 per share, and pursuant to authority conferred upon the Stock Committee of the Board of Directors by
Section 141(c) of the General Corporation Law of the State of Delaware, by the By-Laws of the Corporation and by resolutions of the Board of Directors adopted at a meeting duly convened and held on September 12, 2000:

                  1. The Board of Directors on September 12, 2000 adopted the following resolutions authorizing the Stock Committee of the Board of Directors to act on behalf of the Board of Directors in connection with the issuance of Preferred Stock pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of September 12, 2000, between J.P. Morgan & Co. Incorporated ("J.P. Morgan") and the Corporation, which provided for the merger of J.P. Morgan with and into the Corporation, with the Corporation continuing as the surviving corporation in the merger under the name "J.P. Morgan Chase & Co.":

                  RESOLVED, that it is advisable and in the best interests of The Chase Manhattan Corporation (the "Corporation") and its stockholders for the Corporation to enter into the Agreement and Plan of Merger between the Corporation and J.P. Morgan & Co. Incorporated, a Delaware corporation ("J.P. Morgan"), substantially in the form presented to this Meeting (the "Merger Agreement"), pursuant to which, among other things: (i) J.P. Morgan would merge with and into the Corporation (the "Merger"); (ii) in accordance with the terms and conditions of the Merger Agreement, each then outstanding share of common stock, par value $2.50 per share, of J.P. Morgan ("J.P. Morgan Common Stock"), other than shares which would be cancelled and retired and cease to exist as a result of the Merger, would be converted into 3.70 fully paid and nonassessable shares of common stock, par value $1.00 per share, of the Corporation (the "Common Stock"); (iii) each then outstanding share of preferred stock, without par value, of J.P. Morgan (the "J.P. Morgan Preferred Stock"), other than (A) shares which would be cancelled and retired and cease to exist as a result of the Merger and (B) shares as to which the holders have properly perfected any rights of appraisal pursuant to Section 262 of the Delaware General Corporation Law, shall be converted into a share of a corresponding series of preferred stock, par value $1.00 per share, of the Corporation (the "Preferred Stock"), in each case having substantially the same terms as the respective series of J.P. Morgan Preferred Stock being so converted (such Preferred Stock of the Corporation to be so issued being hereinafter referred to as the "Merger Preferred Stock"); and (iv) the Corporation's Certificate of Incorporation would be amended pursuant to the Merger Agreement and by virtue of the Merger to provide for (A) the change of the name of the Corporation to "J.P. Morgan Chase & Co." and (B) the designation of each series of Merger Preferred Stock; and further

                  RESOLVED, that subject to stockholder approval of the Merger Agreement and to the filing with the Secretary of State of the State of Delaware of the certificates of designations referred to below with respect to each series of Merger Preferred Stock (collectively, the "Certificates of Designation"), the issuance of such shares of Merger Preferred Stock in accordance with the terms of the Merger Agreement be, and it hereby is, authorized and, upon such issuance, such shares of Merger Preferred Stock shall be validly issued, fully paid and nonassessable and free of preemptive rights; and further

                  RESOLVED, that the maximum number of shares of each series of Merger Preferred Stock authorized to be so issued in connection with the Merger upon conversion of the respective series of J.P. Morgan Preferred Stock shall be as follows: (i) up to 2,444,300 shares upon conversion of J.P. Morgan's Adjustable Rate Cumulative Preferred Stock, Series A; (ii) up to 50,000 shares upon conversion of J.P. Morgan's Variable Cumulative Preferred Stock, Series B;
(iii) up to 50,000 shares upon conversion of J.P. Morgan's Variable Cumulative Preferred Stock, Series C; (iv) up to 50,000 shares upon conversion of J.P. Morgan's Variable Cumulative Preferred Stock, Series D; (v) up to 50,000 shares upon conversion of J.P. Morgan's Variable Cumulative Preferred Stock, Series E;
(vi) up to 50,000 shares upon conversion of J.P. Morgan's Variable Cumulative Preferred Stock, Series F; and (vii) up to 400,000 shares upon conversion of J.P. Morgan's 6 5/8% Cumulative Preferred Stock, Series H; and further

                  RESOLVED, that the voting powers, preferences and special rights of each series of Merger Preferred Stock shall be substantially identical to the voting powers, preferences and special rights applicable to, and specified in the certificate of designations with respect to, the respective series of J.P. Morgan Preferred Stock to be converted into such series of Merger Preferred Stock pursuant to the Merger, and that the Certificate of Designation for each series of Merger Preferred Stock shall provide for the voting rights specified in the corresponding series of J.P. Morgan Preferred Stock; and further

                  RESOLVED, that the Stock Committee of the Board of Directors be, and it hereby is, authorized to approve, within the limits specified in the foregoing resolutions, the form, terms and provisions of each Certificate of Designation and to take such other actions as such committee deems necessary or desirable to effect the issuance of the Merger Preferred Stock in accordance with these resolutions.

                  2. The Stock Committee of the Board of Directors on December 18, 2000, pursuant to authority conferred upon the Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by Section 3.03 of the By-Laws of the Corporation and by the resolutions of the Board of Directors set forth above, adopted the following resolution:

                  RESOLVED, that pursuant to resolutions of the Board of Directors of the Corporation adopted on September 12, 2000, the issue of up to 400,000 shares of 6 5/8%

Cumulative Preferred Stock, $1.00 par value, of the Corporation is hereby authorized, and the designation, preferences and privileges, relative, participating, optional and other special rights, and qualifications of all 400,000 shares of this series, in addition to those set forth in the Certificate of Incorporation are hereby fixed as follows:

                  1. Designation. The designation of such preferred stock shall be 6 5/8% Cumulative Preferred Stock (hereinafter referred to as the "6 5/8% Preferred Stock") and the number of shares constituting such series is 400,000. Shares of the 6 5/8% Preferred Stock shall have a stated value of $500 per share. The number of authorized shares of the 6 5/8% Preferred Stock may be reduced by further resolution duly adopted by the by the Board of Directors of the Corporation, the Stock Committee, or any other duly authorized committee of the Board of Directors and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized but the number of authorized shares of the 6 5/8% Preferred Stock shall not be increased.

                  2. Dividends. (a) Holders of shares of 6 5/8% Preferred Stock shall be entitled to receive cash dividends when, as and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, at a rate of 6 5/8% per annum on the stated value thereof in respect of the period that begins on January 1, 2001 and that shall end on and include March 31, 2001 (the "Initial Dividend Period") and each quarterly dividend period thereafter, which quarterly dividend periods shall begin on January 1, April 1, July 1 and October 1 of each year and shall end on and include the day next preceding the first day of the next dividend period. Such dividends shall be cumulative from the first day of the Initial Dividend Period and shall be payable, when, as and if declared by the Board of Directors on March 31, June 30, September 30 and December 31 of each year. Each such dividend shall be paid to the holders of record of shares of 6 5/8% Preferred Stock at the close of business on the fifteenth day of the month next preceding the month in which such dividend payment is made. Dividends as provided for in this Paragraph 2, to the extent not declared and paid for any past dividend periods, may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date therefor, as may be fixed by the Board of Directors of the Corporation, the Stock Committee, or any other duly authorized committee of the Board of Directors. Dividends payable on the 6 5/8% Preferred Stock for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on shares of the 6 5/8% Preferred Stock for each full quarterly dividend period (including the Initial Dividend Period) shall be computed by dividing the annual dividend rate by four.

                  (b) No full dividends shall be declared or paid or set apart for payment on Preferred Stock of any series ranking, as to dividends, on a parity with the 6 5/8% Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the 6 5/8% Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of the 6 5/8% Preferred Stock and any other Preferred Stock ranking on a parity as to dividends with the 6 5/8% Preferred Stock, all dividends declared upon shares of the 6 5/8% Preferred Stock and any other Preferred Stock ranking on a parity as to dividends with the 6 5/8%

Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the 6 5/8% Preferred Stock and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the 6 5/8% Preferred Stock and such other Preferred Stock bear to each other. Holders of shares of the 6 5/8% Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stocks, in excess of full cumulative dividends, as herein provided, on the 6 5/8% Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect if any dividend payment of payments on the 6 5/8% Preferred Stock which may in arrears.

                  3. Redemption. The 6 5/8% Preferred Stock shall not be redeemable prior to March 31, 2006. On or after March 31, 2006, the Corporation, at its option, with prior approval of the appropriate bank regulators, if so required, may redeem the 6 5/8% Preferred Stock, as a whole or in part, at any time or from time to time out of funds legally available therefor, at a redemption price of $500 per share plus an amount equal to accrued and unpaid dividends thereon to the date fixed for redemption.

                  In the event the Corporation shall redeem shares of 6 5/8% Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of 6 5/8% Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of the 6 5/8% Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. If less than all the outstanding shares of the 6 5/8% Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of 6 5/8% Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. A new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                  Notwithstanding the foregoing provisions of this Section 3, if any dividends on the 6 5/8% Preferred Stock are in arrears, no shares of the 6 5/8% Preferred Stock shall be redeemed unless all outstanding shares of the 6 5/8% Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of such Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of the 6 5/8% Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the 6 5/8% Preferred Stock.

                  4. Shares to be Retired. All shares of the 6 5/8% Preferred Stock redeemed by the Corporation shall be retired and canceled and shall not be reissued as shares of 6 5/8% Preferred Stock and upon the filing of any document required by the Delaware General Corporation Law shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to series.

                  5. Conversion or Exchange. The holders of shares of the 6 5/8% Preferred Stock shall not have any rights to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

                  6. Voting. The 6 5/8% Preferred Stock shall have no voting powers either general or special except as otherwise required by law and as hereinafter provided in this Section 6.

                  If at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of preferred stock are in default, the number of directors constituting the Board of Directors of the Corporation shall automatically be increased by two. The holders of record of the 6 5/8% Preferred Stock, voting separately as a class with the holders of shares of any one or more other series of preferred stock upon which like voting rights have been conferred (including, without limitation, the Corporation's Adjustable Rate Cumulative Preferred Stock, Series A (the "Series A Preferred Stock"), Variable Cumulative Preferred Stock, Series B through F, 10.84% Cumulative Preferred Stock, Adjustable Cumulative Preferred Stock, Series L, and Adjustable Cumulative Preferred Stock, Series N (collectively, the "Outstanding Cumulative Preferred Stock")), shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of record of the 6 5/8% Preferred Stock and the Outstanding Cumulative Preferred Stock (other than the Series A Preferred Stock) being entitled to cast one vote per share and the holders of record of the Series A Preferred Stock being entitled to cast one-tenth (1/10) of one vote per share, with the remaining directors of the Corporation to be elected by the holders of record of shares of any other class or classes or series of stock entitled to vote therefor. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, without cause, only by the affirmative vote of the holders of record of the shares of preferred stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders of record called for that purpose, and any vacancy in such directorship thereby created or otherwise created may be filled only by the affirmative vote of the holders of record of the shares of preferred stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director. If and when such default shall cease to exist, the holders of record of the 6 5/8% Preferred Stock and the holders of record of shares of any one or more series of preferred stock upon which like voting rights have been conferred (including, without limitation, the Outstanding Cumulative Preferred Stock) shall be divested of the foregoing special voting rights, subject to reinvesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights will terminate, and the number of directors constituting the Board of Directors shall be automatically reduced by two. For the purposes of the foregoing, default in the payment of dividends for the equivalent of six quarterly dividends means, in the case of Preferred Stock which pays dividends either more or less frequently than every quarter, default in the payment of dividends in respect of one or more Dividend Periods containing in the aggregate not less than 540 days.

                  Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of record of at least 66 2/3% of all of the voting power of the 6 5/8% Preferred Stock and all other shares of the same class at the time outstanding (including, without limitation, the Outstanding Cumulative Preferred Stock and the Corporation's Fixed/Adjustable Rate Noncumulative Preferred Stock (collectively with the Outstanding Cumulative Preferred Stock, the "Other Preferred Stock")), given in person or by proxy, either in writing or by a vote at a meeting called for that purpose, voting as a class without regard to series, the holders of record of the 6 5/8% Preferred Stock and the Other Preferred Stock (other than the Series A Preferred Stock) being entitled to cast one vote per share and the holders of record of the Series A Preferred Stock being entitled to cast one-tenth (1/10) of one vote per share, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Restated Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designations, Rights and Preferences or any similar document relating to any series of preferred stock) so as to materially adversely affect the preferences, rights, powers or privileges of the 6 5/8% Preferred Stock and any other shares of the same class (including, without limitation, the Other Preferred Stock); provided, however, that in any case in which one or more, but not all, series of Other Preferred Stock or 6 5/8% Preferred Stock or other series of such class would be materially adversely affected as to the preferences, rights, powers or privileges thereof, the affirmative consent of holders of record of shares entitled to cast at least 66 2/3% of the votes entitled to be cast by the holders of all of the shares of all of the series that would be adversely affected, voting as a class, shall be required in lieu thereof.

                  Unless the vote or consent of the holders of record of a greater number of shares shall then be required by law, the consent of the holders of record of at least 66 2/3% of all of the voting power of the shares of the 6 5/8% Preferred Stock and all shares of all other series of preferred stock ranking on a parity (including, without limitation, the Other Preferred Stock) with shares of the 6 5/8% Preferred Stock, either as to dividends or upon liquidation, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of record of shares of the 6 5/8% Preferred Stock, the Other Preferred Stock and shares of such other series of preferred stock shall vote together as a single class without regard to series, the holders of record of the 6 5/8% Preferred Stock and the Other Preferred Stock (other than the Series A Preferred Stock) being entitled to cast one vote per share and holders of record of Series A Preferred Stock being entitled to cast one-tenth (1/10) of one vote per share, shall be necessary to issue, authorize, or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any additional class or series of stock ranking prior to the 6 5/8% Preferred Stock, Other Preferred Stock or such other preferred stock as to dividends or upon liquidation.

                  7. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the 6 5/8% Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets shall be made to the holders of Common Stock or of any other shares of stock of the Corporation ranking as to such a distribution junior to the 6 5/8% Preferred Stock, an amount equal to $500 per share plus an amount equal to any accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for payment of such distribution. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the 6 5/8% Preferred Stock and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the 6 5/8% Preferred Stock are not paid in full, the holders of the 6 5/8% Preferred Stock and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the 6 5/8% Preferred Stock of the full preferential amounts provided for in this Section 7, the holders of the 6 5/8% Preferred Stock shall be entitled to no further participation in any distribution of assets by the Corporation.

                  Neither the sale, conveyance, exchange or transfer of all or substantially all the property or business of the Corporation, the merger or consolidation of the Corporation into or with any other corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, of the Corporation for the purposes of this Section 7.

                  8. Limitation on Dividends on Junior Ranking Stock. So long as any of the 6 5/8% Preferred Stock shall be outstanding, the Corporation shall not declare any dividends on the Common Stock of the Corporation or any other stock of the Corporation ranking as to dividends or distribution of assets junior to the 6 5/8% Preferred Stock (the "Junior Stock"), or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any shares of Junior Stock, or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Corporation, other than Junior Stock (such dividends, payments, setting apart and distributions being herein called "Junior Stock Payments"), unless full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of preferred stock other than Junior Stock, at the date of such declaration in the case of any such dividend, or the date of such setting apart in the case of any such fund, or the date of such payment or distribution in the case of any other Junior Stock Payment.

                  9. Ranking of Stock of the Corporation. For purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

                  (1) prior to the shares of the 6 5/8% Preferred Stock, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of the 6 5/8% Preferred Stock;

                  (2) on a parity with shares of the 6 5/8% Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of the 6 5/8% Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of the 6 5/8% Preferred Stock; and

                  (3) junior to shares of the 6 5/8% Preferred Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of the 6 5/8% Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

                                                                      Appendix D

                           CERTIFICATE OF DESIGNATIONS
                                       OF
              ADJUSTABLE RATE CUMULATIVE PREFERRED STOCK, SERIES L
                                       OF
                             J.P. MORGAN CHASE & CO.

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                  J.P. MORGAN CHASE & CO., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolutions were duly adopted by the Board of Directors of the Corporation on December 21, 1993 and by the Preferred Stock Committee of the Board of Directors on June 1, 1994, respectively, pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation which authorize the issuance of up to 200,000,000 shares of preferred stock, $100 stated value per share ($1 par value) (the "Preferred Stock"), and pursuant to authority conferred upon the Preferred Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by the By-Laws of the Corporation and by the resolutions of the Board of Directors adopted at a meeting duly convened and held on December 21, 1993:

                  1. The Board of Directors on December 21, 1993 adopted the following resolutions authorizing a Preferred Stock Committee of the Board of Directors to act on behalf of the Board of Directors in connection with the issuance of the Preferred Stock and fixing the voting rights of the Preferred
Stock:

                  "RESOLVED that the Preferred Stock Committee may, without further action of the Board of Directors of J.P. Morgan Chase & Co. (the "Corporation"), from time to time authorize the issuance and sale from time to time, of (i) one or more series of the Corporation's preferred stock, $1 par value (the "Preferred Stock"); (ii) depositary shares each representing a fraction of a share of Preferred Stock ("Depositary Shares"); (iii) warrants to purchase any shares of Preferred Stock or Depositary Shares; (iv) warrants to purchase shares of the Corporation's common stock, $1 par value ("Common Stock"); and
         (v) any shares of Preferred Stock or Common Stock into which or for which any of the foregoing may be exchangeable, convertible, or issuable upon exercise (all of the foregoing hereinafter collectively referred to as the "Preferred Shares" unless the context shall otherwise require), for cash or other property, as shall be determined by the Preferred Stock Committee, subject to the limitations hereinafter set forth, and any such Preferred Shares may be sold through agents, through underwriters, through dealers and directly to purchasers, in one or more offerings registered under the Securities Act of 1933 (the "Act") or in transactions not required to be registered under the Act, all as shall be determined by the Preferred Stock Committee; and any such issuance and sale of Preferred Shares, including the issuance from time to time of any warrants for such Preferred Shares, common or preferred stock of the Corporation into which any series of Preferred Shares may be convertible or exchangeable and the issuance and sale from time to time of Depositary Shares or warrants for Depositary Shares be, and hereby is, authorized and approved;

                  RESOLVED that the Preferred Stock Committee be, and hereby is, authorized and empowered to act on behalf and in the stead of the Board of Directors in connection with the issuance of one or more series of the Preferred Shares and, in connection therewith, is hereby authorized, to the fullest extent permitted by the Delaware General Corporation Law as it now exists or is hereafter amended, to determine the price at which the Preferred Shares of each such series will be sold by the Corporation, to declare dividends payable on the Preferred Shares, to reserve for issuance on the books of the Corporation or otherwise a sufficient number of shares of any of the Corporation's common stock or Preferred Stock into which any series of the Preferred Stock may be convertible or exchangeable and to determine the designation, preferences and privileges, the relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof;

                  RESOLVED that, without limiting the generality of the preceding resolution, the Preferred Stock Committee is hereby expressly authorized:

                           (i) to determine whether the Preferred Shares will be
                  issued in one or more series and the number of shares of any such series;

                           (ii) to fix the dividend rate or rates of any such
                  shares and/or the methods of determining dividends and the dates on which dividends shall be payable;

                           (iii) to determine whether dividends of any series of
                  Preferred Shares shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

                           (iv) to determine the conversion or exchange
                  provisions, if any, of the shares of any series of the Preferred Shares, including without limitation, the class and series of capital stock of the Corporation into which such shares shall be convertible or exchangeable;

                           (v) to determine whether the Corporation shall elect
                  to offer (a) warrants for such Preferred Shares ("Warrants") or (b) Depositary Shares evidenced by depositary receipts, each representing a fraction (to be determined by the Preferred Stock Committee) of a share of a particular series of the Preferred Stock, which shares of Preferred Stock will be issued and deposited with a depositary, in each case, in lieu of offering full shares of such series of the Preferred Stock;

                           (vi) to fix the liquidation preference of the shares
                  of any series of the Preferred Shares, subject to the limitation that the aggregate liquidation preference over Common Stock of all the Preferred Shares issued shall not exceed $850,000,000;

                           (vii) to determine whether any warrants for Preferred
                  Stock, Depositary Shares or Common Stock shall be issued, whether alone or in connection with any other Preferred Shares, and the terms and conditions of any such warrants;

                           (viii) to determine whether the shares of any series
                  of the Preferred Shares shall be subject to redemption, optional or mandatory or pursuant to a sinking fund, and, if such series shall be subject to redemption, the redemption provisions of such series; and

                           (ix) to fix or determine any additional dividend,
                  liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions thereof;

                  RESOLVED that the Preferred Stock Committee be, and hereby is, authorized and empowered to authorize, approve and take such other action as is deemed advisable in connection with the issuance of one or more series of the Preferred Shares, including, without limitation, the following:

                           (i) selecting the underwriters, dealers and agents,
                  if any, to or through which the Preferred Shares will be sold and offered;

                           (ii) approving the form and substance, and the
                  execution and delivery, of any underwriting agreement, agency agreement, placement agreement or other agreement to be entered into by the Corporation in connection with the issuance and sale of the Preferred Shares, including, without limitation, setting the amount of any underwriting discounts and other items constituting underwriters' compensation and any discounts and commissions allowed or paid to dealers or agents;

                           (iii) selecting the bank or trust company which will
                  act as depositary if Depositary Shares are offered and approving the form and substance, and the execution and delivery, of any deposit agreement to be entered into by the Corporation with such depositary; and

                           (iv) appointing a registrar and transfer agent for
                  the registration, transfer and exchange of the Preferred Shares and appointing a dividend disbursing agent for the Preferred Shares;

                  RESOLVED that for each series of Preferred Shares a certificate shall be prepared and filed on behalf of the Corporation with the Secretary of State of the State of Delaware pursuant to
         Section 151 of the General Corporation Law of the State of Delaware (a "Certificate of Designation"); that each such Certificate of Designation be in such form as is approved by action of the Board of Directors or the Preferred Stock Committee; and that the proper officers of the Corporation be and hereby are authorized to execute and file each such Certificate of Designation pursuant to the General Corporation Law of the State of Delaware;

                  RESOLVED that the Certificate of Designation for each series of the Preferred Shares shall provide that the shares of such series shall not have any voting powers either general or special, except that:

                           (i) Unless the vote or consent of the holders of a
                  greater number of shares shall then be required by law, the consent of the holders of at least 66 2/3% of all of the shares of any series at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of such series shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designation or any similar document relating to any series of Preferred Stock) which would affect adversely the preferences, rights, powers or privileges of such series;

                           (ii) Unless the vote or consent of the holders of a
                  greater number of shares shall then be required by law, the consent of the holders of at least 66 2/3 % of all of the shares of any such series and all other series of Preferred Stock ranking on a parity with shares of such series, either as to dividends or upon liquidation, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purposes at which the holders of shares of such series and such other series of Preferred Stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the creation, authorization or issue of any shares of any class of stock of the Corporation ranking prior to the shares of such series as to dividends or upon liquidation, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issue of any obligation or security convertible into or evidencing the right to purchase any such prior shares; and

                           (iii) If at the time of any annual meeting of the
                  Corporation's stockholders for the election of directors there is a default in preference dividends on the Preferred Stock, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Preferred Stock of all series (whether or not the holders of such series of Preferred Stock would be entitled to vote for the election of directors if such default in preference dividends did not exist), shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Preferred Stock. Each director elected by the holders of shares of Preferred Stock (a "Preferred Director"), shall continue to serve as such director for the full term for which he or she shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at a meeting of the Corporation's stockholders, or of the holders of shares of Preferred Stock, called for the purpose. So long as a default in any preference dividends on the Preferred Stock shall exist, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes hereof, a "default in preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued dividends upon any series of the Preferred Stock shall be equivalent to six full quarter-yearly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding dividend period."

                  2. The Preferred Stock Committee of the Board of Directors on June 1, 1994, pursuant to the authority conferred upon the Preferred Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by Section 3.03 of the By-Laws of the Corporation and by the resolutions of the Board of Directors set forth above, adopted the following resolution:

                  RESOLVED that, pursuant to resolutions of the Board of Directors of J.P. Morgan Chase & Co. (the "Corporation") adopted on December 21, 1993, the issue of 2,000,000 shares of Adjustable Rate Cumulative Preferred Stock, Series L, $100 stated value per share ($1 par value) of the Corporation ranking on a parity with the series of Preferred Stock of the Corporation designated as the Corporation's "Adjustable Rate Cumulative Preferred Stock, Series C", the Corporation's "10.96% Preferred Stock", the Corporation's "10% Convertible Preferred Stock", the Corporation's "8-3/8% Preferred Stock", the Corporation's "7.92% Cumulative Preferred Stock", the Corporation's "7.58% Cumulative Preferred Stock" and the Corporation's "7-1/2% Cumulative Preferred Stock" is hereby authorized and the designation, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of all 2,000,000 shares of this Series, in addition to those set forth in the Certificate of Incorporation of the Corporation and, with respect to voting rights, in the resolutions of the Board of Directors of the Corporation adopted on December 21, 1993, are hereby fixed as follows:

                           1. Designation. The designation of this Series shall
                  be Adjustable Rate Cumulative Preferred Stock, Series L (hereinafter referred to as this "Series") and the number of shares constituting this Series shall be 2,000,000. Shares of this Series shall have a stated value of $100. The number of authorized shares of this Series may be reduced by further resolution duly adopted by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of this Series shall not be increased.

                           2. Dividends. (a) Dividends payable on the shares of
                  this Series for the period from June 8, 1994 to June 30, 1994 (the "Initial Dividend Period") shall be $0.3838 per share. For each quarterly dividend period after the Initial Dividend Period (a "Quarterly Dividend Period"; the Initial Dividend Period and any Quarterly Dividend Period being hereinafter referred to individually as a "Dividend Period") dividends payable on the shares of this Series shall be payable at a rate per annum of the stated value thereof equal to the Applicable Rate (as defined in Section 3) in respect of such Quarterly Dividend Period, expressed as a percentage to the nearest ten thousandth of a percentage point. The amount of dividends per share for each Quarterly Dividend Period shall be computed by dividing the Applicable Rate for such Quarterly Dividend Period by four and applying the resulting rate to the stated value per share of the Series. Each Quarterly Dividend Period shall commence on the January 1, April 1, July 1 and October 1, as the case may be, following the last day of the Initial Dividend Period or the preceding Quarterly Dividend Period, as the case may be, and shall end on and include the day next preceding the first day of the next such Quarterly Dividend Period. Dividends shall be cumulative from June 8, 1994 and shall be payable, when and as declared by the Board of Directors or by the Preferred Stock Committee of the Board of Directors, on March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 1994. Each such dividend shall be paid to the holders of record of shares of this Series as they appear on the stock register of the Corporation on such record date, not exceeding 45 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation or by the Preferred Stock Committee of the Board of Directors. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation or by the Preferred Stock Committee of the Board of Directors.

                           (b) Dividends payable on this Series for any period
                  greater or less than a full Dividend Period, other than the Initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period.

                           (c) No full dividends shall be declared or paid or
                  set apart for payment on the Preferred Stock of any series ranking, as to dividends, on a parity with or junior to this Series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on this Series for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of this Series and any other series of Preferred Stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other series of Preferred Stock ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of this Series and such other Preferred Stock bear to each other. Holders of shares of this Series shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on this Series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

                           (d) So long as any shares of this Series are
                  outstanding, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to this Series as to dividends and upon liquidation and other than as provided in paragraph (c) of this Section 2) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to or on a parity with this Series as to dividends or upon liquidation, nor shall any Common Stock or any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of this Series shall have been paid or declared and set aside for payment for all past Dividend Periods.

                  3. Definition of Applicable Rate, etc. (a) Except as provided below in this paragraph, the "Applicable Rate" for any Quarterly Dividend Period will be equal to 84% of the Effective Rate (as hereinafter defined). The "Effective Rate" for any Quarterly Dividend Period will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as hereinafter defined) for such Quarterly Dividend Period. In the event that the Corporation determines in good faith that for any reason

                           (i) any one of the Treasury Bill Rate, the Ten Year
                  Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any Quarterly Dividend Period, then the Effective Rate for such Quarterly Dividend Period will be equal to the higher of whichever two of such Rates can be so determined;

                           (ii) only one of the Treasury Bill Rate, the Ten Year
                  Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Quarterly Dividend Period, then the Effective Rate for such Quarterly Dividend Period will be equal to whichever such Rate can be so determined; or

                           (iii) none of the Treasury Bill Rate, the Ten Year
                  Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Quarterly Dividend Period, then the Effective Rate for the preceding dividend period will be continued for such Quarterly Dividend Period.

                  Anything herein to the contrary notwithstanding, the Applicable Rate for any Quarterly Dividend Period shall in no event be less than 4.50% per annum or greater than 10.50% per annum.

                           (b) Except as described below in this paragraph, the
                  "Treasury Bill Rate" for each Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as hereinafter defined)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as hereinafter defined) during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Dividend Period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during such Calendar Period, then the Treasury Bill Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Quarterly Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations is not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the

                  Corporation cannot determine the Treasury Bill Rate for any Quarterly Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Quarterly Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

                           (c) Except as described below in this paragraph, the
                  "Ten Year Constant Maturity Rate" for each Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as hereinafter defined) (or the one weekly per annum Ten Year Average Yield, if only one such Yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Dividend Period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield is published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as hereinafter defined)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New

                  York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

                           (d) Except as described below in this paragraph, the
                  "Thirty Year Constant Maturity Rate" for each Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as hereinafter defined) (or the one weekly per annum Thirty Year Average Yield, if only one such Yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Dividend Period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such Yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Thirty Year Constant Maturity for any Quarterly Dividend Period as provided above in this paragraph, the Thirty Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

                           (e) The Treasury Bill Rate, the Ten Year Constant
                  Maturity Rate and the Thirty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percent.

                           (f) The Applicable Rate with respect to each
                  Quarterly Dividend Period will be calculated as promptly as practicable by the Corporation according to the appropriate method described above. The Corporation will cause each Applicable Rate to be published in a newspaper of general circulation in New York City before the commencement of the Quarterly Dividend Period to which it applies and will cause notice of such Applicable Rate to be enclosed with the dividend payment checks next mailed to the holders of this Series.

                           (g) For purposes of this Section,

                                    (i) "Calendar Period" means a period of
                           fourteen calendar days;

                                    (ii) "Federal Reserve Board" means the Board
                           of Governors of the Federal Reserve System;

                                    (iii) "Special Securities" means securities
                           which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount;

                                    (iv) "Ten Year Average Yield" means the
                           average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and

                                    (v) "Thirty Year Average Yield" means the
                           average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

                           4. Redemption. (a) The shares of this Series are not
                  redeemable prior to June 30, 1999. The Corporation, at its option, may redeem shares of this Series, as a whole or in part, at any time or from time to time, on or after June 30, 1999, at a redemption price of $100 per share plus accrued and unpaid dividends thereon to the date fixed for redemption.

                           (b) In the event that fewer than all the outstanding
                  shares of this Series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors or by any other method as may be determined by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors in its sole discretion to be equitable, provided that such method satisfies any applicable requirements of any securities exchange on which this Series is listed.

                           (c) In the event the Corporation shall redeem shares
                  of this Series, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 or more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

                           (d) Notice having been mailed as aforesaid, from and
                  after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of this Series so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                           (e) Any shares of this Series which shall at any time
                  have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation or the Preferred Stock Committee of the Board of Directors.

                           (f) Notwithstanding the foregoing provisions of this
                  Section 4, if any dividends on this Series are in arrears, no shares of this Series shall be redeemed unless all outstanding shares of this Series are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of this Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of this Series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of this Series.

                           5. Conversion. The holders of shares of this Series
                  shall not have any rights to convert such shares into shares of any other class or series of capital stock of the Corporation.

                           6. Liquidation Rights. (a) Upon the voluntary or
                  involuntary dissolution, liquidation or winding up of the Corporation, the holders of the shares of this Series shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to this Series upon liquidation, the amount of $100 per share, plus accrued and unpaid dividends thereon.

                           (b) After the payment to the holders of the shares of
                  this Series of the full preferential amounts provided for in this Section 6, the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

                           (c) If, upon any voluntary or involuntary
                  dissolution, liquidation, or winding up of the Corporation, the amounts payable with respect to the stated value of the shares of this Series and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the shares of this Series are not paid in full, the holders of the shares of this Series and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective stated values to which they are entitled.

                           (d) Neither the sale of all or substantially all the
                  property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 6.

                           (e) Upon the dissolution, liquidation or winding up
                  of the Corporation, the holders of shares of this Series then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 6 before any payment shall be made to the holder of any class of capital stock of the Corporation ranking junior to this Series upon liquidation.

                           7. Ranking. For purposes of this resolution, any
                  stock of any class or classes of the Corporation shall be deemed to rank:

                           (a) prior to the shares of this Series, either as to
                  dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of this Series;

                           (b) on a parity with shares of this Series, either as
                  to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

                           (c) junior to shares of this Series, either as to
                  dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

                           8. Voting Rights. The shares of this Series shall
                  have the voting rights set forth in the resolutions of the Board of Directors of the Corporation adopted on December 21, 1993."

                                                                      Appendix E

                           CERTIFICATE OF DESIGNATIONS
                                       OF
                        10.84% CUMULATIVE PREFERRED STOCK
                                       OF
                             J.P. MORGAN CHASE & CO.

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                  J.P. MORGAN CHASE & CO., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolutions were adopted by the Board of Directors of the Corporation at meetings duly convened and held on August 27, 1995 and October 17, 1995, and by the Preferred Stock Committee of the Board of Directors by unanimous written consent executed on March 19, 1996, pursuant to authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation of the Corporation which authorize the issuance of up to 200,000,000 shares of preferred stock, $1 par value (the "Preferred Stock"), and pursuant to authority conferred upon the Preferred Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by the By-Laws of the Corporation and by resolutions of the Board of Directors adopted at a meeting duly convened and held on August 27, 1995:

                  1. The Board of Directors on August 27, 1995 adopted the following resolutions authorizing the Preferred Stock Committee of the Board of Directors to act on behalf of the Board of Directors in connection with the issuance of Preferred Stock pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of August 27, 1995, between The Chase Manhattan Corporation ("Chase") and the Corporation (then named Chemical Banking Corporation), which provided for the merger of Chase with and into the Corporation, with the Corporation continuing as the surviving corporation in the merger under the name "The Chase Manhattan Corporation":

                  "RESOLVED, that it is advisable and in the best interests of the Corporation and its stockholders for the Corporation to enter into the Agreement and Plan of Merger between the Corporation and The Chase Manhattan Corporation, a Delaware corporation ("Chase"), substantially in the form presented to this Meeting (the "Merger Agreement"), pursuant to which, among other things, (i) Chase would merge with and into the Corporation (the "Merger") and, in accordance with the terms and conditions of the Merger Agreement, (ii) each then outstanding share of common stock, par value $2.00 per share, of Chase ("Chase Common Stock"), other than shares which would be cancelled and retired and cease to exist as a result of the Merger, would be converted into 1.04 fully paid and nonassessable shares of common stock, par value $1.00 per share, of the Corporation ("Common Stock"), which shares would, pursuant to the Rights Agreement, dated as of April 13, 1989 (as amended, the "Rights Agreement"), between the Corporation and Chemical Bank, as Rights Agent, be accompanied by a corresponding number of Chemical Rights (as defined in the Merger Agreement), and (iii) each share (other than shares which would be cancelled and retired and cease to exist as a result of the Merger) of Preferred Stock, 10-1/2% Series G; Preferred Stock, 9.76% Series H; Preferred Stock, 10.84% Series I; Preferred Stock, 9.08% Series J; Preferred Stock, 8-1/2% Series K; Preferred Stock,

8.32% Series L; Preferred Stock, 8.40% Series M; and Preferred Stock, Adjustable Rate Series N of Chase would be converted into one share of a series of preferred stock, par value $1.00 per share, of the Corporation ("Preferred Stock"), as provided for in the Merger Agreement, in each case having terms substantially identical to the terms of the series of preferred stock of Chase being so converted (such Preferred Stock of the Corporation to be so issued being hereinafter referred to as the "Merger Preferred Stock"); and further

                  "RESOLVED, that subject to stockholder approval of the Merger Agreement and to the filing with the Secretary of State of the State of Delaware of the certificates of designations referred to below with respect to each series of Merger Preferred Stock (collectively, the "Certificates of Designations"), the issuance of such shares of Merger Preferred Stock in accordance with the terms of the Merger Agreement be, and it hereby is, authorized and, upon such issuance, such shares of Merger Preferred Stock shall be validly issued, fully paid and nonassessable and free of preemptive rights; and further

                  "RESOLVED, that the maximum number of shares of each series of Merger Preferred Stock authorized to be so issued in connection with the Merger shall be as follows: up to 5,600,000 shares upon conversion of Chase's Preferred Stock, 10-1/2% Series G; up to 4,000,000 shares upon conversion of Chase's Preferred Stock, 9.76% Series H; up to 8,000,000 shares upon conversion of Chase's Preferred Stock, 10.84% Series I; up to 6,000,000 shares upon conversion of Chase's Preferred Stock, 9.08% Series J; up to 6,800,000 shares upon conversion of Chase's Preferred Stock, 8-1/2% Series K; up to 9,600,000 shares upon conversion of Chase's Preferred Stock, 8.32% Series L; up to 6,900,000 shares upon conversion of Chase's Preferred Stock, 8.40% Series M; and up to 9,100,000 shares upon conversion of Chase's Preferred Stock, Adjustable Rate Series N; and further

                  "RESOLVED, that the voting powers, preferences and special rights of each series of Merger Preferred Stock shall be substantially identical to the voting powers, preferences and special rights applicable to, and specified in the certificate of designations with respect to, the respective series of preferred stock of Chase to be converted into such series of Merger Preferred Stock pursuant to the Merger; and further

                  "RESOLVED, that the Preferred Stock Committee of the Board of Directors be, and it hereby is, authorized to approve, within the limits specified in the foregoing resolutions, the form, terms and provisions of each Certificate of Designations and to take such other actions as such committee deems necessary or desirable to effect the issuance of the Merger Preferred Stock in accordance with these resolutions."

                  2. The Board of Directors on October 17, 1995 adopted the following resolutions fixing the voting rights of the Preferred Stock authorized by the preceding resolutions:

                  "RESOLVED, that the Certificate of Designations for each series of preferred stock, par value $1.00 per share (the "Preferred Stock"), of the Corporation to be issued in connection with the merger of The Chase Manhattan Corporation ("Chase") with and into the Corporation, upon the conversion of the Preferred Stock, 10-1/2% Series G; Preferred Stock, 9.76% Series H; Preferred Stock, 10.84% Series I; Preferred Stock, 9.08% Series J; Preferred

Stock, 8-1/2% Series K; Preferred Stock, 8.32% Series L; Preferred Stock, 8.40% Series M; and Preferred Stock, Adjustable Rate Series N of Chase, shall be modified to provide that the shares of such series shall not have any voting powers either general or special, except that:

                  "If at the time of any annual meeting of the Corporation's stockholders for the election of directors there is a default in preference dividends on the Preferred Stock, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Preferred Stock of all series (whether or not the holders of such series of Preferred Stock would be entitled to vote for the election of directors if such default in preference dividends did not exist), shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of common stock, par value $1.00 per share, of the Corporation, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Preferred Stock. Each director elected by the holders of shares of Preferred Stock (a "Preferred Director") shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at a meeting of the Corporation's stockholders, or of the holders of shares of Preferred Stock, called for the purpose. So long as a default in any preference dividends on the Preferred Stock shall exist, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes hereof, a "default in preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued dividends upon any series of the Preferred Stock shall be equivalent to six full quarter-yearly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding dividend period; and

                  "Without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock then outstanding, voting as a class without regard to series, the holders of shares of this series being entitled to cast one vote per share thereon, the Corporation may not: (a) create any class or series of stock which shall have preference as to dividends or distribution of assets over any outstanding series of the Preferred Stock other than a series which shall not have any right to object to such creation or (b) alter or change the provisions of the Corporation's Certificate of Incorporation, as amended, so as to adversely affect the voting power, preferences or special rights of the holders of Preferred Stock; provided, however, that if such creation or such alteration or change would adversely affect the voting power, preferences or special rights of one or more, but not all, series of Preferred Stock at the time outstanding, consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of all of the shares of all such series so affected, voting as a class, shall be required in lieu of the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock at the time outstanding."

                  3. The Preferred Stock Committee of the Board of Directors on March 19, 1996, pursuant to the authority conferred upon the Preferred Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by Section 3.03 of the By-Laws of the Corporation and by the resolutions of the Board of Directors set forth above, adopted the following resolution:

         "RESOLVED, that pursuant to resolutions of the Board of Directors of the Corporation adopted on August 27, 1995 and October 17, 1995, the issue of up to Eight Million (8,000,000) shares of 10.84% Cumulative Preferred Stock, $1.00 par value, of the Corporation is hereby authorized, and the designation, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of all 8,000,000 shares of this series, in addition to those set forth in the Certificate of Incorporation of the Corporation and, with respect to voting rights, in the resolutions of the Board of Directors of the Corporation adopted on October 17, 1995, are hereby fixed as follows:

                  1. Designation. The designation of such series shall be "10.84% Cumulative Preferred Stock" (hereinafter referred to as the "10.84% Preferred Stock") and the number of shares constituting such series is Eight Million (8,000,000). The number of authorized shares of 10.84% Preferred Stock may be reduced by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of 10.84% Preferred Stock shall not be increased. The 10.84% Preferred Stock shall rank on a parity as to dividends and distributions of assets with the series of Preferred Stock, $1.00 par value, of the Corporation designated as "10.96% Preferred Stock", "8-3/8% Preferred Stock", "7.92% Cumulative Preferred Stock", "7.58% Cumulative Preferred Stock", "7-1/2% Cumulative Preferred Stock", "Adjustable Rate Cumulative Preferred Stock, Series L", "10-1/2% Cumulative Preferred Stock", "9.76% Cumulative Preferred Stock", "9.08% Cumulative Preferred Stock", "8-1/2% Cumulative Preferred Stock", "8.32% Cumulative Preferred Stock", "8.40% Cumulative Preferred Stock", and "Adjustable Rate Cumulative Preferred Stock, Series N".

                  2. Dividends. The annual dividend rate of the 10.84% Preferred Stock shall be $2.71 on each outstanding share of such stock, and no more. Dividends shall be payable on the shares of the 10.84% Preferred Stock, when and as declared by the Board of Directors, for the Initial Dividend Period (as defined below) and each quarterly dividend period (a "Quarterly Dividend Period") thereafter (the Initial Dividend Period and each such subsequent Quarterly Dividend Period being hereinafter referred to as a "Dividend Period" and collectively referred to as "Dividend Periods"), which Quarterly Dividend Periods shall commence on March 31, June 30, September 30 and December 31 in each year, commencing with the first such date to occur after the effective time of the merger of The Chase Manhattan Corporation ("Chase") with and into the Corporation (the "Effective Time"), and shall end on and include the day next preceding the first day of the next Quarterly Dividend Period. The Initial Dividend Period is the period commencing on the most recent date next preceding the Effective Time on which a dividend was paid on the Preferred Stock, 10.84% Series I of Chase (the "Chase 10.84% Preferred Stock") (or commencing on the date of the Effective Time if such date was such a dividend payment date) and shall end on and include the date next preceding the first day of the next Quarterly Dividend Period; provided, however, that in the event the Effective Time shall occur after the record date for the payment of a regular quarterly dividend on the Chase 10.84% Preferred Stock, but prior to the payment date for such dividend, then the Initial Dividend Period shall be the first Quarterly Dividend Period as described in the preceding sentence. Dividends shall be cumulative from the date on which the Initial Dividend Period commences and shall be payable, when and as declared by the Board of Directors, on March 31, June 30, September 30 and December 31 in each year, commencing with such date that next follows the end of the Initial Dividend Period. Each such dividend shall be paid to the holders of record of shares of 10.84% Preferred Stock as they appear on the stock register of the Corporation on such record date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation. Dividends on account of arrears for any past dividend periods may be declared and paid at any time, without reference to any quarterly dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. In the event that there shall be outstanding shares of any other series of Preferred Stock ranking on a parity as to dividends with the 10.84% Preferred Stock, the Corporation, in making any dividend payment on account of arrears on the 10.84% Preferred Stock or such other series of Preferred Stock, shall make payments ratably upon all outstanding shares of 10.84% Preferred Stock and such other series of Preferred Stock in proportion to the respective amounts of dividends in arrears upon all such outstanding shares of 10.84% Preferred Stock and such other series of Preferred Stock to the date of such dividend payment. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears. Dividends payable on the 10.84% Preferred Stock for any period less than a full quarter (after the initial dividend period) shall be computed on the basis of a 360 day year.

                  3. Redemption. On or after June 30, 2001, the Corporation, at its option, may redeem shares of the 10.84% Preferred Stock, as a whole or in part, at any time or from time to time at a redemption price of $25 per share plus accrued and unpaid dividends thereon to the date fixed for redemption.

                  In the event the Corporation shall redeem shares of 10.84% Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of 10.84% Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price;
         (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of the 10.84% Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation or any duly authorized committee thereof shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. If less than all the outstanding shares of 10.84% Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of 10.84% Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable.

                  In no event shall the Corporation redeem less than all the outstanding shares of 10.84% Preferred Stock pursuant to the first paragraph of this Section 3 or purchase or otherwise acquire any shares of 10.84% Preferred Stock unless full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of 10.84% Preferred Stock for all past Dividend Periods; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of 10.84% Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of 10.84% Preferred Stock.

                  4. Shares to be Retired. All shares of 10.84% Preferred Stock redeemed or purchased by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of 10.84% Preferred Stock.

                  5. Conversion or Exchange. The holders of shares of 10.84% Preferred Stock shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

                  6. Voting. The shares of 10.84% Preferred Stock shall not have any voting powers either general or special, except that:

                           If at the time of any annual meeting of the
                  Corporation's stockholders for the election of directors there is a default in preference dividends on the Preferred Stock, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Preferred Stock of all series (whether or not the holders of such series of Preferred Stock would be entitled to vote for the election of directors if such default in preference dividends did not exist), shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of common stock, par value $1.00 per share, of the Corporation, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Preferred Stock. Each director elected by the holders of shares of Preferred Stock (a "Preferred Director") shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at a meeting of the Corporation's stockholders, or of the holders of shares of Preferred Stock, called for the purpose. So long as a default in any preference dividends on the Preferred Stock shall exist, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes hereof, a "default in preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued dividends upon any series of the Preferred Stock shall be equivalent to six full quarter-yearly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding dividend period; and

                           Without the consent of the holders of shares entitled
                  to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock then outstanding, voting as a class without regard to series, the holders of shares of this series being entitled to cast one vote per share thereon, the Corporation may not: (a) create any class or series of stock which shall have preference as to dividends or distribution of assets over any outstanding series of the Preferred Stock other than a series which shall not have any right to object to such creation or
                  (b) alter or change the provisions of the Corporation's Certificate of Incorporation, as amended, so as to adversely affect the voting power, preferences or special rights of the holders of Preferred Stock; provided, however, that if such creation or such alteration or change would adversely affect the voting power, preferences or special rights of one or more, but not all, series of Preferred Stock at the time outstanding, consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of all of the shares of all such series so affected, voting as a class, shall be required in lieu of the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock at the time outstanding.

                  7. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the 10.84% Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets shall be made to the holders of Common Stock or of any other shares of stock of the Corporation ranking as to such a distribution junior to the 10.84% Preferred Stock, an amount equal to $25 per share plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for payment of such distribution. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the 10.84% Preferred Stock and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the 10.84% Preferred Stock are not paid in full, the holders of the 10.84% Preferred Stock and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the 10.84% Preferred Stock of the full preferential amounts provided for in this Section 7, the holders of the 10.84% Preferred Stock shall be entitled to no further participation in any distribution of assets by the Corporation. The consolidation or merger of the Corporation with or into any other corporation, or the sale of substantially all the assets of the Corporation in consideration for the issuance of equity securities of another corporation, shall not be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this
         Section 7, but only if such consolidation, merger or sale of assets shall not in any way impair the voting power, preferences or special rights of the 10.84% Preferred Stock.

                  8. Limitation on Dividends on Junior Ranking Stock. So long as any 10.84% Preferred Stock shall be outstanding, the Corporation shall not declare any dividends on the Common Stock or any other stock of the Corporation ranking as to dividends or distributions of assets junior to the 10.84% Preferred Stock (the Common Stock and any such other stock being herein referred to as "Junior Stock"), or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any shares of Junior Stock, or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Corporation, other than Junior Stock (such dividends, payments, setting apart and distributions being herein called "Junior Stock Payments"), unless all of the conditions set forth in the following subsections A and B shall exist at the date of such declaration in the case of any such dividend, or the date of such setting apart in the case of any such fund, or the date of such payment or distribution in the case of any other Junior Stock Payment:

                           A. Full cumulative dividends shall have been paid or
                  declared and set apart for payment upon all outstanding shares of Preferred Stock other than Junior Stock.

                           B. The Corporation shall not be in default or in
                  arrears with respect to any sinking or other analogous fund or any call for tenders obligation or other agreement for the purchase, redemption or other retirement of any shares of Preferred Stock other than Junior Stock."

                                                                      Appendix F

                           CERTIFICATE OF DESIGNATIONS
                                       OF
              ADJUSTABLE RATE CUMULATIVE PREFERRED STOCK, SERIES N
                                       OF
                             J.P. MORGAN CHASE & CO.

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                  J.P. MORGAN CHASE & CO., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolutions were adopted by the Board of Directors of the Corporation at meetings duly convened and held on August 27, 1995 and October 17, 1995, and by the Preferred Stock Committee of the Board of Directors by unanimous written consent executed on March 19, 1996, pursuant to authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation of the Corporation which authorize the issuance of up to 200,000,000 shares of preferred stock, $1 par value (the "Preferred Stock"), and pursuant to authority conferred upon the Preferred Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by the By-Laws of the Corporation and by resolutions of the Board of Directors adopted at a meeting duly convened and held on August 27, 1995:

                  1. The Board of Directors on August 27, 1995 adopted the following resolutions authorizing the Preferred Stock Committee of the Board of Directors to act on behalf of the Board of Directors in connection with the issuance of Preferred Stock pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of August 27, 1995, between The Chase Manhattan Corporation ("Chase") and the Corporation (then named Chemical Banking Corporation), which provided for the merger of Chase with and into the Corporation, with the Corporation continuing as the surviving corporation in the merger under the name "The Chase Manhattan Corporation":

                  "RESOLVED, that it is advisable and in the best interests of the Corporation and its stockholders for the Corporation to enter into the Agreement and Plan of Merger between the Corporation and The Chase Manhattan Corporation, a Delaware corporation ("Chase"), substantially in the form presented to this Meeting (the "Merger Agreement"), pursuant to which, among other things, (i) Chase would merge with and into the Corporation (the "Merger") and, in accordance with the terms and conditions of the Merger Agreement, (ii) each then outstanding share of common stock, par value $2.00 per share, of Chase ("Chase Common Stock"), other than shares which would be cancelled and retired and cease to exist as a result of the Merger, would be converted into 1.04 fully paid and nonassessable shares of common stock, par value $1.00 per share, of the Corporation ("Common Stock"), which shares would, pursuant to the Rights Agreement, dated as of April 13, 1989 (as amended, the "Rights Agreement"), between the Corporation and Chemical Bank, as Rights Agent, be accompanied by a corresponding number of Chemical Rights (as defined in the Merger Agreement), and (iii) each share (other than shares which would be cancelled and retired and cease to exist as a result of the Merger) of Preferred Stock, 10-1/2% Series G; Preferred Stock, 9.76% Series H; Preferred Stock, 10.84% Series I; Preferred Stock, 9.08% Series J; Preferred Stock, 8-1/2% Series K; Preferred Stock,

8.32% Series L; Preferred Stock, 8.40% Series M; and Preferred Stock, Adjustable Rate Series N of Chase would be converted into one share of a series of preferred stock, par value $1.00 per share, of the Corporation ("Preferred Stock"), as provided for in the Merger Agreement, in each case having terms substantially identical to the terms of the series of preferred stock of Chase being so converted (such Preferred Stock of the Corporation to be so issued being hereinafter referred to as the "Merger Preferred Stock"); and further

                  "RESOLVED, that subject to stockholder approval of the Merger Agreement and to the filing with the Secretary of State of the State of Delaware of the certificates of designations referred to below with respect to each series of Merger Preferred Stock (collectively, the "Certificates of Designations"), the issuance of such shares of Merger Preferred Stock in accordance with the terms of the Merger Agreement be, and it hereby is, authorized and, upon such issuance, such shares of Merger Preferred Stock shall be validly issued, fully paid and nonassessable and free of preemptive rights; and further

                  "RESOLVED, that the maximum number of shares of each series of Merger Preferred Stock authorized to be so issued in connection with the Merger shall be as follows: up to 5,600,000 shares upon conversion of Chase's Preferred Stock, 10-1/2% Series G; up to 4,000,000 shares upon conversion of Chase's Preferred Stock, 9.76% Series H; up to 8,000,000 shares upon conversion of Chase's Preferred Stock, 10.84% Series I; up to 6,000,000 shares upon conversion of Chase's Preferred Stock, 9.08% Series J; up to 6,800,000 shares upon conversion of Chase's Preferred Stock, 8-1/2% Series K; up to 9,600,000 shares upon conversion of Chase's Preferred Stock, 8.32% Series L; up to 6,900,000 shares upon conversion of Chase's Preferred Stock, 8.40% Series M; and up to 9,100,000 shares upon conversion of Chase's Preferred Stock, Adjustable Rate Series N; and further

                  "RESOLVED, that the voting powers, preferences and special rights of each series of Merger Preferred Stock shall be substantially identical to the voting powers, preferences and special rights applicable to, and specified in the certificate of designations with respect to, the respective series of preferred stock of Chase to be converted into such series of Merger Preferred Stock pursuant to the Merger; and further

                  "RESOLVED, that the Preferred Stock Committee of the Board of Directors be, and it hereby is, authorized to approve, within the limits specified in the foregoing resolutions, the form, terms and provisions of each Certificate of Designations and to take such other actions as such committee deems necessary or desirable to effect the issuance of the Merger Preferred Stock in accordance with these resolutions."

                  4. The Board of Directors on October 17, 1995 adopted the following resolutions fixing the voting rights of the Preferred Stock authorized by the preceding resolutions:

                  "RESOLVED, that the Certificate of Designations for each series of preferred stock, par value $1.00 per share (the "Preferred Stock"), of the Corporation to be issued in connection with the merger of The Chase Manhattan Corporation ("Chase") with and into the Corporation, upon the conversion of the Preferred Stock, 10-1/2% Series G; Preferred Stock, 9.76% Series H; Preferred Stock, 10.84% Series I; Preferred Stock, 9.08% Series J; Preferred

Stock, 8-1/2% Series K; Preferred Stock, 8.32% Series L; Preferred Stock, 8.40% Series M; and Preferred Stock, Adjustable Rate Series N of Chase, shall be modified to provide that the shares of such series shall not have any voting powers either general or special, except that:

                  "If at the time of any annual meeting of the Corporation's stockholders for the election of directors there is a default in preference dividends on the Preferred Stock, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Preferred Stock of all series (whether or not the holders of such series of Preferred Stock would be entitled to vote for the election of directors if such default in preference dividends did not exist), shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of common stock, par value $1.00 per share, of the Corporation, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Preferred Stock. Each director elected by the holders of shares of Preferred Stock (a "Preferred Director") shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at a meeting of the Corporation's stockholders, or of the holders of shares of Preferred Stock, called for the purpose. So long as a default in any preference dividends on the Preferred Stock shall exist, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes hereof, a "default in preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued dividends upon any series of the Preferred Stock shall be equivalent to six full quarter-yearly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding dividend period; and

                  "Without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock then outstanding, voting as a class without regard to series, the holders of shares of this series being entitled to cast one vote per share thereon, the Corporation may not: (a) create any class or series of stock which shall have preference as to dividends or distribution of assets over any outstanding series of the Preferred Stock other than a series which shall not have any right to object to such creation or (b) alter or change the provisions of the Corporation's Certificate of Incorporation, as amended, so as to adversely affect the voting power, preferences or special rights of the holders of Preferred Stock; provided, however, that if such creation or such alteration or change would adversely affect the voting power, preferences or special rights of one or more, but not all, series of Preferred Stock at the time outstanding, consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of all of the shares of all such series so affected, voting as a class, shall be required in lieu of the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock at the time outstanding."

                  5. The Preferred Stock Committee of the Board of Directors on March 19, 1996, pursuant to the authority conferred upon the Preferred Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by Section 3.03 of the By-Laws of the Corporation and by the resolutions of the Board of Directors set forth above, adopted the following resolution:

         "RESOLVED, that pursuant to resolutions of the Board of Directors of the Corporation adopted on August 27, 1995 and October 17, 1995, the issue of up to Nine Million One Hundred Thousand (9,100,000) shares of Adjustable Rate Cumulative Preferred Stock, Series N, $1.00 par value, of the Corporation is hereby authorized, and the designation, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of all 9,100,000 shares of this series, in addition to those set forth in the Certificate of Incorporation of the Corporation and, with respect to voting rights, in the resolutions of the Board of Directors of the Corporation adopted on October 17, 1995, are hereby fixed as follows:

                  1. Designation. The designation of such series shall be "Adjustable Rate Cumulative Preferred Stock, Series N" (hereinafter referred to as the "Series N Preferred Stock") and the number of shares constituting such series is Nine Million One Hundred Thousand (9,100,000). Shares of Series N Preferred Stock shall have a stated value of $25.00 per share. The number of authorized shares of Series N Preferred Stock may be reduced by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of Series N Preferred Stock shall not be increased. The Series N Preferred Stock shall rank on a parity as to dividends and distributions of assets with the series of Preferred Stock, $1.00 par value, of the Corporation designated as "10.96% Preferred Stock", "8-3/8% Preferred Stock", "7.92% Cumulative Preferred Stock", "7.58% Cumulative Preferred Stock", "7-1/2% Cumulative Preferred Stock", "Adjustable Rate Cumulative Preferred Stock, Series L", "10-1/2% Cumulative Preferred Stock", "9.76% Cumulative Preferred Stock", "10.84% Cumulative Preferred Stock", "9.08% Cumulative Preferred Stock", "8-1/2% Cumulative Preferred Stock", "8.32% Cumulative Preferred Stock" and "8.40% Cumulative Preferred Stock".

                  2. Dividends. Dividends shall be payable on the shares of the Series N Preferred Stock, when and as declared by the Board of Directors, for the Initial Dividend

         Period (as defined below) and each quarterly dividend period (a "Quarterly Dividend Period"; the Initial Dividend Period and each such Quarterly Dividend Period being hereinafter referred to as "Dividend Periods") thereafter, which Quarterly Dividend Periods shall commence on January 1, April 1, July 1 and October 1 in each year, commencing with the first such date to occur after the effective time of the merger of The Chase Manhattan Corporation ("Chase") with and into the Corporation (the "Effective Time"), and shall end on and include the day next preceding the first day of the next Dividend Period, at a rate per annum of the stated value thereof equal to the Applicable Rate (as defined in Section 3) in respect of such Dividend Period, expressed as a percentage to the nearest ten thousandth of a percentage point. The amount of dividends per share for each Dividend Period shall be computed by dividing the Applicable Rate for such Quarterly Dividend Period by four and applying the resulting rate to the stated value per share of the Series N Preferred Stock. The Initial Dividend Period is the period commencing on the day following the most recent date next preceding the Effective Time on which a dividend was paid on the Preferred Stock, Adjustable Rate Series N, of Chase (the "Chase Adjustable Rate Preferred")(or commencing on the date of the Effective Time if such date was such a dividend payment date) and shall end on and include the date next preceding the first day of the next Quarterly Dividend Period; provided, however, that in the event the Effective Time shall occur after the record date for the payment of a regular quarterly dividend on the Chase Adjustable Rate Preferred but prior to the payment date for such dividend, then the Initial Dividend Period shall be the first Quarterly Dividend Period as described in the preceding sentence. Dividends shall be cumulative from the date on which the Initial Dividend Period commences and shall be payable, when and as declared by the Board of Directors, on the last day of March, June, September and December of each year, commencing with the last day of the Initial Dividend Period. Each such dividend shall be paid to the holders of record of shares of Series N Preferred Stock as they appear on the stock register of the Corporation on such record date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation. Dividends on account of arrears for any past dividend periods may be declared and paid at any time, without reference to any quarterly dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. In the event that there shall be outstanding shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series N Preferred Stock, the Corporation, in making any dividend payment on account of arrears on the Series N Preferred Stock or such other series of Preferred Stock, shall make payments ratably upon all outstanding shares of Series N Preferred Stock and such other series of Preferred Stock in proportion to the respective amounts of dividends in arrears upon all such outstanding shares of Series N Preferred Stock and such other series of Preferred Stock to the date of such dividend payment. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears. Dividends payable on the Series N Preferred Stock for any period which is less than a full Quarterly Dividend Period shall be computed on the basis of a 360 day year consisting of twelve 30-day months.

                  3. Definition of Applicable Rate, etc.

                  Except as provided below in this paragraph, the "Applicable Rate" for the Initial Dividend Period (if it commences prior to the date of the Effective Time) shall be the Applicable Rate of the Chase Adjustable Rate Preferred immediately prior to the Effective Time, and for any Quarterly Dividend Period (including the Initial Dividend Period if it commences on or after the date of the Effective Time) will be equal to 85% of the Effective Rate (as hereinafter defined). The "Effective Rate" for any Quarterly Dividend Period will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as hereinafter defined) for such Dividend Period. In the event that the Corporation determines in good faith that for any reason:

                  (i) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any Quarterly Dividend Period, then the Effective Rate for such Quarterly Dividend Period will be equal to the higher of whichever two of such Rates can be so determined;

                  (ii) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Quarterly Dividend Period, then the Effective Rate for such Quarterly Dividend Period will be equal to whichever such Rate can be so determined; or

                  (iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Quarterly Dividend Period, then the Effective Rate for the preceding dividend period will be continued for such Quarterly Dividend Period.

         Anything herein to the contrary notwithstanding, the Applicable Rate for any Quarterly Dividend Period shall in no event be less than 4.50% per annum or greater than 10.50% per annum.

                  Except as described below in this paragraph, the "Treasury Bill Rate" for each Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as hereinafter defined)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as hereinafter defined) during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Dividend Period for which the dividend rate on the Series N Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during such Calendar Period, then the Treasury Bill Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 or more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Quarterly Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any Quarterly Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Quarterly Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

                  Except as described below in this paragraph, the "Ten Year Constant Maturity Rate" for each Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as hereinafter defined) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Dividend Period for which the dividend rate on the Series N Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as hereinafter defined)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

                  Except as described below in this paragraph, the "Thirty Year Constant Maturity Rate" for each Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as hereinafter defined) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Dividend Period for which the dividend rate on the Series N Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Thirty Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such Quarterly Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

                  The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percent.

                  The Applicable Rate with respect to each Quarterly Dividend Period will be calculated as promptly as practicable by the Corporation according to the appropriate method described above. The Corporation will cause each Applicable Rate to be published in a newspaper of general circulation in New York City before the commencement of the Quarterly Dividend Period to which it applies and will cause notice of such Applicable Rate to be enclosed with the dividend payment checks next mailed to the holders of Series N Preferred Stock.

                  For purposes of this Section,

                  (i) "Calendar Period" means a period of fourteen calendar days;

                  (ii) "Federal Reserve Board" means the Board of Governors of the Federal Reserve System;

                  (iii) "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount;

                  (iv) "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and

                  (v) "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

                  4. Redemption. On or after June 30, 1999, the Corporation, at its option, may redeem shares of the Series N Preferred Stock, as a whole or in part, at any time or from time to time at a redemption price of $25 per share plus an amount equal to the accrued and unpaid dividends thereon to the date fixed for redemption (whether or not such dividends have been declared). To permit the Series N Preferred Stock to qualify as Tier 1 capital of the Corporation, any such redemption shall be subject to the prior approval of the Board of Governors of the Federal Reserve System.

                  In the event the Corporation shall redeem shares of Series N Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state:
         (1) the redemption date; (2) the number of shares of Series N Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of the Series N Preferred Stock so called for redemption shall cease to accrue, and notwithstanding the fact that any certificates for such shares shall not have been surrendered for payment of the redemption price, said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation or any duly authorized committee thereof shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. If less than all the outstanding shares of Series N Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series N Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable.

                  In no event shall the Corporation redeem less than all the outstanding shares of Series N Preferred Stock pursuant to the first paragraph of this Section 4 or purchase or otherwise acquire any shares of Series N Preferred Stock unless full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Series N Preferred Stock for all past Dividend Periods; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series N Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series N Preferred Stock.

                  5. Shares to be Retired. All shares of Series N Preferred Stock redeemed or purchased by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of Series N Preferred Stock.

                  6. Conversion or Exchange. The holders of shares of Series N Preferred Stock shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

                  7. Voting. The shares of Series N Preferred Stock shall not have any voting powers either general or special, except that:

                           If at the time of any annual meeting of the
                  Corporation's stockholders for the election of directors there is a default in preference dividends on the Preferred Stock, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Preferred Stock of all series (whether or not the holders of such series of Preferred Stock would be entitled to vote for the election of directors if such default in preference dividends did not exist), shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of common stock, par value $1.00 per share, of the Corporation, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Preferred Stock. Each director elected by the holders of shares of Preferred Stock (a "Preferred Director") shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at a meeting of the Corporation's stockholders, or of the holders of shares of Preferred Stock, called for the purpose. So long as a default in any preference dividends on the Preferred Stock shall exist, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes hereof, a "default in preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued dividends upon any series of the Preferred Stock shall be equivalent to six full quarter-yearly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding dividend period; and

                           Without the consent of the holders of shares entitled
                  to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock then outstanding, voting as a class without regard to series, the holders of shares of this series being entitled to cast one vote per share thereon, the Corporation may not: (a) create any class or series of stock which shall have preference as to dividends or distribution of assets over any outstanding series of the Preferred Stock other than a series which shall not have any right to object to such creation or
                  (b) alter or change the provisions of the Corporation's Certificate of Incorporation, as amended, so as to adversely affect the voting power, preferences or special rights of the holders of Preferred Stock; provided, however, that if such creation or such alteration or change would adversely affect the voting power, preferences or special rights of one or more, but not all, series of Preferred Stock at the time outstanding, consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of all of the shares of all such series so affected, voting as a class, shall be required in lieu of the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock at the time outstanding.

                  8. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series N Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets shall be made to the holders of Common Stock or of any other shares of stock of the Corporation ranking as to such a distribution junior to the Series N Preferred Stock, an amount equal to $25 per share plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for payment of such distribution (whether or not such dividends have been declared). If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series N Preferred Stock and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the Series N Preferred Stock are not paid in full, the holders of the Series N Preferred Stock and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the Series N Preferred Stock of the full preferential amounts provided for in this Section 8, the holders of the Series N Preferred Stock shall be entitled to no further participation in any distribution of assets by the Corporation. The consolidation or merger of the Corporation with or into any other corporation, or the sale of substantially all the assets of the Corporation in consideration for the issuance of equity securities of another corporation, shall not be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this
         Section 8, but only if such consolidation, merger or sale of assets shall not in any way impair the voting power, preferences or special rights of the Series N Preferred Stock.

                  9. Limitation on Dividends on Junior Ranking Stock. So long as any Series N Preferred Stock shall be outstanding, the Corporation shall not declare any dividends on the Common Stock or any other stock of the Corporation ranking as to dividends or distributions of assets junior to the Series N Preferred Stock (the Common Stock and any such other stock being herein referred to as "Junior Stock"), or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any shares of Junior Stock, or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Corporation, other than Junior Stock (such dividends, payments, setting apart and distributions being herein called "Junior Stock Payments"), unless all of the conditions set forth in the following subsections A and B shall exist at the date of such declaration in the case of any such dividend, or the date of such setting apart in the case of any such fund, or the date of such payment or distribution in the case of any other Junior Stock Payment:

                           A. Full cumulative dividends shall have been paid or
                  declared and set apart for payment upon all outstanding shares of Preferred Stock other than Junior Stock.

                           B. The Corporation shall not be in default or in
                  arrears with respect to any sinking or other analogous fund or any call for tenders obligation or other agreement for the purchase, redemption or other retirement of any shares of Preferred Stock other than Junior Stock."

                                                                      Appendix G

                           CERTIFICATE OF DESIGNATIONS
                                       OF
               FIXED/ADJUSTABLE RATE NONCUMULATIVE PREFERRED STOCK
                                       OF
                             J.P. MORGAN CHASE & CO.

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                  J.P. MORGAN CHASE & CO., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolutions were duly adopted by the Board of Directors of the Corporation on January 20, 1998 and by the Stock Committee of the Board of Directors on May 14, 1998, respectively, pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation which authorize the issuance of up to 200,000,000 shares of preferred stock of $1 par value per share (the "Preferred Stock"), and pursuant to authority conferred upon the Stock Committee of the Board of Directors by
Section 141(c) of the General Corporation Law of the State of Delaware, by the By-Laws of the Corporation and by the resolutions of the Board of Directors adopted at a meeting duly convened and held on January 20, 1998:

1. The Board of Directors on January 20, 1998 adopted, among other resolutions, the following resolutions authorizing a Stock Committee of the Board of Directors to act on behalf of the Board of Directors in connection with the issuance of the Preferred Stock and fixing the voting rights of the Preferred
Stock:

                  "RESOLVED that the Stock Committee may, from time to time during the Stock Committee Term, authorize the issuance and sale of securities which shall consist of any or all of the following: (i) one or more series of the Corporation's preferred stock, $1 par value per share (the "Preferred Stock"); (ii) depositary shares each representing a fraction of a share of Preferred Stock or other security ("Depositary Shares"); (iii) warrants to purchase any shares of Preferred Stock or Depositary Shares; (iv) warrants to purchase shares of Common Stock; (v) any shares of Preferred Stock or Common Stock or other securities into which or for which any of the foregoing may be exchangeable, convertible, or issuable upon exercise, and (vi) any securities (or units or combinations of securities) (including, without limitation, any securities of an SPV (as defined below)) that the Corporation deems functionally equivalent to Preferred Stock by reason of such securities (or units or combinations of securities) counting as "Tier 1 capital" of the Corporation according to the bank regulatory agencies (all of the foregoing hereinafter collectively referred to as the "Preferred Shares" unless the context shall otherwise require; and the Preferred Shares and Common Stock hereinafter collectively referred to as "Securities", unless the context shall otherwise require), for cash or other property, as shall be determined by the Stock Committee, subject to the limitations hereinafter set forth, and any such Preferred Shares may be sold through agents, through underwriters, through dealers and directly to purchasers, in one or more offerings registered under the Securities Act of 1933 (the "Act") or in transactions not required to be registered under the Act, all as shall be determined by the Stock Committee; and the Stock Committee shall have full authority to take any and all actions necessary to effect the intent of this resolution; and all Preferred Shares so issued will be deemed duly authorized, validly issued, fully paid and nonassessable;

                  RESOLVED that, without limiting the generality of the preceding resolution, the Stock Committee is hereby expressly authorized during the Stock Committee Term:

                           (i) to determine whether the Preferred Shares will be
                  issued in one or more series and the number of shares of any such series;

                           (ii) to fix the dividend rate or rates of any such
                  shares and/or the methods of determining dividends and the dates on which dividends shall be payable;

                           (iii) to determine whether dividends of any series of
                  Preferred Shares shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

                           (iv) to determine the conversion or exchange
                  provisions, if any, of the shares of any series of the Preferred Shares, including without limitation, the class and series of capital stock or other securities of the Corporation into which such shares shall be convertible or exchangeable;

                           (v) to determine whether the Corporation shall elect
                  to offer (a) warrants for such Preferred Shares ("Warrants") or (b) Depositary Shares evidenced by depositary receipts, each representing a fraction (to be determined by the Stock Committee) of a share of a particular series of the Preferred Stock or other securities, which shares of Preferred Stock or other securities will be issued and deposited with a depositary, in each case, in lieu of offering full shares of such series of the Preferred Stock or other securities;

                           (vi) to fix the liquidation preference of the shares
                  of any series of the Preferred Shares, subject to the limitation that the aggregate liquidation preference over Common Stock of all the Preferred Shares issued during the Stock Committee Term shall not exceed $1.0 billion (the "Preferred Stock Maximum Amount");

                           (vii) to determine whether any warrants for Preferred
                  Stock, Depositary Shares or Common Stock shall be issued, whether alone or in connection with any other Preferred Shares, and the terms and conditions of any such warrants;

                           (viii) to determine whether the shares of any series
                  of the Preferred Shares shall be subject to redemption, optional or mandatory or pursuant to a sinking fund, and, if such series shall be subject to redemption, the redemption provisions of such series; and

                           (ix) to fix or determine any additional dividend,
                  liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions thereof;

                  RESOLVED that, if required, for any series of Preferred Stock, a certificate shall be prepared and filed on behalf of the Corporation with the Secretary of State of the State of Delaware pursuant to Section 151 of the General Corporation Law of the State of Delaware (a "Certificate of Designation"); that each such Certificate of Designation be in such form as is approved by action of the Board of Directors or the Stock Committee; and that the proper officers of the Corporation be and hereby are authorized to execute and file each such Certificate of Designation pursuant to the General Corporation Law of the State of Delaware;

                  RESOLVED that the Certificate of Designation for each series of the Preferred Stock shall provide that the shares of such series shall not have any voting powers either general or special, except that

                           (i) if at the time of any annual meeting of the
                  Corporation's stockholders for the election of directors there is a default in preference dividends on the Preferred Stock, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Preferred Stock of all series (whether or not the holders of such series of Preferred Stock would be entitled to vote for the election of directors if such default in preference dividends did not exist), shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of common stock, par value $1 per share, of the Corporation, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Preferred Stock. Each director elected by the holders of shares of Preferred Stock (a "Preferred Director") shall continue to serve as such director for the full term for which he or she shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at a meeting of the Corporation's stockholders, or of the holders of shares of Preferred Stock, called for the purpose. So long as a default in any preference dividends on the Preferred Stock shall exist, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes hereof, a "default in preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued dividends upon any series of the Preferred Stock shall be equivalent to six full quarter-yearly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding dividend period.

                           (ii) Without the consent of the holders of shares
                  entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock then outstanding, voting as a class without regard to series, the holders of shares of this series being entitled to cast one vote per share thereon, the Corporation may not: (a) create any class or series of stock which shall have preference as to dividends or distribution of assets over any outstanding series of the Preferred Stock other than a series which shall not have any right to object to such creation or (b) alter or change the provisions of the Corporation's Certificate of Incorporation so as to adversely affect the voting power, preferences or special rights of the holders of Preferred Stock; provided, however, that if such creation or such alteration or change would adversely affect the voting power, preferences or special rights of one or more, but not all, series of Preferred Stock at the time outstanding, consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of all of the shares of all such series so affected, voting as a class, shall be required in lieu of the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock at the time outstanding.

                  6. The Stock Committee of the Board of Directors on May 14, 1998, pursuant to the authority conferred upon the Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by Section 3.03 of the By-Laws of the Corporation and by the resolutions of the Board of Directors set forth above, adopted the following resolution:

                  "RESOLVED that, pursuant to resolutions of the Board of Directors of J.P. Morgan Chase & Co. (the "Corporation") adopted on January 20, 1998, the issue of 4,000,000 shares of Fixed/Adjustable Rate Noncumulative Preferred Stock, $50 stated value per share ($1 par value), of the Corporation ranking on a parity with the series of Preferred Stock of the Corporation designated as the Corporation's: 10.96% Preferred Stock; 7-1/2% Cumulative Preferred Stock; Adjustable Rate Cumulative Preferred Stock, Series L; 10-1/2% Cumulative Preferred Stock; 9.76% Cumulative Preferred Stock; 10.84% Cumulative Preferred Stock; and Adjustable Rate Cumulative Preferred Stock, Series N, is hereby authorized and the designation, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of all 4,000,000 shares of this Series, in addition to those set forth in the Restated Certificate of Incorporation of the Corporation and, with respect to voting rights, in the resolutions of the Board of Directors of the Corporation adopted on January 20, 1998, are hereby fixed as follows:

                  1. Designation. The designation of this Series shall be Fixed/Adjustable Rate Noncumulative Preferred Stock (hereinafter referred to as this "Series"), and the number of shares constituting this Series shall be 4,000,000. Shares of this Series shall have a stated value of $50. The number of authorized shares of this Series may be reduced by further resolution duly adopted by the Board of Directors of the Corporation, the Stock Committee of the Board of Directors or by any other duly authorized committee of the Board of Directors (collectively, the "Board of Directors") and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of this Series shall not be increased.

                  2. Dividends. (a) The holders of shares of this Series shall be entitled to receive cash dividends, when, as and if declared by the Board of Directors, out of funds legally available for that purpose, in the amounts or at the rate set forth below in this Section 2. Dividends on the shares of this Series shall be payable, when, as and if declared by the Board of Directors, on March 31, June 30, September 30 and December 31 of each year (each, a "Dividend Payment Date"), commencing on September 30, 1998. Each such dividend shall be paid to the holders of record of shares of this Series as they appear on the stock register of the Corporation on such record date, not more than 45 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Dividends on the shares of this Series shall not be cumulative and no rights shall accrue to the holders of the shares of this Series if the Corporation fails to declare a dividend on the shares of this Series with respect to any Dividend Period (as hereinafter defined), whether or not dividends are declared with respect to any future Dividend Period.

                  (b) Dividends payable on the shares of this Series for the period from May 21, 1998 through and including September 30, 1998 (the "Initial Dividend Period") shall be $0.9024 per share. For each quarterly dividend period after the Initial Dividend Period (each such quarterly dividend period and the Initial Dividend Period being hereinafter referred to individually as a "Dividend Period") through and including the Dividend Period ending June 30, 2003, dividends payable on the shares of this Series shall be payable at a rate per annum of the stated value thereof equal to 4.96%. For each Dividend Period beginning on or after July 1, 2003, dividends payable on the shares of this Series shall be payable at a rate per annum of the stated value thereof equal to the Applicable Rate (as defined in Section 3) in respect of such Dividend Period, expressed as a percentage to the nearest ten thousandth of a percentage point. The amount of dividends per share for each Dividend Period shall be computed by dividing the Applicable Rate for such Dividend Period by four and applying the resulting rate to the stated value per share of this Series. Each Dividend Period (other than the Initial Dividend Period) shall commence on the January 1, April 1, July 1 and October 1, as the case may be, following the last day of the Initial Dividend Period or the preceding Dividend Period, as the case may be, and shall end on and include the day next preceding the first day of the next such Dividend Period.

                  (c) Dividends payable on this Series for any period greater or less than a full Dividend Period, other than the Initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than one month, the actual number of days elapsed in the period.

                  (d) No full dividends shall be declared or paid or set apart for payment on the Preferred Stock of any series ranking, as to dividends, on a parity with or junior to this

         Series for any period unless full dividends on the shares of this Series for the Dividend Period commencing on the day following the immediately preceding Dividend Payment Date have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment. When dividends are not paid in full, as aforesaid, upon the shares of this Series and any other series of Preferred Stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other series of Preferred Stock ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share (which in the case of this Series shall include accrued and unpaid dividends for the Dividend Period commencing on the day following the immediately preceding Dividend Payment Date but shall not include accumulation of any dividends for prior Dividend Periods, unless previously declared) on the shares of this Series and such other Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

                  (e) So long as any shares of this Series are outstanding, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to this Series as to dividends and upon liquidation and other than as provided in paragraph (d) of this Section 2) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to or on a parity with this Series as to dividends or upon liquidation, nor shall any Common Stock or any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation), unless, in each case, full dividends on all outstanding shares of this Series shall have been paid or declared and set aside for payment in respect of the Dividend Period commencing on the day following the immediately preceding Dividend Payment Date.

                  3. Definition of Applicable Rate, etc. (a) Except as provided below in this paragraph, the "Applicable Rate" for any Dividend Period beginning on or after July 1, 2003 shall be equal to the Effective Rate (as hereinafter defined) less 0.20%. The "Effective Rate" for any Dividend Period beginning on or after July 1, 2003 shall be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as hereinafter defined) for such Dividend Period. In the event that the Corporation determines in good faith that for any reason:

                           (i) any one of the Treasury Bill Rate, the Ten Year
                  Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any Dividend Period beginning on or after July 1, 2003, then the Effective Rate for such Dividend Period shall be equal to the higher of whichever two of such rates can be so determined;

                           (ii) only one of the Treasury Bill Rate, the Ten Year
                  Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Dividend Period beginning on or after July 1, 2003, then the Effective Rate for such Dividend Period shall be equal to whichever such rate can be so determined; or

                           (iii) none of the Treasury Bill Rate, the Ten Year
                  Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Dividend Period beginning on or after July 1, 2003, then the Effective Rate for the preceding Dividend Period shall be continued for such Dividend Period.

                  Anything herein to the contrary notwithstanding, the Applicable Rate for any Dividend Period shall in no event be less than 5.46% per annum or greater than 11.46% per annum (without taking into account adjustments described in paragraph 3(h) below).

                  (b) Except as described below in this paragraph, the "Treasury Bill Rate" for each applicable Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as hereinafter defined)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as hereinafter defined) during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any applicable Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

                  (c) Except as described below in this paragraph, the "Ten Year Constant Maturity Rate" for each applicable Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as hereinafter defined) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as hereinafter defined)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any applicable Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

                  (d) Except as described below in this paragraph, the "Thirty Year Constant Maturity Rate" for each applicable Dividend Period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as hereinafter defined) (or the one weekly per annum Thirty Year Average yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Thirty Year Constant Maturity for any applicable Dividend Period as provided above in this paragraph, the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

                  (e) The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percent.

                  (f) The Applicable Rate with respect to each Dividend Period beginning on or after July 1, 2003 shall be calculated as promptly as practicable by the Corporation according to the appropriate method described above. The Corporation shall cause notice of each Applicable Rate to be sent to the holders of this Series.

                  (g) For purposes of this Section,

                           (i) "Calendar Period" means a period of fourteen
                  calendar days;

                           (ii) "Federal Reserve Board" means the Board of
                  Governors of the Federal Reserve System;

                           (iii) "Special Securities" means securities which
                  can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount;

                           (iv) "Ten Year Average Yield" means the average yield
                  to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and

                           (v) "Thirty Year Average Yield" means the average
                  yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

                  (h) If, prior to November 21, 1999, one or more amendments to the Internal Revenue Code of 1986, as amended (the "Code"), are enacted that reduce the percentage of the dividends-received deduction (currently 70%) as specified in section 243(a)(1) of the Code or any successor provision (the "Dividends-Received Percentage"), the amount of each dividend payable (if declared) per share of this Series for dividend payments made on or after the effective date of such change in the Code shall be adjusted by multiplying the amount of the dividend payable described above (before adjustment) by the following fraction (the "DRD Formula"), and rounding the result to the nearest cent (with one-half cent rounded up):

                                 1- [.35(1-.70)]
                                 ---------------
                                 1- [.35(1-DRP)]

For the purposes of the DRD Formula, "DRP" means the Dividends-Received Percentage (expressed as a decimal) applicable to the dividend in question; provided, however, that if the Dividends-Received Percentage applicable to the dividend in question shall be less than 50%, then the DRP shall equal 0.50. Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Corporation receives either an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation or a private letter ruling or similar form of authorization from the Internal Revenue Service ("IRS") to the effect that such amendment does not apply to a dividend payable on this Series, then such amendment shall not result in the adjustment provided for pursuant to the DRD Formula with respect to such dividend. Such opinion shall be based upon the legislation amending or establishing the DRP or upon a published pronouncement of the IRS addressing such legislation.

                  If any such amendment to the Code is enacted after the dividend payable on a Dividend Payment Date has been declared, the amount of the dividend payable on such Dividend Payment Date shall not be increased; instead, additional dividends (the "Post Declaration Date Dividends") equal to the excess, if any, of (x) the product of the dividend paid by the Corporation on such Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the Dividends-Received Percentage and 0.50) applicable to the dividend in question over (y) the dividend paid by the Corporation on such Dividend Payment Date, shall be payable (if declared) to holders of shares of this Series on the record date applicable to the next succeeding Dividend Payment Date or, if the shares of this Series are called for redemption prior to such record date, to holders of shares of this Series on the applicable redemption date, as the case may be, in addition to any other amounts payable on such date. Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Corporation receives either an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation or a private letter ruling or similar form of authorization from the IRS to the effect that such amendment does not apply to a dividend so payable on this Series, then such amendment shall not result in the payment of Post Declaration Date Dividends. The opinion referenced in the previous sentence shall be based upon the legislation amending or establishing the DRP or upon a published pronouncement of the IRS addressing such legislation.

                  If any such amendment to the Code is enacted and the reduction in the Dividends-Received Percentage retroactively applies to a Dividend Payment Date as to which the Corporation previously paid dividends on this Series (each, an "Affected Dividend Payment Date"), the Corporation shall pay (if declared) additional dividends (the "Retroactive Dividends") to holders of shares of this Series on the record date applicable to the next succeeding Dividend Payment Date (or, if such amendment is enacted after the dividend payable on such Dividend Payment Date has been declared, to holders of shares of this Series on the record date following the date of enactment) or, if the shares of this Series are called for redemption prior to such record date, to holders of shares of this Series on the applicable redemption date, as the case may be, in an amount equal to the excess of (x) the product of the dividend paid by the Corporation on each Affected Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the Dividends-Received Percentage and 0.50) applied to each Affected Dividend Payment Date over (y) the sum of the dividends paid by the Corporation on each Affected Dividend Payment Date. The Corporation shall only make one payment of Retroactive Dividends for any such amendment. Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Corporation receives either an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation or a private letter ruling or similar form of authorization from the IRS to the effect that such amendment does not apply to a dividend so payable on this Series, then such amendment shall not result in the payment of Retroactive Dividends. The opinion referenced in the previous sentence shall be based upon the legislation amending or establishing the DRP or upon a published pronouncement of the IRS addressing such legislation.

                  Notwithstanding the foregoing, no adjustment in the dividends payable by the Corporation shall be made, and no Post Declaration Date Dividends or Retroactive Dividends shall be payable by the Corporation, in respect of the enactment of any amendment to the Code at any time on or after November 21, 1999 that reduces the Dividends-Received Percentage.

                  In the event that the amount of dividends payable per share of the shares of this Series is adjusted pursuant to the DRD Formula and/or Post Declaration Date Dividends or Retroactive Dividends are to be paid, the Corporation shall give notice of each such adjustment and, if applicable, any Post Declaration Date Dividends and Retroactive Dividends to the holders of shares of this Series.

                  3. Redemption. (a) Except as provided in paragraph (b) below, the shares of this Series are not redeemable prior to June 30, 2003. The Corporation, at its option, may redeem shares of this Series, as a whole or in part, at any time or from time to time, on or after June 30, 2003 at a redemption price of $50 per share plus accrued and unpaid dividends thereon (whether or not declared and including any increase in dividends pursuant to paragraph 3(h) above) from the immediately preceding Dividend Payment Date to the date fixed for redemption (but without any accumulation for unpaid dividends for prior Dividend Periods on the shares of this Series).

                  (b) If the Dividends-Received Percentage is equal to or less than 50% and, as a result, the amount of dividends payable on this Series on any Dividend Payment Date shall be or is adjusted upwards as described in paragraph 3(h) above, the Company, at its option, may redeem all, but not less than all, of the outstanding shares of this Series, provided that within sixty days of the date on which an amendment to the Code is enacted which reduces the Dividends-Received Percentage to 50% or less, the Company sends notice to holders of shares of this Series of such redemption in accordance with paragraph
         (d) below. Any redemption of this Series in accordance with this paragraph shall be on notice as aforesaid at a redemption price equal to $51 per share, plus accrued and unpaid dividends (whether or not declared and including any increase in dividends pursuant to paragraph 3(h) above) from the immediately preceding Dividend Payment Date to the date fixed for redemption (but without any accumulation for unpaid dividends for prior Dividend Periods on the shares of this Series).

                  (c) In the event that fewer than all the outstanding shares of this Series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable, provided that such method satisfies any applicable requirements of any securities exchange on which this Series is listed.

                  (d) In the event the Corporation shall redeem shares of this Series, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 or more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;
         (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed shall cease to accrue on the redemption date.

                  (e) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of this Series so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                  (f) Any shares of this Series which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

                  (g) Notwithstanding the foregoing provisions of this Section 4, if full dividends on all outstanding shares of this Series are in arrears, no shares of this Series shall be redeemed unless all outstanding shares of this Series are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of this Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of this Series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of this Series.

                  5. Conversion. The holders of shares of this Series shall not have any rights to convert such shares into shares of any other class or series of capital stock of the Corporation.

                  6. Liquidation Rights. (a) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the shares of this Series shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to this Series upon liquidation, the amount of $50 per share, plus accrued and unpaid dividends (whether or not declared and including any increase in dividends pursuant to paragraph 3(h) above) from the immediately preceding Dividend Payment Date or the date of original issuance of this Series, as the case may be, to the date of the liquidating distribution (but without any accumulation of unpaid dividends for prior Dividend Periods).

                  (b) After the payment to the holders of the shares of this Series of the full preferential amounts provided for in this Section 6, the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

                  (c) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the amounts payable with respect to the shares of this Series and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the shares of this Series are not paid in full, the holders of the shares of this Series and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective distributions to which they are entitled.

                  (d) Neither the sale of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 6.

                  7. Ranking. For purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

                  (a) prior to the shares of this Series, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of this Series;

                  (b) on a parity with shares of this Series, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series (and whether or not such dividends shall accumulate), if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

                  (c) junior to shares of this Series, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

                  8. Voting Rights. The shares of this Series shall have the voting rights set forth in the resolutions of the Board of Directors of the Corporation adopted on January 20, 1998."